As filed with the Securities and Exchange Commission on May 8 , 2018

Registration No. 333-206861

Registration No. 333-193666

Registration No. 333-190681

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

hopTo Inc.

(Exact name of registrant as specified in its charter)

Delaware	6770	13-3899021
(State of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

6 Loudon Road, Suite 200

Concord, New Hampshire 03301

(800) 472-7466

(Address and telephone number of registrant’s principal executive offices)

Jean-Louis Casabonne

Chief Financial Officer and Interim Chief Executive Officer

hopTo Inc.

6 Loudon Road, Suite 200

Concord, New Hampshire 03301

(800) 472-7466

(Name, Address and Telephone Number of Agent for Service)

Copy to:

Ben D. Orlanski, Esq.

Katherine J. Blair, Esq.

Manatt, Phelps & Phillips, LLP

11355 West Olympic Boulevard

Los Angeles, CA 90064

(310) 312-4000

(310) 312-4224 Facsimile

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

[ ] Large accelerated filer	[ ] Accelerated filer	[ ] Non-accelerated filer	[X] Smaller reporting company
[ ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. [  ]

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus filed as part of this Registration Statement also relates to the Registrant’s previously filed Registration Statement on Form S-1 (File No. 333-206861), originally filed on September 10, 2015, previously filed Registration Statement on Form S-1 (File No. 333-193666), originally filed on January 30, 2014, and previously filed Registration Statement on Form S-1 (File No. 333-190681), originally filed on August 16, 2013. This Registration Statement constitutes a Post-Effective Amendment No. 4 to Form S-1 (File No. 333-190681), Post-Effective Amendment No. 3 to Form S-1 (File No. 333-193666) and Post-Effective Amendment No. 2 to Form S-1 (File No. 333-206861), all of which shall become effective concurrently with the effectiveness of this Registration Statement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 on Form S-1 (File No. 333-206861) (this “Post-Effective Amendment”) is being filed to update certain information in the prospectus, including as a result of the registrant filing its Annual Report on Form 10-K for the year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2018.

Pursuant to Rule 429 under the Securities Act of 1933, as amended (the “Securities Act”), the prospectus contained in this Post-Effective Amendment will be used as a combined prospectus in connection with the following registration statements:

(i)	Registration Statement on Form S-1 (File No. 333-190681), originally filed on August 16, 2013 and declared effective on September 25, 2013, and last declared effective via post-effective amendment No. 3 on May 8, 2017 (as amended, the “2013 Registration Statement”),

(ii)	Registration Statement on Form S-1 (File No. 333-193666), originally filed on January 30, 2014 and declared effective on June 3, 2014, and last declared effective via post-effective amendment No. 2 on May 8, 2017 (as amended, the “2014 Registration Statement”), and

(iii)	Registration Statement on Form S-1 (File No. 333-206861), originally filed on September 10, 2015 and declared effective on September 22, 2015, and last declared effective via post-effective amendment No. 1 on May 8, 2017 (as amended, the “2015 Registration Statement”).

This Post-Effective Amendment now covers the sale of 4,182,312 shares of the Company’s common stock, 538,887 of which are issuable from time to time upon the exercise of the warrants. The registration fees for the securities included in this Post-Effective Amendment were paid in connection with the original registration of such shares pursuant to the 2013 Registration Statement, the 2014 Registration Statement and the 2015 Registration Statement, as applicable, and therefore no additional registration fee is being paid in connection herewith. No additional securities are being registered under this filing.

The information contained in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED May 8 , 2018

PROSPECTUS

HOPTO INC.

4,182,312 Shares of Common Stock

This prospectus relates to the sale or other disposition from time to time of up to an aggregate of 4,182,312 shares of our common stock by the persons described in this prospectus, whom we call the “selling stockholders,” identified in the section entitled “Selling Stockholders” in this prospectus, or their transferees. We are registering these shares as required by the terms of the registration rights agreements between the selling stockholders and us. Such registration does not mean that the selling stockholders will actually offer or sell any of these shares. We will not receive any proceeds from the sale or other disposition of the shares of common stock offered by the selling stockholders. We will, however, receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash for working capital and general corporate purposes.

The selling stockholders or their transferees may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. For additional information, you should refer to the section entitled “Plan of Distribution” of this prospectus. We are contractually obligated to pay all expenses of registration incurred in connection with this offering, except any underwriting discounts and commissions incurred by the selling stockholders.

Our common stock is currently quoted on the OTC Bulletin Board under the symbol “HPTO.” The closing sales price of our common stock on May 7 , 2018 was $0.30 per share.

This investment involves risks. You should refer to the discussion of risk factors, beginning on page 8 of this prospectus, and in Part I, Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2017, attached hereto as Appendix A.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated              , 2018

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ABOUT THIS PROSPECTUS

As permitted under the rules of the Securities and Exchange Commission, or the SEC, this prospectus includes important business information about hopTo Inc. that is also contained in documents that we file with the SEC. You may obtain copies of these documents, without charge, from the website maintained by the SEC at www.sec.gov, as well as other sources. See “Where You Can Find More Information” in this prospectus.

Before you invest in our securities, you should read carefully the registration statement (including the exhibits thereto) of which this prospectus forms a part, this prospectus, any prospectus supplement, or any accompanying prospectus supplement, and our Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2017, filed with the SEC on April 17, 2018, attached as Appendix A to this prospectus and forming a part hereof. You should rely only on the information contained in this prospectus and in our Form 10-K. We have not authorized anyone to provide you with additional or different information from that contained in this prospectus or our Form 10-K. You should assume that the information contained in this prospectus and in our Form 10-K is accurate only as of any date on the front cover of this prospectus or the date of our Form 10-K, as applicable, regardless of the time of delivery of this prospectus or any exercise of the subscription rights. Our business, financial condition, results of operations and prospects may have changed since those dates.

Unless otherwise indicated or unless the context requires otherwise, all references in this prospectus to the “Company,” “the registrant,” “we,” “us,” and “our” mean hopTo Inc., a Delaware corporation, together with our consolidated subsidiaries, including GraphOn Corporation, a Delaware corporation, unless the context otherwise requires.

hopTo® and GO-Global®, among others, are registered trademarks of hopTo Inc., or its subsidiaries.

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FORWARD-LOOKING INFORMATION

This prospectus includes, in addition to historical information, “forward-looking statements.” All statements other than statements of historical fact we make in this prospectus are forward-looking statements. In particular, the statements regarding industry prospects and our future results of operations or financial position are forward-looking statements. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ significantly from those described in the forward looking statements. Factors that may cause such a difference include, but are not limited to, those discussed in Item 1A. “Risk Factors,” as well as those discussed elsewhere in this prospectus. Statements included in this prospectus are based upon information known to us as of the date that this prospectus is filed with the Securities and Exchange Commission (the “SEC”), and we assume no obligation to update or alter our forward-looking statements made in this prospectus, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

For further discussion of these and other factors see “Risk Factors” in this prospectus and the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in our Form 10-K (Part II, Item 7 and Part I, Item 1A, respectively) attached hereto as Appendix A. This prospectus and all other written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained in or referred to in this section.

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PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus, and in our Annual Report on Form 10-K (“Form 10-K”) for the year ended December 31, 2017, which is attached as Appendix A to this prospectus and forms a part hereof. This summary does not contain all of the information that should be considered before investing in our securities. Investors should read the entire prospectus carefully, including the more detailed information regarding our business, the risks of purchasing our securities discussed in this prospectus and in the Form 10-K. See “Risk Factors” beginning on page 8 of this prospectus and in Part I, Item 1A of our Form 10-K attached hereto as Appendix A.

OVERVIEW

Introduction

We are developers of application publishing software which includes application virtualization software and cloud computing software for multiple computer operating systems including Windows, UNIX and several Linux-based variants. Our application publishing software solutions are sold under the brand name GO-Global, which is our sole revenue source. GO-Global is an application access solution for use and/or resale by independent software vendors (“ISVs”), corporate enterprises, governmental and educational institutions, and others who wish to take advantage of cross-platform remote access and Web-enabled access to their existing software applications, as well as those who are deploying secure, private cloud environments.

Since 2012 we have also been developing several products in the field of software productivity for mobile devices such as tablets and smartphones, which have been marketed under the hopTo brand. However, as of Q4 2016, we have effectively ceased all of our sales, marketing and R&D efforts for the hopTo products, and at this time we do not expect any meaningful revenues from these products in the foreseeable future.

Except for the sale of 7 patents sold to Salesforce.com during the fourth quarter of 2017, we own all hopTo-related IP including source-code, related patents, and the relevant trademarks. We continue to believe that we may be able to extract value from these assets and are currently working to do so at this time. For detailed information on the hopTo products and technologies, please refer to our Annual Report on form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 30, 2016 as well as our other SEC filings which are available at www.sec.gov. Such filings are being noted for historical information only; unless expressly noted, they are not incorporated herein by reference.

The hopTo products were originally marketed to consumers and were later also marketed to small and medium sized businesses and enterprise level customers under the name hopTo Work. hopTo Work allows customers to instantly transform their legacy applications to become touch friendly on modern mobile devices. During 2015 and 2016 we also worked to integrate hopTo Work with certain software products offered by Citrix Systems.

Over the years, we have also made significant investments in intellectual property (“IP”). We have filed many patents designed to protect the new technologies embedded in hopTo, although we are not currently pursuing additional patents.

Recent Developments

Rights Agreement

As previously disclosed, on February 16, 2018, we entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”). Details of the plan, including a copy of the Rights Agreement, can be found in the Form 8-A that the Company filed with the SEC on February 16, 2018.

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In connection with the adoption of the Rights Agreement and pursuant to its terms, the Company’s Board of Directors (the “Board”) authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of the common stock, $0.0001 par value per share (the “Common Stock”), of the Company to stockholders of record at the close of business on February 26, 2018 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Series A Junior Participating Preferred Stock, $0.01 par value per share (the “Preferred Stock”), of the Company at an exercise price of $1.00 per one one-thousandth of a Preferred Share, subject to adjustment (the “Exercise Price”). The complete terms of the Rights are set forth in the Rights Agreement (the “Rights Agreement”).

Generally, the Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires ten percent (10%) or more of the Common Shares without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender or exchange offer or other business combination approved by the Board. Nor does the Rights Agreement prevent the Board from considering any offer that it considers to be in the best interest of its stockholders. The Rights expire at or prior to the earlier of (i) February 16, 2021 or (ii) the redemption or exchange of the Rights as provided for in the Rights Agreement.

Proposed Liquidated Damages Settlement

On March 27, 2018, the Company entered a non-binding term sheet for the settlement of certain potential liquidated damages resulting from delays in filing registration statements for shares of our common stock and shares of our common stock underlying warrants for certain private placements that the Company closed in 2013 and 2015. We refer to this as the Proposed Settlement. The Proposed Settlement involves no cash payments or cash commitments by the Company but is expected to include the issuance of new, five year, penny exercise, common stock warrants in exchange for existing warrants currently held by the affected shareholders. The Proposed Settlement, if it becomes final, will not result in an increase in the total number of warrants held by these shareholders or the total number of warrants outstanding. Although subject to completion of final definitive documentation and there is no guarantee of any agreement being reached, the Company believes that this transaction will be completed in the next 45 days.

Corporate Background

hopTo Inc., or the Company, is a Delaware corporation, founded in May 1996. Our headquarters are located at 6 Loudon Road, Suite 200, Concord, NH 03301, our toll-free phone number is 1-800-472-7466, and our phone number for local and international calls is 408-688-2674. We also have remote employees located in various states, as well as internationally in the United Kingdom and Israel. Our corporate Internet Website is http://www.hopTo.com. The information on our Website is not part of this prospectus.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such reports filed with or furnished to the SEC under sections 13(a) or 15(d) of the Securities Exchange Act of 1934 are made available free of charge on our corporate Internet Website investor webpage at www.hopto.com/investors (click the “Financial Reporting” link and then the “SEC Filings” link) as soon as reasonably practicable after such reports are electronically filed with or furnished to the SEC.

Our Intellectual Property

We believe that IP is a business tool that potentially maximizes our competitive advantages and product differentiation, grows revenue opportunities, encourages collaboration with key business partners, and protects our long-term growth opportunities. Strategic IP development is therefore a critical component of our overall business strategy. It is a business function that consistently interacts with our research and development, product development, and marketing initiatives to generate further value from those operations.

We rely primarily on trade secret protection, copyright law, confidentiality, and proprietary information agreements to protect our proprietary technology and registered trademarks. Despite our precautions, it may be possible for unauthorized third parties to copy portions of our products, or to obtain information we regard as proprietary. The loss of any material trade secret, trademark, trade name or copyright could have a material adverse effect on our results of operations and financial condition. We intend to defend our proprietary technology rights; however, we cannot give any assurance that our efforts to protect our proprietary technology rights will be successful.

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We also currently hold rights to patents but are not currently pursuing additional patent applications.

We do not believe our products infringe on the rights of any third parties, but we can give no assurance that third parties will not assert infringement claims against us in the future, or that any such assertion will not result in costly litigation or require us to obtain a license to proprietary technology rights of such parties.

ipCapital Group, Inc.

On October 11, 2011, we engaged ipCapital Group, Inc. (“ipCapital”), an affiliate of John Cronin, who is one of our directors, to assist us in the execution of our strategic decision to significantly strengthen, grow and commercially exploit our intellectual property assets. Our engagement agreement with ipCapital, which has been amended three times, affords us the right to request ipCapital to perform a number of diverse services, employing its proprietary processes and methodologies, to facilitate our ability to identify and extract from our current intellectual property base new inventions, potential patent applications, and marketing and licensing opportunities. See the Exhibits referred to in Item 15 in Form 10-K attached hereto as Appendix A for further details on the ipCapital engagement agreement and amendments thereto.

As a result of ipCapital’s work under the engagement agreement, as amended, as of March 31, 2018, 173 new patent applications have been filed. Of these 173 applications, 53 patents have been granted by the United States Patent and Trademark Office (“USPTO”). Due to financial constraints on our operations, we have suspended patent prosecution activity other than to pay issuance and maintenance fees for patents already approved by the USPTO. We do not expect to file more applications in 2018.

ipCapital Licensing Company I, LLC

In February 2013, we entered into an IP Brokerage agreement with ipCapital Licensing Company I, LLC (“ipCLC”) (the “IP Brokerage Agreement”). At the time that we entered into this agreement, John Cronin was a partner at ipCLC. He is no longer affiliated with ipCLC. Pursuant to the IP Brokerage Agreement, we engaged ipCLC, on a no-retainer basis, to identify and present us with candidates who may be seeking to acquire a certain limited group of our patents unrelated to our current business strategy. In June 2016, we determined that the IP Brokerage Agreement is no longer in effect since ipCLC no longer exists as an entity.

The GO-Global Software Products

Our GO-Global product offerings can be categorized into product families as follows:

●	GO-Global for Windows: Allows access to Windows-based applications from remote locations and a variety of connections, including the Internet connections. The Windows applications run on a central computer server along with GO-Global Windows Host software. This allows the applications to be accessed remotely via GO-Global Client software, or a Web browser, over many types of data connections, regardless of the bandwidth or operating system. Web-enabling is achieved without modifying the underlying application’s code or requiring costly add-ons.

●	GO-Global for UNIX: Allows access to UNIX and Linux-based applications from remote locations and a variety of connections, including the Internet connections. The UNIX/Linux applications run on a central computer server along with the GO-Global for UNIX Host software. This allows the applications to be accessed and run remotely via GO-Global Client software or a Web browser without having to modify the application’s code or requiring costly add-ons.

●	GO-Global Client: We offer a range of GO-Global Client software that allows remote application access from a wide variety of local, remote and mobile platforms, including Windows, Linux, UNIX, Apple OS X and iOS, and Google Android. We plan to continue to develop GO-Global Client software for new portable and mobile devices.

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Target Markets

The target market for our GO-Global products includes small to medium-sized companies, departments within large corporations, governmental and educational institutions, independent software vendors (ISVs) and value-added resellers (VARs). Our software enables these targeted organizations to move their existing applications to the public cloud and provide SaaS, or move them to a secure, private cloud environment. By using our software, organizations can give their remote users, partners and customers access to their native applications. Our software is designed to allow these organizations and enterprises to tailor the configuration of the end-user device for a particular purpose, rather than following a “one PC fits all” high-cost ownership model. We believe our opportunities are as follows:

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ISVs. By Web-enabling their applications through use of our products, we believe that our ISV customers can accelerate their time to market without the risks and delays associated with rewriting applications or using other third-party software, thereby opening up additional revenue opportunities and securing greater satisfaction and loyalty from their customers.

Our technology integrates with their existing software applications without sacrificing the full-featured look and feel of such applications, thereby providing ISVs with out-of-the-box Web-enabled applications with their own branding for licensed, volume distribution to their enterprise customers. We further believe that ISVs that effectively address the Web computing needs of customers and the emerging application service provider market will have a competitive advantage in the marketplace.

●	Enterprises Employing a Mix of UNIX, Linux, Macintosh and Windows. Small to medium-sized companies that utilize a mixed computing environment require cross-platform connectivity software, like GO-Global Host and/or GO-Global Gateway, which will allow users to access applications from different client devices. We believe that our server-based software products will significantly reduce the cost and complexity of connecting PCs to various applications.

●	Enterprises with Remote Computer Users and/or Extended Markets. We believe that remote computer users and enterprises with extended markets comprise two of the faster growing market segments in the computing industry. Extended enterprises permit access to their computing resources by their customers, suppliers, distributors and other partners, thereby affording them manufacturing flexibility, increased speed-to-market, and enhanced customer satisfaction. For example, extended enterprises may maintain decreased inventory via just-in-time, vendor-managed inventory and related techniques, or they may license their proprietary software application on a “pay-per-use” model, based on actual time usage by the user. The early adoption of extended enterprise software may be driven in part by an organization’s need to exchange information over a wide variety of computing platforms. We believe that our server-based software products, along with our low-impact communications protocol, which has been designed to enable highly efficient low-bandwidth connections, are well positioned to provide extended enterprises with the necessary means to exchange information over a wide variety of computing platforms.

●	VARs. The VAR channel presents an additional sales force for our products and services. In addition to creating broader awareness of our GO-Global products, VARs also provide integration and support services for our current and potential customers. Our products allow VARs to offer a cost-effective competitive alternative for server-based, or thin-client, computing. In addition, reselling our GO-Global products creates new revenue streams for our VARs.

Strategic Customer Relationships

We believe it is important to maintain our current strategic alliances and to seek suitable new alliances in order to enhance shareholder value, improve our technology and/or enhance our ability to penetrate relevant target markets. We also are focusing on strategic relationships that have immediate revenue generating potential, strengthen our position in the server-based software market, add complementary capabilities and/or raise awareness of our products and us. Our strategic relationships for all GO-Global products include the following:

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●	We are party to a non-exclusive distribution agreement with KitASP, a Japanese application service provider founded by companies within Japan’s electronics and infrastructure industries, including NTT DATA, Mitsubishi Electric, Omron, RICS, Toyo Engineering and Hitachi. Pursuant to this agreement, which was entered into in September 2011, KitASP has licensed our GO-Global product line for inclusion in their software products, primarily their server-bundled application service provider software solution. Either party may terminate the contract upon 60 days’ written notice to the other party.

●	We are party to a non-exclusive channel partner agreement with Elosoft Informatica Ltda, a South American distributor of various technology products, including both hardware and software offerings, and related services. Under the terms of this agreement, Elosoft has licensed both our GO-Global Windows Host and GO-Global for UNIX software for deployment to their distribution network with both sub-distributors and end-users. Our agreement with Elosoft, which was originally entered into in February 2005, automatically renews annually. Either party may terminate the agreement upon 60 days’ written notice to the other party.

●	We are party to a non-exclusive global purchasing agreement with Alcatel-Lucent, a telecommunications, network systems and services company. Pursuant to this relationship, which started in July 1999, Alcatel-Lucent has licensed our GO-Global for UNIX software for inclusion with their software products. Many of Alcatel-Lucent’s customers are using our server-based software to remote access Alcatel-Lucent’s Network Management Systems (“NMS”) applications. Our current agreement with Alcatel-Lucent expired in December 2012. Since December 2012 we have mutually agreed with Alcatel-Lucent to renew this contract each year for additional one-year with terms consistent with those set forth in the expired contract. The current renewal period expires in December 2018 .

●	We are party to a non-exclusive distribution agreement with GE Intelligent Platforms (“GE”), a U.S. based designer, manufacturer, and supplier of products for industrial control and automation. GE has licensed our GO-Global product line for inclusion in their automation and production management software products. Our agreement with GE, which was originally entered into in December 2002, automatically renews annually. Either party may terminate the contract upon 60 days’ written notice to the other party.

●	In August 2011 we entered into an agreement with GAD eG (“GAD”), a Germany based provider of information technology, software development and data processing solutions for retail banks. GAD licensed our GO-Global for Windows software and embedded it in their banking applications. This agreement covered a one-time transaction of theirs with a large German bank. The installation of their software application generated significant product license sales for us in 2011 and 2012. We expect to have maintenance sales in future years; however we do not expect to have future product licensing sales to GAD comparable to the 2012 and 2011 levels.

●	In January 2010, we entered into a non-exclusive reseller and distribution agreement with Information Delivery Systems, LLC (IDS), a U.S. based publisher and hosting solutions provider for churches and educational institutions. IDS has licensed our GO-Global for Windows software and has utilized it as the hosting engine for its cloud-based solutions. Our agreement with IDS automatically renews annually. Either party may terminate the contract upon 60 days’ written notice to the other party.

Sales, Marketing and Support

Sales and marketing efforts for our software products are directed at increasing product awareness and demand among ISVs, small to medium-sized enterprises, departments within larger corporations and VARs who have a vertical orientation or are focused on Windows, UNIX and/or Linux environments. Current marketing activities have been limited due to budget constraints but include Internet marketing, direct response, promotional materials, and maintaining an active Web presence for marketing and sales purposes.

We currently consider the following to be our most significant customers and partners. For the purposes of this table, “Sales” refers to the dollar value of orders received from these customers and partners in the period indicated. These Sales values do not necessarily equal recognized revenue for these periods due to our revenue recognition policies which require deferral of revenue associated with stocking orders of software licenses and prepaid software service fees.

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	2017	2016
Customer	% Sales	% Sales
Centric System	6.9%	5.0%
Elosoft	16.9%	11.0%
IDS	5.5%	3.6%
Uniface	6.5%	6.1%
Total	35.8%	25.7%

Many of our customers enter into, and periodically renew, maintenance contracts to ensure continued product updates and support. Currently, we offer maintenance contracts for one, two, three and five-year periods.

Operations

We perform all purchasing, order processing and shipping of products and accounting functions related to our operations. Although we generally ship products electronically, when a customer requires us to physically ship them a disc, production of the disc, printing of documentation and packaging are also accomplished through in-house means; however, since virtually all of our orders are currently being fulfilled electronically, we do not maintain any prepackaged inventory. Additionally, we have relatively little backlog at any given time; thus, we do not consider backlog a significant indicator of future performance.

Research and Development

Our 2017 research and development efforts focused on further enhancing the functionality, performance and reliability of existing products and developing new features. We invested $1,500,100 and $2,187,900 in research and development with respect to our software products in 2017 and 2016, respectively. During 2017 and 2016, we did not capitalize any additional development investments incurred. During 2017 and 2016, we determined that an impairment of $0 and $15,500, respectively, existed with certain capitalized software development costs associated with our hopTo consumer product and recognized that cost as part of cost of revenue.

Competition

The software markets in which we participate are highly competitive. Competitive factors in our market space include price, product quality, functionality, product differentiation and the breadth and variety of product offerings and product features. We believe that our products offer certain advantages over our competitors, particularly in product performance and market positioning.

GO-Global competes with developers of conventional server-based software for the individual PC, as well as with other companies in the cloud computing software market and the application virtualization software market. We believe our principal competitors in the cloud computing software market include Citrix Systems, Inc., OpenText Communications, Ltd. and Microsoft Corporation. Citrix is an established leading vendor of virtualization software, OpenText is an established market leader for remote access to UNIX applications and Microsoft is an established leading vendor of Windows operating systems and services for servers.

Employees

As of March 31, 2018, we had a full-time equivalent of 14.0 total employees, including 3 in marketing, sales and support, 8.5 in research and development (which is inclusive of employees who may also perform customer service related activities), 2.0 in administration and finance and 0.5 in our patent group. We believe our relationship with our employees is good. None of our employees are covered by a collective bargaining agreement.

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PRIVATE PLACEMENTS

On September 1, 2011, we entered into a securities purchase agreement with a limited number of institutional and retail investors, all of whom were “accredited investors” within the meaning of Rule 501 promulgated under the Securities Act, pursuant to which we issued and sold for cash 2,366,667 shares of our common stock at a purchase price of $3.00 per share, resulting in our receipt of gross proceeds of $7.1 million (the “2011 Private Placement”). We also issued warrants to the investors and the placement agent for no additional consideration, which expired on September 1, 2016.

On June 17, 2013, we entered into, and subsequently consummated, an Exercise Agreement (the “Exercise Agreement”) with five of the largest investors in our 2011 Private Placement, providing for the exercise for cash by such investors of warrants to purchase an aggregate of 600,000 shares of our common stock. We received cash proceeds of $2.34 million as a result of the warrants exercised. In consideration for the early exercise of these warrants, we issued to the exercising holders an aggregate of 300,000 new warrants to purchase common stock at an exercise price of $15.00 per warrant, with a term of five years from issuance (the “New Warrants”).

On August 9, 2013, we consummated an offer to exercise warrants (the “Offer to Exercise”) made to holders of warrants issued in the 2011 private placement who were not parties to the Exercise Agreement. We were obligated to conduct the Offer to Exercise under the terms of the Exercise Agreement. In connection with the Offer to Exercise, warrants to purchase an aggregate of 20,333 shares of our common stock were exercised for which we received cash proceeds of $64,000. In consideration for the early exercise of these warrants, we issued an aggregate of 10,167 New Warrants at an exercise price of $15.00 per warrant, with a term of five years from issuance.

On January 7, 2014, we entered into a securities purchase agreement, with a limited number of accredited investors, pursuant to which we issued and sold for cash units consisting of an aggregate of 753,333 shares of our common stock and warrants to purchase an aggregate 376,667 shares of our common stock (the “2014 Private Placement”). The purchase price was $4.50 per unit. The warrants have an exercise price of $6.00 per share and are exercisable until January 7, 2019. We received $3,390,000 from this placement.

On July 28, 2015, we sold an aggregate of 1,924,266 shares of common stock to certain accredited investors at a purchase price of $1.21 per share. In addition, on that date, we sold an additional 181,653 shares of common stock at the same price to the following officers and directors of the Company: Jean-Louis Casabonne (CFO and Interim CEO), current directors Eldad Eilam (former CEO), Michael Brochu, and John Cronin, and former directors, Sam Auriemma and Jeremy Verba (such transactions, collectively, the “2015 Private Placement”). We derived gross proceeds of $2,550,500 from this placement.

This prospectus relates to the sale or other disposition by the selling stockholders of (i) the common stock issuable or originally issuable upon exercise of the warrants issued to the investors as a result of the Exercise Agreement and Offer to Exercise, (ii) the common stock issuable or originally issuable upon exercise of the warrants issued to the investors in the 2014 Private Placement, and (iii) the common stock issued to the investors in the 2015 Private Placement as well as shares of common stock issued to those investors to the extent they purchased and own shares from the 2011 Private Placement, Exercise Agreement, Offer to Exercise and 2014 Private Placement.

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THE OFFERING

Common stock outstanding prior to this offering:	9,804,400 shares (1)

Common stock offered for sale by the selling stockholders:	4,182,312 shares (2)

Common stock to be outstanding after this offering:	10,343,287 shares (3)

Use of Proceeds:	We will not receive any proceeds from the sale or other disposition of the 4,182,312 shares of common stock offered by the selling stockholders under this prospectus. We will, however, receive up to $5,933,313 in the aggregate from the selling stockholders if they exercise, for cash, unexercised warrants to acquire 538,887 shares of our common stock. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash for working capital and general corporate purposes.

Risk Factors:	See the section entitled “Risk Factors” beginning on page 9 and other information included in this prospectus and Part I, Item 1A of our Form 10-K attached hereto as Appendix A for a discussion of factors you should consider before making an investment decision.

OTC QB symbol:	HPTO

(1)	As of April 17, 2018. This number excludes 698,119 shares issuable upon the exercise of warrants and (ii) 315,167 shares of our common stock, which are issuable upon exercise of our outstanding options. An additional 404,926 shares are reserved for future grants under our stock option plans.

(2)	Includes 538,887 shares issuable upon the exercise of warrants held by the selling stockholders.

(3)	Based upon our issued and outstanding shares of common stock as of April 17, 2018 and assumes the exercise of all 538,887 shares issuable upon the exercise of warrants held by the selling stockholders that are being offered under this prospectus and that no other warrants or options are exercised.

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RISK FACTORS

The risks and uncertainties described below could materially and adversely affect our business, financial condition and results of operations and could cause actual results to differ materially from our expectations. The risk factors described below include the considerable risks associated with the current economic environment and the related potential adverse effects on our financial condition and results of operations. You should read these risk factors in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 and our Consolidated Financial Statements and related notes in Item 8 in our Annual Report on Form 10-K for the year ended December 31, 2017. There also may be other factors that we cannot anticipate or that are not described in this report generally because we do not currently perceive them to be material. Those factors could cause results to differ materially from our expectations.

There have been no material changes in our risk factors from those set forth under Part I, Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2017, which was filed with the Securities and Exchange Commission on April 17, 2018.

Risks Related to Our Business

We have a history of operating and net losses.

We have experienced significant operating and net losses since we began operations. Despite generating a modest net profit from operations before provision for income taxes and net income for the year ended December 31, 2017 after years of losses, this improved financial performance could reverse if our GO-Global business, our only source of revenue, declines or if we are unable to maintain control over our expenses.

Our revenue is typically generated from a limited number of significant customers.

A material portion of our revenue, all of which is currently derived from our GO-Global products, during any reporting period is typically generated from a limited number of significant customers, all of which are unrelated third parties. We categorize our customers into three broad categories for revenue recognition purposes: stocking resellers, non-stocking resellers and direct end users. If any of our significant non-stocking resellers or direct end users reduce their order level or fail to order during a reporting period, our revenue could be materially adversely impacted because we recognize revenue on sales to these customers upon product delivery, assuming all other revenue recognition criteria have been met.

Our significant stocking resellers are typically ISVs who have bundled our products with theirs to sell as Web-enabled versions of their products. These customers maintain inventories of our products for resale, and we do not recognize revenue until our products are resold to end users, assuming all other revenue recognition criteria have been met. If these customers decide to maintain a lower level of inventory in the future and/or they are unable to sell their inventory to end users as quickly as they have in the past, our revenue and business could be materially adversely impacted.

If we are unable to develop new products and enhancements to our existing products, our business, results of operations, financial condition, and cash flows could be materially adversely impacted.

The market for our products and services is characterized by:

●	frequent new product and service introductions and enhancements;

●	rapid technological change;

●	evolving industry standards;

●	fluctuations in customer demand; and

●	changes in customer requirements.

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Our future success depends on our ability to continually enhance our current products and develop and introduce new features and capabilities that our customers choose to buy. If we are unable to satisfy our customers’ demands and remain competitive with other products that could satisfy their needs by introducing new features, capabilities and enhancements, our business, results of operations, financial condition, and cash flows could be materially adversely impacted. Our future success could be hindered by, among other factors:

●	the amount of cash we have available to fund investment in new products and enhancements;

●	the reduced level of research and development resources that the we now have available in the Company to perform the work necessary to develop new features and capabilities

●	delays in our introduction of new features, capabilities and/or enhancements of existing products;

●	delays in market acceptance of new products and/or enhancements of existing products; and

●	a competitor’s announcement of new products and/or product enhancements or technologies that could replace or shorten the life cycle of our existing products.

For example, sales of our GO-Global Windows Host software could be affected by the announcement from Microsoft of an intended release, and the subsequent actual release, of a new Windows-based operating system, or an upgrade to a previously released Windows-based operating system version. These new or upgraded systems may contain similar features to our products or they could contain architectural changes that would temporarily prevent our products from functioning properly within a Windows-based operating system environment.

Despite our generating net profit and positive cash flows from operations in fiscal 2017, we are subject to various liquidity risks.

We have incurred significant net losses since our inception. Despite making a net profit of $600,600 for the fiscal year ended December 31 , 2017, as of that date we had an accumulated deficit of $81,849,200 and a working capital deficit of $1,947,800. Our ability to continue to generate net profits and positive cash flows from operations is dependent on our ability to continue to generate revenue from our legacy GO-Global business, which in turn is subject to a variety of risks, some of which are described in this prospectus . As a very small company, we have limited ability to deploy new revenue increasing opportunities, and limited flexibility to respond to unforeseen adverse developments, such as customer losses, adverse market developments or unanticipated expenses. Although our current operating plan does not call for the raising of new capital, if we need to raise new capital, our ability to do so is extremely limited given our very small market capitalization and the limited volume in the trading of our common stock.

If we do need to issue new equity, such issuances may be at a significant discount to market prices, would dilute existing stockholders and may give the purchasers of new capital stock additional rights, preferences and privileges relative to existing stockholders. There can be no assurance that additional capital necessary for any execution of our operations will be available on a timely basis, on reasonable terms or at all.

Challenges to Develop New Business May Reverse the Improvements in Our Finances. Our management believes that any significant improvement in the Company’s cash flow must result from increases in revenues from existing sources and from new revenue sources. The Company’s ability to develop new revenues depends on many factors not in its control, or only partially in its control, including available capital resources which affect the extent of its marketing activities and its research and development activities, all of which are limited by the Company’s small size and revenue base. We cannot assure you that the resources that the Company can devote to marketing and to research and development will be sufficient to increase its revenues to levels that will enable it to maintain positive operating cash flow in the future.

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Sales of products within our GO-Global product families are likely to be our only source of revenue during 2018.

Due to financial constraints we gradually suspended all development and sales of hopTo products over the course of the second half of 2016. Sales of products within our GO-Global product families, and related enhancements, were our only source of revenue during 2017 and will continue to be our only source of revenue during 2018. The success, if any, of our new GO-Global releases may depend on a number of factors, including market acceptance of the new GO-Global releases and our ability to manage the risks associated with introducing such releases. Declines in demand for our GO-Global products could occur as a result of, among other factors:

●	lack of success with our strategic partners;

●	new competitive product releases and updates to existing competitive products;

●	decreasing or stagnant information technology spending levels;

●	price competition;

●	technological changes; or

●	general economic conditions in the markets in which we operate.

If our customers do not continue to purchase GO-Global products as a result of these or other factors, our revenue would decrease and our results of operations, financial condition, and cash flows would be adversely affected.

Any growth in our business will come solely from GO-Global and our other assets, and not from the hopTo Work products. GO-Global is not a high growth business.

As of the fourth quarter of 2016, we effectively ceased all of our sales, marketing and R&D efforts for the hopTo products. hopTo Work was our primary growth initiative. We hope to maintain our GO-Global business at or near current levels, and we will evaluate opportunities for growing this business and for extracting value from our other assets as part of our business planning, but shareholders and prospective shareholders should clearly understand that the growth opportunity we previously anticipated in the hopTo product suite is not currently being pursued, and that our growth, if any, will be on a much lower scale.

Our operating results in one or more future periods are likely to fluctuate significantly and may fail to meet or exceed the expectations of investors.

Our operating results are likely to fluctuate significantly in the future on a quarterly and annual basis due to a number of factors, many of which are outside our control. Factors that could cause our operating results and therefore our revenues to fluctuate include the following, among other factors:

●	our ability to maximize the revenue opportunities of our patents;

●	variations in the size of orders by our customers;

●	increased competition; and

●	the proportion of overall revenues derived from different sales channels such as distributors, original equipment manufacturers (“OEMs”) and others.

In addition, our royalty and license revenues are impacted by fluctuations in OEM licensing activity from quarter to quarter, which may involve one-time orders from non-recurring customers, or customers who order infrequently. Our expense levels are based, in part, on expected future orders and sales; therefore, if orders and sales levels are below expectations, our operating results are likely to be materially adversely affected. Additionally, because significant portions of our expenses are fixed, a reduction in sales levels may disproportionately affect our net financial results. Also, we may reduce prices and/or increase spending in response to competition or to pursue new market opportunities. Because of these factors, our operating results in one or more future periods may fail to meet or exceed the expectations of investors. In that event, the trading price of our common stock would likely be adversely affected.

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We will encounter challenges in recruiting, hiring and retaining new personnel and/or replacements for any members of key management or other personnel who depart. Our chief executive and financial officer serves us on a part-time basis.

Our success and business strategy is dependent in large part on our ability to attract and retain key management and other personnel in certain areas of our business. If any of these employees were to leave, we would need to attract and retain replacements for them. We have lost employees, including at the officer level and in our new products engineering group, in the past. Without a successful replacement, the loss of the services of one or more key members of our management group and other key personnel could have a material adverse effect on our business.

With the exception of the employment agreement we entered into with our former Chief Executive Officer during 2013 which was terminated in July 2017, we do not have long-term employment agreements with any of our key personnel and any officer or other employee can terminate their relationship with us at any time. We may also need to add key personnel in the future in order to successfully implement our business strategies. The market for such qualified personnel is highly competitive and it includes other potential employers whose financial resources for such qualified personnel are more substantial than ours. Consequently, we could find it difficult to attract, assimilate or retain such qualified personnel in sufficient numbers to successfully implement our business strategies.

We have sought to match our expenses structure with business opportunities, but this creates risks. When we ceased our development and sales efforts associated with our hopTo Work products, we re-evaluated our management needs. As a result, our current Chief Executive Officer and Chief Financial Officer works for us on a part time basis. While we believe the smaller scale of our operations makes this arrangement workable, and has reduced our expense structure, the arrangement nevertheless makes it more difficult for the Company to evaluate and plan for growth opportunities. The Company has sought to address this challenge in various ways, including relying on the considerable expertise of our Board of Directors and the moderate use of professional advisors. Even though the Company has made considerable progress in the past fiscal year with a much reduced management staff, the Company and stockholders should recognize that this arrangement limits the Company’s ability to respond to challenges and develop opportunities. Should the Company revise its approach to management by hiring additional resources, this too, can create risks to the cost savings we have achieved, if any anticipated business opportunities are not realized, as has occurred in the past with hopTo Work.

Our failure to adequately protect our proprietary rights may adversely affect us.

Our commercial success is dependent, in large part, upon our ability to protect our proprietary rights. We rely on a combination of patent, copyright and trademark laws, as well as trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights. These measures afford only limited protection. We cannot assure you that measures we have taken or may take in the future will be adequate to protect us from misappropriation or infringement of our intellectual property. Despite our efforts to protect proprietary rights, it may be possible for unauthorized third parties to copy aspects of our products or obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our intellectual property or other proprietary rights as fully as do the laws of the United States. Furthermore, we cannot assure you that the existence of any proprietary rights will prevent the development of competitive products. The infringement upon, or loss of, any proprietary rights, or the development of competitive products despite such proprietary rights, could have a material adverse effect on our business.

Our business significantly benefits from strategic relationships and there can be no assurance that such relationships will continue in the future.

Our business and strategy relies to a significant extent on our strategic relationships with other companies. There is no assurance that we will be able to maintain or further develop any of these relationships or to replace them in the event any of these relationships are terminated. In addition, any failure to renew or extend any license between any third party and us may adversely affect our business.

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We rely on indirect distribution channels for our products and may not be able to retain existing reseller relationships or develop new reseller relationships.

Our GO-Global products are primarily sold through several distribution channels. An integral part of our strategy is to strengthen our relationships with resellers such as OEMs, systems integrators, VARs, distributors and other vendors to encourage these parties to recommend or distribute our products and to add resellers both domestically and internationally. We currently invest, and intend to continue to invest, significant resources to expand our sales and marketing capabilities. We cannot assure you that we will be able to attract and/or retain resellers to market our products effectively. Our inability to attract resellers and the loss of any current reseller relationships could have a material adverse effect on our business, results of operations, financial condition, and cash flows. Additionally, we cannot assure you that resellers will devote enough resources to provide effective sales and marketing support to our products.

The markets in which we participate are highly competitive and have more established competitors.

The markets we participate in with GO-Global are intensely competitive, rapidly evolving and subject to continuous technological changes. We expect competition to increase in each of these markets as other companies introduce additional competitive products. In order to compete effectively, we must continually develop and market new and enhanced products and market those products at competitive prices. As markets for our products continue to develop, additional companies, including companies in the computer hardware, software and networking industries with significant market presence, may enter the markets in which we compete and further intensify competition. A number of our current and potential competitors have longer operating histories, greater name recognition and significantly greater financial, sales, technical, marketing and other resources than we do. We cannot give any assurance that our competitors will not develop and market competitive products that will offer superior price or performance features, or that new competitors will not enter our markets and offer such products. We believe that we will need to invest significant financial resources in research and development to remain competitive in the future in each of the markets in which we compete. Such financial resources may not be available to us at the time or times that we need them, or upon terms acceptable to us, or at all. We cannot assure you that we will be able to establish and maintain a significant market position in the face of our competition and our failure to do so would adversely affect our business.

Risks Related to Our Common Stock

Our stock is thinly traded and its price has been historically volatile.

Our stock is thinly traded. As such, holders of our stock are subject to a high risk of illiquidity, e.g., you may not be able to sell as many shares at the price you would like, or you may not be able to purchase as many shares at the price you would like, due to the low average daily trading volume of our stock. Additionally, the market price of our stock has historically been volatile; it has fluctuated significantly to date. The trading price of our stock is likely to continue to be highly volatile and subject to wide fluctuations. Your investment in our stock could lose some or all of its value.

Future sales of our common stock could adversely affect its price and our future capital-raising activities, and could involve the issuance of additional equity securities, which would dilute current shareholder investments in our common stock and could result in lowering the trading price of our common stock.

We may sell securities in the public or private equity markets if and when conditions are favorable. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital. We may issue additional common stock in future financing transactions or as incentive compensation for our management team and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. The market price for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances. Furthermore, we may enter into financing transactions and issue securities with rights and preferences senior to the rights and preferences of our common stock, and we may issue securities at prices that represent a substantial discount to the market price of our common stock. A negative reaction by investors and securities analysts to any discounted sale of our equity securities could result in a decline in the trading price of our common stock.

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We have a significant number of outstanding warrants and options, and future sales of these shares could adversely affect the market price of our common stock.

As of December 31, 2017 and December 31, 2016, we had outstanding warrants for an aggregate of 698,119 shares of common stock, at a weighted average exercise price of $10.02. As of December 31, 2017 and December 31, 2016, we had outstanding options exercisable for an aggregate of 315,167 and 684,722 shares of common stock, respectively, at weighted average exercise prices of $2.30 and $2.64 per share, respectively. The holders may sell these shares exercisable under warrants or options in the public markets from time to time. In addition, if our stock price rises, more outstanding warrants and options will be “in-the-money” and the holders may exercise their warrants and options and sell a large number of shares. This could cause the market price of our common stock to decline.

In addition, if our Proposed Settlement becomes final, then the exercise price of approximately 565,553 outstanding warrants included in the above amounts, currently at a weighted average price of $10.77, will be reduced to $0.01 per share, and the duration of such warrants, which are currently expiring between June 17, 2018 and January 7, 2019, will be extended to 5 years from the issuance date. If such warrants were to be exercised, as we expect they would, that would result in dilution to existing shareholders who do hold such warrants.

Our common stock is quoted on the FINRA OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is currently quoted under the symbol “HPTO” on the OTC Bulletin Board market (“OTCBB”) operated by FINRA (Financial Industry Regulatory Authority) and on the OTC Markets Group QB tier (“OTCQB”). Neither the OTCBB nor the OTCQB is a “national securities exchange,” and in general, each is a significantly more limited market than the markets operated by the New York Stock Exchange and NASDAQ. The quotation of our shares on the OTCBB and the OTCQB could result in a less liquid market being available for existing and potential stockholders to trade shares of our common stock, which could depress the trading price of our common stock and have a long-term adverse impact on our ability to raise capital in the future. Because of the limited trading market for our common stock, and because of the significant price volatility, investors may not be able to sell their shares of common stock when they want to do so.

Our stock may lose access to a viable trading market.

Given the increasing cost and resource demands of being a public company, we may decide to “go dark,” or cease filing with the SEC, by deregistering our securities, for a period of time until our assets and stockholder base are sufficient to warrant public trading again. During such time, there would be a substantial decrease in disclosure by us of our operations and prospects, and a substantial decrease in the liquidity in our common stock even though stockholders may still continue to trade our common stock in the OTC market or “pink sheets.” The market’s interpretation of a company’s motivation for “going dark” varies from cost savings, to negative changes in the firm’s prospects, to serving insider interests, which may affect the overall price and liquidity of a company’s securities.

We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid dividends on our common stock, nor do we anticipate paying any cash dividends for the foreseeable future. We currently intend to retain future earnings, if any, to finance the operations and expansion of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon the earnings, financial condition, operating results, capital requirements and other factors as deemed necessary by our Board of Directors.

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FINRA’s sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Provisions in our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws and our Rights Agreement may prevent or discourage third parties or our stockholders from attempting to replace our management or influencing significant decisions.

Provisions in our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws may have the effect of delaying or preventing a change in control of our company or our management, even if doing so would be beneficial to our stockholders. These provisions include, but are not limited to, authorizing our Board of Directors to issue preferred stock without stockholder approval and limiting the persons who may call special meetings of stockholders and providing that stockholders cannot take action by written consent in lieu of a meeting. In addition, as described above under “Recent Developments”, the Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires ten percent (10%) or more of the Common Shares without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender or exchange offer or other business combination approved by the Board. Nor does the Rights Agreement prevent the Board from considering any offer that it considers to be in the best interest of its stockholders. The Rights expire at or prior to the earlier of (i) February 16, 2021 or (ii) the redemption or exchange of the Rights as provided for in the Rights Agreement. Together, these charter and contractual provisions could make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock.

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USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of the shares of common stock offered by the selling stockholders. We will, however, receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash for working capital and general corporate purposes.

PRICE RANGE OF OUR COMMON STOCK

Our common stock is quoted on the OTC QB tier under the symbol “HPTO.”

The following table sets forth, for the periods indicated, the high and low reported sales price of our common stock. Since March 27, 2003 our common stock has been quoted on the Over-the-Counter Bulletin Board. Our common stock is quoted under the symbol “HPTO.” The amounts reflected in the following table are also adjusted to reflect the impact of the Reverse Stock Split, which became effective in the stock market upon commencement of trading on January 28, 2016.

	Fiscal 2017 *		Fiscal 2016 *
Quarter	High	Low	High	Low
First	$0.06	$0.02	$1.74	$0.71
Second	$0.35	$0.02	$2.10	$0.83
Third	$0.12	$0.04	$1.29	$0.03
Fourth	$0.20	$0.03	$0.14	$0.02

*	The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

On March 26, 2018 there were approximately 122 holders of record of our common stock. Between January 1, 2018 and March 30, 2018 the high and low reported sales price of our common stock was $0.17 and $0.25, respectively, and on March 30, 2018 the closing price of our common stock was $0.20.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock, nor do we anticipate paying any cash dividends for the foreseeable future. We currently intend to retain future earnings, if any, to finance the operations and expansion of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon the earnings, financial condition, operating results, capital requirements and other factors as deemed necessary by the Board of Directors.

PROPERTIES

See Part I, Item 2 of our Form 10-K, which is attached as Appendix A to and forms a part of this prospectus.

legal proceedings

See Part I, Item 3 of our Form 10-K which is attached as Appendix A to and forms a part of this prospectus.

FINANCIAL STATEMENTS and supplementary data

See Part II, Item 8 of our Form 10-K which is attached as Appendix A to and forms a part of this prospectus.

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Management’s Discussion and Analysis of

Financial Condition and Results of Operations

The objective of this section is to help investors understand our views on our financial condition and results of operations. You should read this discussion in conjunction with the audited consolidated financial statements and the related notes contained in our Form 10-K for the year ended December 31, 2017, which is attached as Appendix A to this prospectus.

See Part II, Item 7 of our Form 10-K, which is attached as Appendix A to and forms a part of this prospectus.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

See Part III, Item 10 “Directors, Executive Officers and Corporate Governance” of our Form 10-K, which is attached as Appendix A to and forms a part of this prospectus.

EXECUTIVE COMPENSATION

See Part III, Item 11 “Executive Compensation” of our Form 10-K, which is attached as Appendix A to and forms a part of this prospectus.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

See Part III, Item 12 “Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters” of our Form 10-K, which is attached as Appendix A to and forms a part of this prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

See Part III, Item 13 “Related Party Transactions” and “Director Independence” of our Form 10-K, which is attached as Appendix A to and forms a part of this prospectus.

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SELLING STOCKHOLDERS

On September 1, 2011, in the 2011 Private Placement, we entered into a securities purchase agreement with a limited number of institutional and retail investors, all of whom were “accredited investors” within the meaning of Rule 501 promulgated under the Securities Act, pursuant to which we issued and sold for cash 2,366,667 shares of our common stock at a purchase price of $3.00 per share, resulting in our receipt of gross proceeds of $7.1 million. We also issued warrants to the investors for no additional consideration, which expired on September 1, 2016.

On June 17, 2013, we entered into, and subsequently consummated, the Exercise Agreement with five of the largest investors in the 2011 Private Placement, providing for the exercise for cash by such investors of warrants to purchase an aggregate of 600,000 shares of our common stock. We received cash proceeds of $2.34 million as a result of the warrants exercised. In consideration for the early exercise of these warrants, we issued to the exercising holders an aggregate of 300,000 New Warrants to purchase common stock at an exercise price of $15.00 per warrant, with a term of five years from issuance. On August 9, 2013, we consummated the Offer to Exercise with holders of warrants issued in the 2011 Private Placement who were not parties to the Exercise Agreement. We were obligated to conduct the Offer to Exercise under the terms of the Exercise Agreement. In connection with the Offer to Exercise, warrants to purchase an aggregate of 20,333 shares of our common stock were exercised for which we received cash proceeds of $64,000 and issued to participating warrant holders an aggregate of 10,167 New Warrants.

On January 7, 2014, in the 2014 Private Placement, we entered into the 2014 Agreement, with a limited number of “accredited investors” within the meaning of Rule 501 promulgated under the Securities Act, pursuant to which we issued and sold for cash units consisting of an aggregate of 753,333 shares of our common stock and warrants to purchase an aggregate of 376,664 shares of our common stock. The purchase price was $4.50 per unit. The warrants have an exercise price of $6.00 per share and are exercisable until January 7, 2019. We received gross proceeds of $3,390,000 from this placement.

On July 28, 2015, in the 2015 Private Placement, we sold an aggregate of 1,924,266 shares of common stock to a limited number of “accredited investors” within the meaning of Rule 501 promulgated under the Securities Act at a purchase price of $1.21 per share. In addition, on that date, we sold an additional 181,653 shares of common stock at the same price to Eldad Eilam (former CEO), Jean-Louis Casabonne (CFO and Interim CEO), current directors - Eldad Eilam, John Cronin and Michael Brochu, and former directors - Sam Auriemma, and Jeremy Verba.

We are registering the resale or other disposition by the selling stockholders of certain common stock sold to the investors in the offerings:

●	common stock issuable or originally issuable upon exercise of the warrants issued to the investors as a result of the Exercise Agreement and Offer to Exercise,

●	common stock issuable or originally issuable upon exercise of the warrants issued to those investors participating in both the 2014 and 2015 Private Placements, and

●	common stock issued to the investors in the 2015 Private Placement, as well as common stock issued to those investors in the Exercise Agreement, Offer to Exercise, and 2014 Private Placement,

each as required by the terms of registration rights agreements entered into between us and these selling stockholders. We have agreed to pay all expenses and costs to comply with our obligation to register the selling stockholders’ shares of common stock. We have also agreed to indemnify and hold harmless the selling stockholders against certain losses, claims, damages or liabilities, joint or several, arising under the Securities Act.

The information in the table and the footnotes to the table have been provided to us by the selling stockholders. The last column of this table assumes the sale of all of the shares of common stock offered by this prospectus. The registration of the offered shares does not mean that any or all of the selling stockholders will offer or sell any of these shares. Each selling stockholder’s percentage of ownership of our outstanding shares in the table below, calculated as of April 17, 2018, is based upon 9,804,400 shares of common stock outstanding and as further adjusted to give effect to the offering as noted in the footnotes in the table below. Except as set forth in the notes to this table, there is not nor has there been a material relationship between us and any of the selling stockholders within the past three years.

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Name of Selling Stockholder	Common Stock Offered by Selling Stockholder	Number of Shares Beneficially Owned	Shares Beneficially Owned After Offering (1)
			Number	Percent
Michael A. Brochu (2)	82,569	144,792	62,223	*
Jean-Louis Casabonne (2)	8,256	82,525	74,269	*
John Cronin (2)	20,642	82,865	62,223	*
Eldad Eilam (2)	20,642	231,194	210,552	2.0
Neal Goldman (3)	161,110	275,000	113,890	1.1
JMI Holdings, LLC (2011 Family Series) (4)	952,604	952,604	—	*
Jon Christopher Baker Family, LLC (5)	810,399	860,866	50,467	*
London Family Trust, Robert S. London Trustee (6)	25,000	168,073	143,073	1.4
MPP Holdings LLC	28,899	28,899	—	*
Novelty Capital Partners GP LLC (9)	315,139	975,711	660,572	6.7%
S. and P. Auriemma Family Trust dated 12/16/1999	41,284	41,284	—	*
Special Situations Technology Fund II, L.P. / AWM Investment Company (8)	707,754	707,754	—	*
Special Situations Technology Fund, L.P. / AWM Investment Company (7)	143,093	143,093	—	*
Jeremy E. Verba (2)	8,256	8,256	—	*
David R. Wilmerding, III (8)	856,665	944,735	88,070	*

*	Denotes less than 1%

(1)	Assumes shares of common stock outstanding following completion of this offering, based on (i) 9,804,400 shares of common stock outstanding as of April 17, 2018 and (ii) assumes no other shares of common stock are issued by the Company or exercised under other warrants or options for common stock.

(2)	Includes the following shares of common stock issuable upon exercise of outstanding stock options: 57,911 stock options held by Mr. Casabonne; and 62,200 stock options held by each of Messrs. Brochu and Cronin.

(3)	Neal Goldman has sole voting and dispositive power with respect to 33,333 shares of our common stock and warrants to purchase 127,777 shares of our common stock.

(4)	Based solely on information known to us, Charles E. Noell, III, John J. Moores and Bryant W. Burke share voting and dispositive power over these shares by virtue of being members of El Camino Advisors, LLC, the manager of JMI Holdings, LLC (2011 Family Series). JMI Holdings, LLC (2011 Family Series) owns 841,493 shares of our common stock and warrants to purchase 111,111 shares of our common stock.

(5)	Based on information contained in a Schedule 13G/A filed by Jon C. Baker on January 30, 2017, and information known to us, Mr. Baker has sole voting and dispositive power with respect to 777,533 shares of our common stock and warrants to purchase 83,333 shares of our common stock.

(6)	Consists of warrants to purchase 25,000 shares of common stock. Robert S. London has voting and dispositive power over such shares.

(7)	Based solely on information contained in a joint Schedule 13G/A filed by Austin Marxe, David Greenhouse and Adam Stettner on February 10, 2017. Such stockholders share voting and dispositive power over these shares by virtue of being the controlling principals of AWM Investment Company, Inc. (“AWM”), and the members of SST Advisers, L.L.C. (“SST”). AWM acts as investment advisor to each of Special Situations Technology Fund, L.P. (“Tech Fund”) and Special Situations Technology Fund II, L.P. (“Tech Fund II”); SST is the general partner of each of Tech Fund and Tech Fund II. Tech Fund owns 130,426 shares of our common stock and holds warrants to purchase 12,667 shares of our common stock. Tech Fund II owns 628,754 shares of our common stock and holds warrants to purchase 79,000 shares of our common stock.

(8)	Based on information contained in a Schedule 13G/A filed by David Wilmerding on February 1, 2017, and information known to us, Mr. Wilmerding has sole voting and dispositive power with respect to 844,736 shares of our common stock and warrants to purchase 99,999 shares of our common stock.

(9)

Based on information contained in a Schedule 13D filed on April 2, 2018 by Novelty Capital Partners LP, Novelty Capital Partners GP LLC, Novelty Capital, LLC and Jonathan R. Skeels who is the managing partner of Novelty Capital and has shared voting and dispositive power.

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PLAN OF DISTRIBUTION

The selling stockholders, which as used herein include donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling stockholders may use any one or more of the following methods when disposing of shares or interests therein:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales effected after the date the registration statement of which this Prospectus is a part is declared effective by the SEC;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted by applicable law.

The selling stockholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling stockholders to include the pledgee, transferee or other successors in interest as selling stockholders under this prospectus. The selling stockholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

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In connection with the sale of our common stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of our common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling stockholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling stockholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering.

The selling stockholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling stockholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling stockholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling stockholders that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 (the “Exchange Act”) may apply to sales of shares in the market and to the activities of the selling stockholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling stockholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling stockholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement, Rule 144 under the 1933 Act, or otherwise in a transaction in which the transferee received unlegended securities, and (2) the date on which all of the securities covered hereby are freely tradable without restriction and are replaced with certificates not bearing restrictive legends.

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DESCRIPTION OF OUR SECURITIES

The following is a brief description of our capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified entirely by the terms of our amended and restated certificate of incorporation, as amended, or our certificate of incorporation, and our second amended and restated bylaws, or our bylaws, copies of which have been filed with the SEC and are also available upon request from us, and is also qualified by the General Corporation Law of the State of Delaware.

Common Stock

We are currently authorized to issue up to 195,000,000 shares of our common stock, $0.0001 par value, and 5,000,000 shares of preferred stock, $0.01 par value. As of March 26, 2018, 9,804,400 shares of our common stock were issued and outstanding, and held of record by 122 persons, and no shares of preferred stock were issued and outstanding.

Holders of shares of our common stock are entitled to such dividends as may be declared from time to time by the board in its discretion, on a ratable basis, out of funds legally available therefrom, and to a pro rata share of all assets available for distribution upon liquidation, dissolution or other winding up of our affairs. All of the outstanding shares of our common stock are fully paid and non-assessable.

On January 27, 2016, we filed an amendment of our Amended and Restated Certificate of Incorporation, as amended, to effect a 1-for-15 reverse stock split of our common stock (the “Reverse Stock Split”). The Reverse Stock Split became effective in the stock market upon commencement of trading on January 28, 2016. As a result of the Reverse Stock Split, every 15 shares of our pre-Reverse Stock Split common stock were combined and reclassified into one share of our common stock. No fractional shares were issued in connection with the Reverse Stock Split, and cash paid to stockholders for potential fractional shares was insignificant. The number of shares of common stock subject to outstanding options, restricted stock units, warrants and convertible securities were also reduced by a factor of 15 as of January 27, 2016. All historical share and per share amounts reflected throughout this prospectus have been adjusted to reflect the Reverse Stock Split. The authorized number of shares and the par value per share of our common stock were not affected by the Reverse Stock Split.

Warrants

The material terms of the warrants issued by the Company are as follows:

●	warrants to purchase an aggregate 376,667 shares of our common stock are exercisable at $6.00 per share and expire on January 7, 2019;

●	warrants to purchase an aggregate 11,285 shares of our common stock are exercisable at $7.50 per share and expire on September 18, 2018;

●	warrants to purchase an aggregate of 300,000 shares of our common stock are exercisable at $15.00 per share and expire on June 17, 2018; and

●	warrants to purchase an aggregate 10,167 shares of our common stock are exercisable at $15.00 per share and expire on August 9, 2018;

The exercise prices of the warrants are subject to adjustment upon the occurrence of certain events, such as a split- up or combination of our common stock and a reorganization or merger to which we are a party.

Preferred Stock

Our certificate of incorporation permits us to issue up to 5,000,000 shares of preferred stock in one or more series and with rights and preferences that may be fixed or designated by our board of directors without any further action by our stockholders. On February 16, 2018, in connection with the adoption of the Rights Agreement (as defined below), we filed a Certificate of Designation authorizing 500,000 shares of Series A Junior Participating Preferred Stock. We currently have no shares of preferred stock outstanding.

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Subject to the limitations prescribed in our certificate of incorporation and under Delaware law, our certificate of incorporation authorizes the board of directors, from time to time by resolution and without further stockholder action, to provide for the issuance of shares of preferred stock, in one or more series, and to fix the designation, powers, preferences and other rights of the shares and to fix the qualifications, limitations and restrictions thereof. Although our board of directors has no present intention to issue any additional preferred stock, the issuance of preferred stock could adversely affect the rights of holders of our common stock, including with respect to voting, dividends and liquidation, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights. Such issuance of preferred stock may have the effect of delaying, deferring or preventing a change of control.

Anti-Takeover Effects of Certain Provisions of Delaware Law and Our Charter Documents

The following is a summary of certain provisions of Delaware law, our certificate of incorporation and our bylaws. This summary does not purport to be complete and is qualified in its entirety by reference to the corporate law of Delaware and our certificate of incorporation and bylaws.

Classified Board of Directors; Removal. Pursuant to our certificate of incorporation, the number of directors is fixed by our board of directors. Our directors are divided into three classes, each class to serve a three-year term and to consist as nearly as possible of one third of the total number of directors. Vacancies on our board of directors may be filled by a majority of the remaining members of the board of directors, even if less than a quorum, and a director may only be removed from office by stockholders upon the approval of holders of at least 66 2/3% of the outstanding shares entitled to vote at an election of directors.

Stockholder Meetings; Bylaws. Our certificate of incorporation provides that any action taken by our stockholders must be effected at an annual or special meeting of stockholders and may not be taken by written consent instead of a meeting. In addition, our certificate of incorporation provides that a special meeting of stockholders may be called only by the board of directors or the holders of at least 50% of the outstanding shares of capital stock. Our bylaws may be amended either by the board of directors or the holders of at least 66 2/3% of the entitled to vote at an election of directors.

Rights Agreement. On February 16, 2018, the Company entered into a Rights Agreement with American Stock Transfer & Trust, LLC, as rights agent (the “Rights Agreement”). In connection with the adoption of the Rights Agreement, each stockholder of the Company as of February 26, 2018 received one right for each outstanding share of common stock, which entitles the stockholder to purchase from the Company one one-thousandth of a share of Series A Junior Participating Preferred Stock (the “Preferred Stock”) at an exercise price of $1.00 per one one-thousandth of Preferred Stock. The Rights Agreement effectively imposes a significant penalty upon any person or group that acquires ten percent or more of the shares of Common Stock without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board.

Limitation of Liability

As permitted by the General Corporation Law of the State of Delaware, our certificate of incorporation provides that our directors shall not be personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to us or our stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under section 174 of the Delaware law, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock; and

●	for any transaction from which the director derives an improper personal benefit.

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As a result of this provision, we and our stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care.

Our certificate of incorporation provides for the indemnification of our directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the Delaware law.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, 6201 15th Avenue, Brooklyn, New York 10038.

LEGAL MATTERS

The validity of the common stock being offered hereby has been passed upon by Manatt, Phelps & Phillips, LLP, Los Angeles, California. MPP Holdings, LLC, an affiliate of Manatt, Phelps & Phillips, LLP, holds 28,899 shares of common stock of the Company.

EXPERTS

The consolidated financial statements of the Company at December 31, 2017 and 2016, and for each of the years in the two-year period ended December 31, 2017, have been included herein in reliance upon the report of Macias Gini & O’Connell LLP, independent registered public accounting firm, appearing elsewhere herein, and upon authority of said firm as experts in accounting and auditing. The report contains an explanatory paragraph that the Company has incurred losses from operations, an accumulated deficit, a working capital deficit, and needs to raise additional funds to meet short and long-term operational requirements all of which raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that result from the outcome of this uncertainty.

WHERE YOU CAN FIND MORE INFORMATION

We are subject to the informational requirements of the Securities Exchange Act of 1934 and, therefore, we file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Copies of such periodic reports, proxy statements and other information are available for inspection without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Washington, D.C. 20549, and copies of all or any part of these filings may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the site is http://www.sec.gov.

These filings and other documents are available and may be accessed on our website at www.hopto.com/investors. You may request a copy of these filings at no cost, by writing or calling hopTo Inc., Attention: Secretary, 6 Loudon Road, Suite 200, Concord, NH 03301, 408.688.2674.

We make our website content available for information purposes only. It should not be relied upon for investment purposes, nor is it incorporated by reference in this prospectus.

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APPENDIX A

ANNUAL REPORT ON FORM 10-K FOR THE

FISCAL YEAR ENDED DECEMBER 31, 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10-K

ANNUAL REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

For the fiscal year ended December 31, 2017

Commission File Number: 0-21683

hopTo Inc.

(Exact name of Registrant as specified in its charter)

Delaware	13-3899021
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

6 Loudon Road, Suite 200

Concord, New Hampshire 03301

(Address of principal executive offices)

(800) 472-7466

(408) 688-2674

(Registrant’s telephone number)

Securities registered pursuant to Section 12(b) of the Exchange Act: None

Securities registered pursuant to Section 12(g) of the Exchange Act: (1) Common Stock, $0.0001 par value; and (2) Preferred Stock Purchase Rights

Indicate by check mark if the Registrant is a well-known seasoned issuer, as defined in Rule 405 of the Securities Act. Yes [  ] No [X]

Indicate by check mark if the Registrant is not required to file reports pursuant to Section 13 or Section 15(d) of the Exchange Act. Yes [  ] No [X]

Indicate by check mark whether the Registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the preceding 12 months (or for such shorter period that the Registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes [X] No [  ]

Indicate by check mark whether the registrant has submitted electronically and posted on its corporate Web site, if any, every Interactive Data File required to be submitted and posted pursuant to Rule 405 of Regulations S-T during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files).

Yes [X] No [  ]

Indicate by check mark if disclosure of delinquent filers pursuant to Item 405 of Regulation S-K is not contained herein, and will not be contained, to the best of the Registrant’s knowledge, in definitive proxy or information statements incorporated by reference in Part III of this Form 10-K or any amendment to this Form 10-K.      [X]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company, or emerging growth company. See definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

[  ] Large accelerated filer [  ] Accelerated filer [  ] Non-Accelerated filer [X] Smaller reporting company

[  ] Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.        [  ]

Indicate by check mark whether the Registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act).

Yes [  ] No [X]

As of June 30, 2017, the aggregate market value of the Registrant’s common stock held by non-affiliates was $939,577.

As of March 31, 2018, there were outstanding 9,804,400 shares of the Registrant’s common stock.

hopTo Inc.

ANNUAL REPORT ON FORM 10-K

Forward-Looking Information

This report includes, in addition to historical information, “forward-looking statements”. All statements other than statements of historical fact we make in this report are forward-looking statements. In particular, the statements regarding industry prospects and our future results of operations or financial position are forward-looking statements. Such statements are based on management’s current expectations and are subject to a number of uncertainties and risks that could cause actual results to differ significantly from those described in the forward looking statements. Factors that may cause such a difference include, but are not limited to, those discussed in Item 1A. “Risk Factors,” as well as those discussed elsewhere in this report. Statements included in this report are based upon information known to us as of the date that this report is filed with the Securities and Exchange Commission (the “SEC”), and we assume no obligation to update or alter our forward-looking statements made in this report, whether as a result of new information, future events or otherwise, except as otherwise required by applicable federal securities laws.

2

PART I

ITEM 1.	BUSINESS

Introduction

We are developers of application publishing software which includes application virtualization software and cloud computing software for multiple computer operating systems including Windows, UNIX and several Linux-based variants. Our application publishing software solutions are sold under the brand name GO-Global, which is our sole revenue source. GO-Global is an application access solution for use and/or resale by independent software vendors (“ISVs”), corporate enterprises, governmental and educational institutions, and others who wish to take advantage of cross-platform remote access and Web-enabled access to their existing software applications, as well as those who are deploying secure, private cloud environments.

Since 2012 we have also been developing several products in the field of software productivity for mobile devices such as tablets and smartphones, which have been marketed under the hopTo brand. However, as of Q4 2016, we have effectively ceased all of our sales, marketing and R&D efforts for the hopTo products, and at this time we do not expect any meaningful revenues from these products in the foreseeable future.

Except for the sale of 7 patents sold to Salesforce.com during the fourth quarter of 2017, we own all hopTo-related IP including source-code, related patents, and the relevant trademarks. We continue to believe that we may be able to extract value from these assets and are currently working to do so at this time. For detailed information on the hopTo products and technologies, please refer to our Annual Report on form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 30, 2016 as well as our other SEC filings which are available at www.sec.gov. Such filings are being noted for historical information only; unless expressly noted, they are not incorporated herein by reference.

The hopTo products were originally marketed to consumers and were later also marketed to small and medium sized businesses and enterprise level customers under the name hopTo Work. hopTo Work allows customers to instantly transform their legacy applications to become touch friendly on modern mobile devices. During 2015 and 2016 we also worked to integrate hopTo Work with certain software products offered by Citrix Systems.

Over the years, we have also made significant investments in intellectual property (“IP”). We have filed many patents designed to protect the new technologies embedded in hopTo, although we are not currently pursuing additional patents.

Recent Developments

Rights Agreement

As previously disclosed, on February 16, 2018, we entered into a Rights Agreement (the “Rights Agreement”) with American Stock Transfer & Trust Company, LLC, as rights agent (the “Rights Agent”). Details of the plan, including a copy of the Rights Agreement, can be found in the Form 8-A that the Company filed with the SEC on February 16, 2018.

In connection with the adoption of the Rights Agreement and pursuant to its terms, the Company’s Board of Directors (the “Board”) authorized and declared a dividend distribution of one right (a “Right”) for each outstanding share of the common stock, $0.0001 par value per share (the “Common Stock”), of the Company to stockholders of record at the close of business on February 26, 2018 (the “Record Date”). Each Right entitles the registered holder to purchase from the Company one one-thousandth of a share of the Series A Junior Participating Preferred Stock, $0.01 par value per share (the “Preferred Stock”), of the Company at an exercise price of $1.00 per one one-thousandth of a Preferred Share, subject to adjustment (the “Exercise Price”). The complete terms of the Rights are set forth in the Rights Agreement (the “Rights Agreement”).

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Generally, the Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires ten percent (10%) or more of the Common Shares without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender or exchange offer or other business combination approved by the Board. Nor does the Rights Agreement prevent the Board from considering any offer that it considers to be in the best interest of its stockholders. The Rights expire at or prior to the earlier of (i) February 16, 2021 or (ii) the redemption or exchange of the Rights as provided for in the Rights Agreement.

Proposed Liquidated Damages Settlement

On March 27, 2018, the Company entered a non-binding term sheet for the settlement of certain potential liquidated damages resulting from delays in filing registration statements for shares of our common stock and shares of our common stock underlying warrants for certain private placements that the Company closed in 2013 and 2015. We refer to this as the Proposed Settlement. The Proposed Settlement involves no cash payments or cash commitments by the Company but is expected to include the issuance of new, five year, penny exercise, common stock warrants in exchange for existing warrants currently held by the affected shareholders. The Proposed Settlement, if it becomes final, will not result in an increase in the total number of warrants held by these shareholders or the total number of warrants outstanding. Although subject to completion of final definitive documentation and there is no guarantee of any agreement being reached, the Company believes that this transaction will be completed in the next 45 days.

Corporate Background

hopTo Inc., or the Company, is a Delaware corporation, founded in May 1996. Our headquarters are located at 6 Loudon Road, Suite 200, Concord, NH 03301, our toll-free phone number is 1-800-472-7466, and our phone number for local and international calls is 408-688-2674. We also have remote employees located in various states, as well as internationally in the United Kingdom and Israel. Our corporate Internet Website is http://www.hopTo.com. The information on our Website is not part of this Annual Report on Form 10-K.

Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and any amendments to such reports filed with or furnished to the SEC under sections 13(a) or 15(d) of the Securities Exchange Act of 1934 are made available free of charge on our corporate Internet Website investor webpage at www.hopto.com/investors (click the “Financial Reporting” link and then the “SEC Filings” link) as soon as reasonably practicable after such reports are electronically filed with or furnished to the SEC.

Our Intellectual Property

We believe that IP is a business tool that potentially maximizes our competitive advantages and product differentiation, grows revenue opportunities, encourages collaboration with key business partners, and protects our long-term growth opportunities. Strategic IP development is therefore a critical component of our overall business strategy. It is a business function that consistently interacts with our research and development, product development, and marketing initiatives to generate further value from those operations.

We rely primarily on trade secret protection, copyright law, confidentiality, and proprietary information agreements to protect our proprietary technology and registered trademarks. Despite our precautions, it may be possible for unauthorized third parties to copy portions of our products, or to obtain information we regard as proprietary. The loss of any material trade secret, trademark, trade name or copyright could have a material adverse effect on our results of operations and financial condition. We intend to defend our proprietary technology rights; however, we cannot give any assurance that our efforts to protect our proprietary technology rights will be successful.

We also currently hold rights to patents but are not currently pursuing additional patent applications.

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We do not believe our products infringe on the rights of any third parties, but we can give no assurance that third parties will not assert infringement claims against us in the future, or that any such assertion will not result in costly litigation or require us to obtain a license to proprietary technology rights of such parties.

ipCapital Group, Inc.

On October 11, 2011, we engaged ipCapital Group, Inc. (“ipCapital”), an affiliate of John Cronin, who is one of our directors, to assist us in the execution of our strategic decision to significantly strengthen, grow and commercially exploit our intellectual property assets. Our engagement agreement with ipCapital, which has been amended three times, affords us the right to request ipCapital to perform a number of diverse services, employing its proprietary processes and methodologies, to facilitate our ability to identify and extract from our current intellectual property base new inventions, potential patent applications, and marketing and licensing opportunities. See the Exhibits referred to in Item 15 in this Form 10-K for further details on the ipCapital engagement agreement and amendments thereto.

As a result of ipCapital’s work under the engagement agreement, as amended, as of March 31, 2018, 173 new patent applications have been filed. Of these 173 applications, 53 patents have been granted by the United States Patent and Trademark Office (“USPTO”). Due to financial constraints on our operations, we have suspended patent prosecution activity other than to pay issuance and maintenance fees for patents already approved by the USPTO. We do not expect to file more applications in 2018.

ipCapital Licensing Company I, LLC

In February 2013, we entered into an IP Brokerage agreement with ipCapital Licensing Company I, LLC (“ipCLC”) (the “IP Brokerage Agreement”). At the time that we entered into this agreement, John Cronin was a partner at ipCLC. He is no longer affiliated with ipCLC. Pursuant to the IP Brokerage Agreement, we engaged ipCLC, on a no-retainer basis, to identify and present us with candidates who may be seeking to acquire a certain limited group of our patents unrelated to our current business strategy. In June 2016, we determined that the IP Brokerage Agreement is no longer in effect since ipCLC no longer exists as an entity.

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The GO-Global Software Products

Our GO-Global product offerings can be categorized into product families as follows:

●	GO-Global for Windows: Allows access to Windows-based applications from remote locations and a variety of connections, including the Internet connections. The Windows applications run on a central computer server along with GO-Global Windows Host software. This allows the applications to be accessed remotely via GO-Global Client software, or a Web browser, over many types of data connections, regardless of the bandwidth or operating system. Web-enabling is achieved without modifying the underlying application’s code or requiring costly add-ons.

●	GO-Global for UNIX: Allows access to UNIX and Linux-based applications from remote locations and a variety of connections, including the Internet and connections. The UNIX/Linux applications run on a central computer server along with the GO-Global for UNIX Host software. This allows the applications to be accessed and run remotely via GO-Global Client software or a Web browser without having to modify the application’s code or requiring costly add-ons.

●	GO-Global Client: We offer a range of GO-Global Client software that allows remote application access from a wide variety of local, remote and mobile platforms, including Windows, Linux, UNIX, Apple OS X and iOS, and Google Android. We plan to continue to develop GO-Global Client software for new portable and mobile devices.

Target Markets

The target market for our GO-Global products includes small to medium-sized companies, departments within large corporations, governmental and educational institutions, independent software vendors (ISVs) and value-added resellers (VARs). Our software enables these targeted organizations to move their existing applications to the public cloud and provide SaaS, or move them to a secure, private cloud environment. By using our software, organizations can give their remote users, partners and customers access to their native applications. Our software is designed to allow these organizations and enterprises to tailor the configuration of the end-user device for a particular purpose, rather than following a “one PC fits all” high-cost ownership model. We believe our opportunities are as follows:

●	ISVs. By Web-enabling their applications through use of our products, we believe that our ISV customers can accelerate their time to market without the risks and delays associated with rewriting applications or using other third-party software, thereby opening up additional revenue opportunities and securing greater satisfaction and loyalty from their customers.

Our technology integrates with their existing software applications without sacrificing the full-featured look and feel of such applications, thereby providing ISVs with out-of-the-box Web-enabled applications with their own branding for licensed, volume distribution to their enterprise customers. We further believe that ISVs that effectively address the Web computing needs of customers and the emerging application service provider market will have a competitive advantage in the marketplace.

●	Enterprises Employing a Mix of UNIX, Linux, Macintosh and Windows. Small to medium-sized companies that utilize a mixed computing environment require cross-platform connectivity software, like GO-Global Host and/or GO-Global Gateway, which will allow users to access applications from different client devices. We believe that our server-based software products will significantly reduce the cost and complexity of connecting PCs to various applications.

●	Enterprises with Remote Computer Users and/or Extended Markets. We believe that remote computer users and enterprises with extended markets comprise two of the faster growing market segments in the computing industry. Extended enterprises permit access to their computing resources by their customers, suppliers, distributors and other partners, thereby affording them manufacturing flexibility, increased speed-to-market, and enhanced customer satisfaction. For example, extended enterprises may maintain decreased inventory via just-in-time, vendor-managed inventory and related techniques, or they may license their proprietary software application on a “pay-per-use” model, based on actual time usage by the user. The early adoption of extended enterprise software may be driven in part by an organization’s need to exchange information over a wide variety of computing platforms. We believe that our server-based software products, along with our low-impact communications protocol, which has been designed to enable highly efficient low-bandwidth connections, are well positioned to provide extended enterprises with the necessary means to exchange information over a wide variety of computing platforms.

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●	VARs. The VAR channel presents an additional sales force for our products and services. In addition to creating broader awareness of our GO-Global products, VARs also provide integration and support services for our current and potential customers. Our products allow VARs to offer a cost-effective competitive alternative for server-based, or thin-client, computing. In addition, reselling our GO-Global products creates new revenue streams for our VARs.

Strategic Customer Relationships

We believe it is important to maintain our current strategic alliances and to seek suitable new alliances in order to enhance shareholder value, improve our technology and/or enhance our ability to penetrate relevant target markets. We also are focusing on strategic relationships that have immediate revenue generating potential, strengthen our position in the server-based software market, add complementary capabilities and/or raise awareness of our products and us. Our strategic relationships for all GO-Global products include the following:

●	We are party to a non-exclusive distribution agreement with KitASP, a Japanese application service provider founded by companies within Japan’s electronics and infrastructure industries, including NTT DATA, Mitsubishi Electric, Omron, RICS, Toyo Engineering and Hitachi. Pursuant to this agreement, which was entered into in September 2011, KitASP has licensed our GO-Global product line for inclusion in their software products, primarily their server-bundled application service provider software solution. Either party may terminate the contract upon 60 days’ written notice to the other party.

●	We are party to a non-exclusive channel partner agreement with Elosoft Informatica Ltda, a South American distributor of various technology products, including both hardware and software offerings, and related services. Under the terms of this agreement, Elosoft has licensed both our GO-Global Windows Host and GO-Global for UNIX software for deployment to their distribution network with both sub-distributors and end-users. Our agreement with Elosoft, which was originally entered into in February 2005, automatically renews annually. Either party may terminate the agreement upon 60 days’ written notice to the other party.

●	We are party to a non-exclusive global purchasing agreement with Alcatel-Lucent, a telecommunications, network systems and services company. Pursuant to this relationship, which started in July 1999, Alcatel-Lucent has licensed our GO-Global for UNIX software for inclusion with their software products. Many of Alcatel-Lucent’s customers are using our server-based software to remote access Alcatel-Lucent’s Network Management Systems applications. Our current agreement with Alcatel-Lucent expired in December 2012. Since December 2012 we have mutually agreed with Alcatel-Lucent to renew this contract each year for additional one-year with terms consistent with those set forth in the expired contract. The current renewal period expires in December 2018.

●	We are party to a non-exclusive distribution agreement with GE Intelligent Platforms (“GE”), a U.S. based designer, manufacturer, and supplier of products for industrial control and automation. GE has licensed our GO-Global product line for inclusion in their automation and production management software products. Our agreement with GE, which was originally entered into in December 2002, automatically renews annually. Either party may terminate the contract upon 60 days’ written notice to the other party.

●	In August 2011 we entered into an agreement with GAD eG (“GAD”), a Germany based provider of information technology, software development and data processing solutions for retail banks. GAD licensed our GO-Global for Windows software and embedded it in their banking applications. This agreement covered a one-time transaction of theirs with a large German bank. The installation of their software application generated significant product license sales for us in 2011 and 2012. We expect to have maintenance sales in future years; however we do not expect to have future product licensing sales to GAD comparable to the 2012 and 2011 levels.

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●	In January 2010, we entered into a non-exclusive reseller and distribution agreement with Information Delivery Systems, LLC (IDS), a U.S. based publisher and hosting solutions provider for churches and educational institutions. IDS has licensed our GO-Global for Windows software and has utilized it as the hosting engine for its cloud-based solutions. Our agreement with IDS automatically renews annually. Either party may terminate the contract upon 60 days’ written notice to the other party.

Sales, Marketing and Support

Sales and marketing efforts for our software products are directed at increasing product awareness and demand among ISVs, small to medium-sized enterprises, departments within larger corporations and VARs who have a vertical orientation or are focused on Windows, UNIX and/or Linux environments. Current marketing activities have been limited due to budget constraints but include Internet marketing, direct response, promotional materials, and maintaining an active Web presence for marketing and sales purposes.

We currently consider the following to be our most significant customers and partners. For the purposes of this table, “Sales” refers to the dollar value of orders received from these customers and partners in the period indicated. These Sales values do not necessarily equal recognized revenue for these periods due to our revenue recognition policies which require deferral of revenue associated with stocking orders of software licenses and prepaid software service fees.

	2017	2016
Customer	% Sales	% Sales
Centric System	6.9%	5.0%
Elosoft	16.9%	11.0%
IDS	5.5%	3.6%
Uniface	6.5%	6.1%
Total	35.8%	25.7%

Many of our customers enter into, and periodically renew, maintenance contracts to ensure continued product updates and support. Currently, we offer maintenance contracts for one, two, three and five-year periods.

Operations

We perform all purchasing, order processing and shipping of products and accounting functions related to our operations. Although we generally ship products electronically, when a customer requires us to physically ship them a disc, production of the disc, printing of documentation and packaging are also accomplished through in-house means; however, since virtually all of our orders are currently being fulfilled electronically, we do not maintain any prepackaged inventory. Additionally, we have relatively little backlog at any given time; thus, we do not consider backlog a significant indicator of future performance.

Research and Development

Our 2017 research and development efforts focused on further enhancing the functionality, performance and reliability of existing products and developing new features. We invested $1,500,100 and $2,187,900 in research and development with respect to our software products in 2017 and 2016, respectively. During 2017 and 2016, we did not capitalize any additional development investments incurred. During 2017 and 2016, we determined that an impairment of $0 and $15,500, respectively, existed with certain capitalized software development costs associated with our hopTo consumer product and recognized that cost as part of cost of revenue.

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Competition

The software markets in which we participate are highly competitive. Competitive factors in our market space include price, product quality, functionality, product differentiation and the breadth and variety of product offerings and product features. We believe that our products offer certain advantages over our competitors, particularly in product performance and market positioning.

GO-Global competes with developers of conventional server-based software for the individual PC, as well as with other companies in the cloud computing software market and the application virtualization software market. We believe our principal competitors in the cloud computing software market include Citrix Systems, Inc., OpenText Communications, Ltd. and Microsoft Corporation. Citrix is an established leading vendor of virtualization software, OpenText is an established market leader for remote access to UNIX applications and Microsoft is an established leading vendor of Windows operating systems and services for servers.

Employees

As of March 31, 2018, we had a full-time equivalent of 14.0 total employees, including 3 in marketing, sales and support, 8.5 in research and development (which is inclusive of employees who may also perform customer service related activities), 2.0 in administration and finance and 0.5 in our patent group. We believe our relationship with our employees is good. None of our employees are covered by a collective bargaining agreement.

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Item 1A.	Risk Factors

The risks and uncertainties described below could materially and adversely affect our business, financial condition and results of operations and could cause actual results to differ materially from our expectations. The risk factors described below include the considerable risks associated with the current economic environment and the related potential adverse effects on our financial condition and results of operations. You should read these risk factors in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Item 7 and our Consolidated Financial Statements and related notes in Item 8. There also may be other factors that we cannot anticipate or that are not described in this report generally because we do not currently perceive them to be material. Those factors could cause results to differ materially from our expectations.

Risks Related to Our Business

We have a history of operating and net losses.

We have experienced significant operating and net losses since we began operations. Despite generating a modest net profit from operations before provision for income taxes and net income for the year ended December 31, 2017 after years of losses, this improved financial performance could reverse if our GO-Global business, our only source of revenue, declines or if we are unable to maintain control over our expenses.

Our revenue is typically generated from a limited number of significant customers.

A material portion of our revenue, all of which is currently derived from our GO-Global products, during any reporting period is typically generated from a limited number of significant customers, all of which are unrelated third parties. We categorize our customers into three broad categories for revenue recognition purposes: stocking resellers, non-stocking resellers and direct end users. If any of our significant non-stocking resellers or direct end users reduce their order level or fail to order during a reporting period, our revenue could be materially adversely impacted because we recognize revenue on sales to these customers upon product delivery, assuming all other revenue recognition criteria have been met.

Our significant stocking resellers are typically ISVs who have bundled our products with theirs to sell as Web-enabled versions of their products. These customers maintain inventories of our products for resale, and we do not recognize revenue until our products are resold to end users, assuming all other revenue recognition criteria have been met. If these customers decide to maintain a lower level of inventory in the future and/or they are unable to sell their inventory to end users as quickly as they have in the past, our revenue and business could be materially adversely impacted.

If we are unable to develop new products and enhancements to our existing products, our business, results of operations, financial condition, and cash flows could be materially adversely impacted.

The market for our products and services is characterized by:

●	frequent new product and service introductions and enhancements;

●	rapid technological change;

●	evolving industry standards;

●	fluctuations in customer demand; and

●	changes in customer requirements.

Our future success depends on our ability to continually enhance our current products and develop and introduce new features and capabilities that our customers choose to buy. If we are unable to satisfy our customers’ demands and remain competitive with other products that could satisfy their needs by introducing new features, capabilities and enhancements, our business, results of operations, financial condition, and cash flows could be materially adversely impacted. Our future success could be hindered by, among other factors:

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●	the amount of cash we have available to fund investment in new products and enhancements;

●	the reduced level of research and development resources that the we now have available in the Company to perform the work necessary to develop new features and capabilities

●	delays in our introduction of new features, capabilities and/or enhancements of existing products;

●	delays in market acceptance of new products and/or enhancements of existing products; and

●	a competitor’s announcement of new products and/or product enhancements or technologies that could replace or shorten the life cycle of our existing products.

For example, sales of our GO-Global Windows Host software could be affected by the announcement from Microsoft of an intended release, and the subsequent actual release, of a new Windows-based operating system, or an upgrade to a previously released Windows-based operating system version. These new or upgraded systems may contain similar features to our products or they could contain architectural changes that would temporarily prevent our products from functioning properly within a Windows-based operating system environment.

Despite our generating net profit and positive cash flows from operations in fiscal 2017, we are subject to various liquidity risks.

We have incurred significant net losses since our inception. Despite making a net profit of $600,600 for the fiscal year ended December 21, 2017, as of that date we had an accumulated deficit of $81,849,200 and a working capital deficit of $1,947,800. Our ability to continue to generate net profits and positive cash flows from operations is dependent on our ability to continue to generate revenue from our legacy GO-Global business, which in turn is subject to a variety of risks, some of which are described in this Annual Report on Form 10-K. As a very small company, we have limited ability to deploy new revenue increasing opportunities, and limited flexibility to respond to unforeseen adverse developments, such as customer losses, adverse market developments or unanticipated expenses. Although our current operating plan does not call for the raising of new capital, if we need to raise new capital, our ability to do so is extremely limited given our very small market capitalization and the limited volume in the trading of our common stock.

If we do need to issue new equity, such issuances may be at a significant discount to market prices, would dilute existing stockholders and may give the purchasers of new capital stock additional rights, preferences and privileges relative to existing stockholders. There can be no assurance that additional capital necessary for any execution of our operations will be available on a timely basis, on reasonable terms or at all.

Challenges to Develop New Business May Reverse the Improvements in Our Finances. Our management believes that any significant improvement in the Company’s cash flow must result from increases in revenues from existing sources and from new revenue sources. The Company’s ability to develop new revenues depends on many factors not in its control, or only partially in its control, including available capital resources which affect the extent of its marketing activities and its research and development activities, all of which are limited by the Company’s small size and revenue base. We cannot assure you that the resources that the Company can devote to marketing and to research and development will be sufficient to increase its revenues to levels that will enable it to maintain positive operating cash flow in the future.

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Sales of products within our GO-Global product families are likely to be our only source of revenue during 2018.

Due to financial constraints we gradually suspended all development and sales of hopTo products over the course of the second half of 2016. Sales of products within our GO-Global product families, and related enhancements, were our only source of revenue during 2017 and will continue to be our only source of revenue during 2018. The success, if any, of our new GO-Global releases may depend on a number of factors, including market acceptance of the new GO-Global releases and our ability to manage the risks associated with introducing such releases. Declines in demand for our GO-Global products could occur as a result of, among other factors:

●	lack of success with our strategic partners;

●	new competitive product releases and updates to existing competitive products;

●	decreasing or stagnant information technology spending levels;

●	price competition;

●	technological changes; or

●	general economic conditions in the markets in which we operate.

If our customers do not continue to purchase GO-Global products as a result of these or other factors, our revenue would decrease and our results of operations, financial condition, and cash flows would be adversely affected.

Any growth in our business will come solely from GO-Global and our other assets, and not from the hopTo Work products. GO-Global is not a high growth business.

As of the fourth quarter of 2016, we effectively ceased all of our sales, marketing and R&D efforts for the hopTo products. hopTo Work was our primary growth initiative. We hope to maintain our GO-Global business at or near current levels, and we will evaluate opportunities for growing this business and for extracting value from our other assets as part of our business planning, but shareholders and prospective shareholders should clearly understand that the growth opportunity we previously anticipated in the hopTo product suite is not currently being pursued, and that our growth, if any, will be on a much lower scale.

Our operating results in one or more future periods are likely to fluctuate significantly and may fail to meet or exceed the expectations of investors.

Our operating results are likely to fluctuate significantly in the future on a quarterly and annual basis due to a number of factors, many of which are outside our control. Factors that could cause our operating results and therefore our revenues to fluctuate include the following, among other factors:

●	our ability to maximize the revenue opportunities of our patents;

●	variations in the size of orders by our customers;

●	increased competition; and

●	the proportion of overall revenues derived from different sales channels such as distributors, original equipment manufacturers (“OEMs”) and others.

In addition, our royalty and license revenues are impacted by fluctuations in OEM licensing activity from quarter to quarter, which may involve one-time orders from non-recurring customers, or customers who order infrequently. Our expense levels are based, in part, on expected future orders and sales; therefore, if orders and sales levels are below expectations, our operating results are likely to be materially adversely affected. Additionally, because significant portions of our expenses are fixed, a reduction in sales levels may disproportionately affect our net financial results . Also, we may reduce prices and/or increase spending in response to competition or to pursue new market opportunities. Because of these factors, our operating results in one or more future periods may fail to meet or exceed the expectations of investors. In that event, the trading price of our common stock would likely be adversely affected.

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We will encounter challenges in recruiting, hiring and retaining new personnel and/or replacements for any members of key management or other personnel who depart. Our chief executive and financial officer serves us on a part-time basis.

Our success and business strategy is dependent in large part on our ability to attract and retain key management and other personnel in certain areas of our business. If any of these employees were to leave, we would need to attract and retain replacements for them. We have lost employees, including at the officer level and in our new products engineering group, in the past. Without a successful replacement, the loss of the services of one or more key members of our management group and other key personnel could have a material adverse effect on our business.

With the exception of the employment agreement we entered into with our former Chief Executive Officer during 2013 which was terminated in July 2017, we do not have long-term employment agreements with any of our key personnel and any officer or other employee can terminate their relationship with us at any time. We may also need to add key personnel in the future in order to successfully implement our business strategies. The market for such qualified personnel is highly competitive and it includes other potential employers whose financial resources for such qualified personnel are more substantial than ours. Consequently, we could find it difficult to attract, assimilate or retain such qualified personnel in sufficient numbers to successfully implement our business strategies.

We have sought to match our expenses structure with business opportunities, but this creates risks. When we ceased our development and sales efforts associated with our hopTo Work products, we re-evaluated our management needs. As a result, our current Chief Executive Officer and Chief Financial Officer works for us on a part time basis. While we believe the smaller scale of our operations makes this arrangement workable, and has reduced our expense structure, the arrangement nevertheless makes it more difficult for the Company to evaluate and plan for growth opportunities. The Company has sought to address this challenge in various ways, including relying on the considerable expertise of our Board of Directors and the moderate use of professional advisors. Even though the Company has made considerable progress in the past fiscal year with a much reduced management staff, the Company and stockholders should recognize that this arrangement limits the Company’s ability to respond to challenges and develop opportunities. Should the Company revise its approach to management by hiring additional resources, this too, can create risks to the cost savings we have achieved, if any anticipated business opportunities are not realized, as has occurred in the past with hopTo Work.

Our failure to adequately protect our proprietary rights may adversely affect us.

Our commercial success is dependent, in large part, upon our ability to protect our proprietary rights. We rely on a combination of patent, copyright and trademark laws, as well as trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights. These measures afford only limited protection. We cannot assure you that measures we have taken or may take in the future will be adequate to protect us from misappropriation or infringement of our intellectual property. Despite our efforts to protect proprietary rights, it may be possible for unauthorized third parties to copy aspects of our products or obtain and use information that we regard as proprietary. In addition, the laws of some foreign countries do not protect our intellectual property or other proprietary rights as fully as do the laws of the United States. Furthermore, we cannot assure you that the existence of any proprietary rights will prevent the development of competitive products. The infringement upon, or loss of, any proprietary rights, or the development of competitive products despite such proprietary rights, could have a material adverse effect on our business.

Our business significantly benefits from strategic relationships and there can be no assurance that such relationships will continue in the future.

Our business and strategy relies to a significant extent on our strategic relationships with other companies. There is no assurance that we will be able to maintain or further develop any of these relationships or to replace them in the event any of these relationships are terminated. In addition, any failure to renew or extend any license between any third party and us may adversely affect our business.

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We rely on indirect distribution channels for our products and may not be able to retain existing reseller relationships or develop new reseller relationships.

Our GO-Global products are primarily sold through several distribution channels. An integral part of our strategy is to strengthen our relationships with resellers such as OEMs, systems integrators, VARs, distributors and other vendors to encourage these parties to recommend or distribute our products and to add resellers both domestically and internationally. We currently invest, and intend to continue to invest, significant resources to expand our sales and marketing capabilities. We cannot assure you that we will be able to attract and/or retain resellers to market our products effectively. Our inability to attract resellers and the loss of any current reseller relationships could have a material adverse effect on our business, results of operations, financial condition, and cash flows. Additionally, we cannot assure you that resellers will devote enough resources to provide effective sales and marketing support to our products.

The markets in which we participate are highly competitive and have more established competitors.

The markets we participate in with GO-Global are intensely competitive, rapidly evolving and subject to continuous technological changes. We expect competition to increase in each of these markets as other companies introduce additional competitive products. In order to compete effectively, we must continually develop and market new and enhanced products and market those products at competitive prices. As markets for our products continue to develop, additional companies, including companies in the computer hardware, software and networking industries with significant market presence, may enter the markets in which we compete and further intensify competition. A number of our current and potential competitors have longer operating histories, greater name recognition and significantly greater financial, sales, technical, marketing and other resources than we do. We cannot give any assurance that our competitors will not develop and market competitive products that will offer superior price or performance features, or that new competitors will not enter our markets and offer such products. We believe that we will need to invest significant financial resources in research and development to remain competitive in the future in each of the markets in which we compete. Such financial resources may not be available to us at the time or times that we need them, or upon terms acceptable to us, or at all. We cannot assure you that we will be able to establish and maintain a significant market position in the face of our competition and our failure to do so would adversely affect our business.

Risks Related to Our Common Stock

Our stock is thinly traded and its price has been historically volatile.

Our stock is thinly traded. As such, holders of our stock are subject to a high risk of illiquidity, e.g., you may not be able to sell as many shares at the price you would like, or you may not be able to purchase as many shares at the price you would like, due to the low average daily trading volume of our stock. Additionally, the market price of our stock has historically been volatile; it has fluctuated significantly to date. The trading price of our stock is likely to continue to be highly volatile and subject to wide fluctuations. Your investment in our stock could lose some or all of its value.

Future sales of our common stock could adversely affect its price and our future capital-raising activities, and could involve the issuance of additional equity securities, which would dilute current shareholder investments in our common stock and could result in lowering the trading price of our common stock.

We may sell securities in the public or private equity markets if and when conditions are favorable. Sales of substantial amounts of common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of our common stock and our ability to raise capital. We may issue additional common stock in future financing transactions or as incentive compensation for our management team and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. The market price for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances. Furthermore, we may enter into financing transactions and issue securities with rights and preferences senior to the rights and preferences of our common stock, and we may issue securities at prices that represent a substantial discount to the market price of our common stock. A negative reaction by investors and securities analysts to any discounted sale of our equity securities could result in a decline in the trading price of our common stock.

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We have a significant number of outstanding warrants and options, and future sales of these shares could adversely affect the market price of our common stock.

As of December 31, 2017 and December 31, 2016, we had outstanding warrants for an aggregate of 698,119 shares of common stock, at a weighted average exercise price of $10.02. As of December 31, 2017 and December 31, 2016, we had outstanding options exercisable for an aggregate of 455,168 and 684,722 shares of common stock, respectively, at weighted average exercise prices of $2.30 and $2.64 per share, respectively. The holders may sell these shares exercisable under warrants or options in the public markets from time to time. In addition, if our stock price rises, more outstanding warrants and options will be “in-the-money” and the holders may exercise their warrants and options and sell a large number of shares. This could cause the market price of our common stock to decline.

In addition, if our Proposed Settlement becomes final, then the exercise price of approximately 565,553 outstanding warrants included in the above amounts, currently at a weighted average price of $10.77, will be reduced to $0.01 per share, and the duration of such warrants, which are currently expiring between June 17, 2018 and January 7, 2019, will be extended to 5 years from the issuance date. If such warrants were to be exercised, as we expect they would, that would result in dilution to existing shareholders who do hold such warrants.

Our common stock is quoted on the FINRA OTC Bulletin Board, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is currently quoted under the symbol “HPTO” on the OTC Bulletin Board market (“OTCBB”) operated by FINRA (Financial Industry Regulatory Authority) and on the OTC Markets Group QB tier (“OTCQB”). Neither the OTCBB nor the OTCQB is a “national securities exchange,” and in general, each is a significantly more limited market than the markets operated by the New York Stock Exchange and NASDAQ. The quotation of our shares on the OTCBB and the OTCQB could result in a less liquid market being available for existing and potential stockholders to trade shares of our common stock, which could depress the trading price of our common stock and have a long-term adverse impact on our ability to raise capital in the future. Because of the limited trading market for our common stock, and because of the significant price volatility, investors may not be able to sell their shares of common stock when they want to do so.

Our stock may lose access to a viable trading market.

Given the increasing cost and resource demands of being a public company, we may decide to “go dark,” or cease filing with the SEC, by deregistering our securities, for a period of time until our assets and stockholder base are sufficient to warrant public trading again. During such time, there would be a substantial decrease in disclosure by us of our operations and prospects, and a substantial decrease in the liquidity in our common stock even though stockholders may still continue to trade our common stock in the OTC market or “pink sheets.” The market’s interpretation of a company’s motivation for “going dark” varies from cost savings, to negative changes in the firm’s prospects, to serving insider interests, which may affect the overall price and liquidity of a company’s securities.

We have never paid dividends on our common stock, and we do not anticipate paying any cash dividends in the foreseeable future.

We have never declared or paid dividends on our common stock, nor do we anticipate paying any cash dividends for the foreseeable future. We currently intend to retain future earnings, if any, to finance the operations and expansion of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon the earnings, financial condition, operating results, capital requirements and other factors as deemed necessary by our Board of Directors.

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FINRA’s sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Provisions in our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws and our Rights Agreement may prevent or discourage third parties or our stockholders from attempting to replace our management or influencing significant decisions.

Provisions in our Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws may have the effect of delaying or preventing a change in control of our company or our management, even if doing so would be beneficial to our stockholders. These provisions include, but are not limited to, authorizing our Board of Directors to issue preferred stock without stockholder approval and limiting the persons who may call special meetings of stockholders and providing that stockholders cannot take action by written consent in lieu of a meeting. In addition, as described above under “Recent Developments”, the Rights Agreement works by imposing a significant penalty upon any person or group (including a group of persons that are acting in concert with each other) that acquires ten percent (10%) or more of the Common Shares without the approval of the Board. As a result, the overall effect of the Rights Agreement and the issuance of the Rights may be to render more difficult or discourage a merger, tender or exchange offer or other business combination involving the Company that is not approved by the Board. The Rights Agreement is not intended to interfere with any merger, tender or exchange offer or other business combination approved by the Board. Nor does the Rights Agreement prevent the Board from considering any offer that it considers to be in the best interest of its stockholders. The Rights expire at or prior to the earlier of (i) February 16, 2021 or (ii) the redemption or exchange of the Rights as provided for in the Rights Agreement. Together, these charter and contractual provisions could make the removal of management more difficult and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our common stock.

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Item 1B.	Unresolved Staff Comments

None.

Item 2.	Properties

Our corporate headquarters currently occupies approximately 2,527 square feet of office space in Concord, New Hampshire, under a lease that expired in August 2016. On August 31, 2016, we signed an amendment to extend the lease on a month-to-month basis and requiring a six-month notice from the lessor to terminate. Rent on the corporate headquarters continues at $4,000 per month for the current extension of the lease.

Our former corporate headquarters at 51 E. Campbell Ave in Campbell, California is comprised of approximately 2,514 square feet of office space under a lease that will expire in October 1, 2018. Rental of these premises will average approximately $9,200 per month over the remaining term of the lease. On April 28, 2017 we entered into a sublease agreement to sublease the entirety of the leased space at 51 E. Campbell Avenue to a third party. The term of the sublease began on June 1, 2017 and extends through the end of our office lease term for that space. The monthly rent payments due to hopTo will offset approximately 62% of the monthly rent payments due to the landlord under hopTo’s lease for that space.

Our other former corporate headquarters at 1919 S. Bascom Ave in Campbell, California is comprised of approximately 10,667 square feet of office space under a lease that will expire on October 31, 2018. Rental of these premises for the remaining term averages $39,600 per month. On August 11, 2015 we entered into a sublease agreement to sublease the entirety of the leased space at 1919 S. Bascom Avenue to a third party for the remainder of the master lease term. The monthly rent payments due to hopTo fully offsets the rent payments due under the Company’s lease for that space.

We believe our current facilities will be adequate to accommodate our needs for the foreseeable future.

Item 3.	Legal Proceedings

From time to time, we are party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of our business. We are not currently a party to any legal proceedings that we believe would reasonably be expected to have a materially adverse effect on our business, financial condition or results of operations.

Item 4.	Mine safety disclosures

Not applicable.

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PART II

Item 5.	Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

Market Information

The following table sets forth, for the periods indicated, the high and low reported sales price of our common stock. Since March 27, 2003 our common stock has been quoted on the Over-the-Counter Bulletin Board. Our common stock is quoted under the symbol “HPTO.” The amounts reflected in the following table are also adjusted to reflect the impact of the Reverse Stock Split, which became effective in the stock market upon commencement of trading on January 28, 2016.

	Fiscal 2017 *		Fiscal 2016 *
Quarter	High	Low	High	Low
First	$0.06	$0.02	$1.74	$0.71
Second	$0.35	$0.02	$2.10	$0.83
Third	$0.12	$0.04	$1.29	$0.03
Fourth	$0.20	$0.03	$0.14	$0.02

*	The quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

On March 26, 2018 there were approximately 122 holders of record of our common stock. Between January 1, 2018 and March 30, 2018 the high and low reported sales price of our common stock was $0.17 and $0.25, respectively, and on March 30, 2018 the closing price of our common stock was $0.20.

Dividends

We have never declared or paid dividends on our common stock, nor do we anticipate paying any cash dividends for the foreseeable future. We currently intend to retain future earnings, if any, to finance the operations and expansion of our business. Any future determination to pay cash dividends will be at the discretion of our Board of Directors and will be dependent upon the earnings, financial condition, operating results, capital requirements and other factors as deemed necessary by the Board of Directors.

Unregistered Sales of Equity Securities

None.

Item 6.	Selected Financial Data

Not applicable for smaller reporting companies.

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Item 7.	Management’s Discussion and Analysis of Financial Condition and Results of Operations

Update on HopTo Plans

During Q4 2016, we effectively ceased all of our sales, marketing and development efforts for the hopTo products, and at this time we do not expect any meaningful revenues from these products in the foreseeable future. Our sole revenues are from our GO-Global business.

Except for the sale of 7 patents sold to Salesforce.com during the fourth quarter of 2017, we own all hopTo-related intellectual property including source-code, related patents, and the relevant trademarks. We continue to believe that we may be able to extract value from these assets and continue working to do so at this time. For detailed information on the hopTo products and technologies, please refer to our Annual Report on Form 10-K for the year ended December 31, 2015, which was filed with the SEC on March 30, 2016 as well as our other SEC filings which are available at www.sec.gov. Such filings are being noted for historical information only; unless expressly noted, they are not incorporated herein by reference.

Although there is no certainty as to timing or success of our efforts to extract value from our hopTo assets, and stockholders should not place any significant reliance on the outcome of such efforts unless and until definitive agreements are reached, this may include the sale of certain of our hopTo software products or additional sales of patents.

Introduction

We are developers of application publishing software which includes application virtualization software and cloud computing software for multiple computer operating systems including Windows, UNIX and several Linux-based variants. Our application publishing software solutions are sold under the brand name GO-Global, which is our sole revenue source at this time. GO-Global is an application access solution for use and/or resale by independent software vendors (“ISVs”), corporate enterprises, governmental and educational institutions, and others who wish to take advantage of cross-platform remote access and Web-enabled access to their existing software applications, as well as those who are deploying secure, private cloud environments.

Since 2012 we have also been developing several products in the field of software productivity for mobile devices such as tablets and smartphones, which have been marketed under the hopTo brand.

The hopTo products were originally marketed to consumers and were later also marketed to small and medium sized businesses and enterprise level customers under the name hopTo Work. hopTo Work allows customers to instantly transform their legacy applications to become touch friendly on modern mobile devices. During 2015 and 2016 we also worked to integrate hopTo Work with certain software products offered by Citrix Systems.

Over the years, we have also made significant investments in intellectual property (“IP”). We have filed many patents designed to protect the new technologies embedded in hopTo. However, we do not expect to file for additional patents during 2018.

The following discussion should be read in conjunction with the consolidated financial statements and related notes provided in Item 8 “Financial Statements and Supplementary Data” in this Annual Report on Form 10-K.

Critical Accounting Policies

Use of Estimates

The preparation of consolidated financial statements and related disclosures in conformity with accounting principles generally accepted (“GAAP”) in the United States requires management to make judgments, assumptions and estimates that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the period(s) being reported upon. Estimates are used for, but not limited to, the amount of stock-based compensation expense, the warrants liability, the amount of capitalized software development costs, the allowance for doubtful accounts, the estimated lives, valuation, and amortization of intangible assets (including capitalized software), depreciation of long-lived assets, post-employment benefits, and accruals for liabilities and taxes. While we believe that such estimates are fair, actual results could differ materially from those estimates.

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Revenue Recognition

We market and license our products indirectly through channel distributors, ISVs, VARs (collectively “resellers”) and directly to corporate enterprises, governmental and educational institutions and others. Our product licenses are perpetual. We also separately sell maintenance contracts (which are comprised of license updates and customer service access), and other products and services.

For the years ended December 31, 2017 and 2016, software license revenues were recognized when:

●	Persuasive evidence of an arrangement exists (i.e., when we sign a non-cancelable license agreement wherein the customer acknowledges an unconditional obligation to pay, or upon receipt of the customer’s purchase order), and

●	Delivery has occurred or services have been rendered and there are no uncertainties surrounding product acceptance (i.e., when title and risk of loss have been transferred to the customer, which generally occurs when the media containing the licensed program(s) is provided to a common carrier or, in the case of electronic delivery, when the customer is given access to the licensed programs), and

●	The price to the customer is fixed or determinable, as typically evidenced in a signed non-cancelable contract, or a customer’s purchase order, and

●	Collectability is probable. If collectability is not considered probable, revenue is recognized when the fee is collected.

Revenue recognized on software arrangements involving multiple deliverables is allocated to each deliverable based on vendor-specific objective evidence (“VSOE”) or third party evidence of the fair values of each deliverable; such deliverables include licenses for software products, maintenance, private labeling fees, and customer training. We limit our assessment of VSOE for each deliverable to either the price charged when the same deliverable is sold separately, or the price established by management having the relevant authority to do so, for a deliverable not yet sold separately.

If sufficient VSOE of fair value does not exist, so as to permit the allocation of revenue to the various elements of the arrangement, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered. If VSOE of the fair value does not exist, and the only undelivered element is maintenance, then we recognize revenue on a ratable basis. If VSOE of the fair value of all undelivered elements exists but does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue.

Certain resellers (“stocking resellers”) purchase product licenses that they hold in inventory until they are resold to the ultimate end user (an “inventory stocking order”). At the time that a stocking reseller places an inventory stocking order, we do not ship any product licenses to them, rather, the stocking reseller’s inventory is credited with the number of licenses purchased and the stocking reseller can resell (issue) any number of licenses from their inventory at any time. Upon receipt of an order to issue one or more licenses from a stocking reseller’s inventory (a “draw down order”), we will ship the license(s) in accordance with the draw down order’s instructions. We defer recognition of revenue from inventory stocking orders until the underlying licenses are sold and shipped to the end user, as evidenced by the receipt and fulfillment of the stocking reseller’s draw down order, assuming all other revenue recognition criteria have been met.

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Effective January 1, 2018, ASC 606, “Revenue from Contracts with Customers,” changed the recognition of revenue standards for reporting periods beginning after December 31, 2017.

In May 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). Subsequently FASB has released several updates to ASU 2014-09 including ASU 2016- 20, ASU 2016-12, ASU-2016-10, ASU-2016-08, and ASU-2015-14. The effective date for ASU 2014-09 is January 1, 2018. The new standard supersedes nearly all existing revenue recognition standards. The Company expects to adopt this standard using the modified retrospective approach. The Company has substantially completed its assessment of the new standard, but is continuing to assess potential impacts primarily related to upgrade rights held by a limited number of customers. We believe the most significant change to the timing and amount of revenue recognition under the new standard is related to our stocking orders. Under the current standard, we defer substantially all of the licensing revenue associated with stocking orders until delivery to the end user. Under the new standard, substantially all licensing revenue from stocking orders will be recognized at the time the licenses are delivered to our customers, who are generally resellers or distributors. Based upon our agreements with our customers, we believe that under the new standard, the ownership rights and rewards of the software licenses have been transferred. Due to this change, we anticipate that we will record substantially all of our deferred licensing revenue to retained earnings under the modified retrospective approach in Q1 2018.

As a result of the adoption of ASU NO. 2014-09 we expect our annual and quarterly revenues to be subject to greater variability.

There are no rights of return granted to resellers or other purchasers of our software products.

We recognize revenue from maintenance contracts ratably over the related contract period, which generally ranges from one to five years.

All of our software licenses are sold in U.S. dollars.

Deferred Rent

The lease for our office at 1919 S. Bascom Avenue in Campbell, California, as amended, (See Note 7) contains free rent and predetermined fixed escalations in our minimum rent payments. On August 11, 2015 we entered into a sublease agreement to sublease the entirety of the leased space at 1919 S. Bascom Avenue to a third party (See Note 7).

On August 24, 2015 we entered into a lease agreement for office space at 51 E. Campbell Avenue in Campbell, California, which became effective on October 1, 2015 (See Note 7).

The leases for both of the Company’s subleased former offices in Campbell, California contain free rent and predetermined fixed escalations in our minimum rent payments (See Notes 7 and 12). Rent expense related to these leases is recognized on a straight-line basis over the terms of the leases. Any difference between the straight-line rent amounts and amounts payable under the leases is recorded as part of deferred rent in current or long-term liabilities, as appropriate. The monthly rent payments due to the Company for the sublease of the office at 1919 S. Bascom Avenue fully offsets the rent payments due under the Company’s lease for that space.

Incentives that we received pursuant to the amended lease agreement for 1919 S. Bascom Avenue are recognized on a straight-line basis as a reduction to rent over the term of the lease. We record the unamortized portion of these incentives as a part of deferred rent in current or long-term liabilities, as appropriate.

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Long-Lived Assets

Long-lived assets, which consist primarily of capitalized software, are assessed for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, whenever we have committed to a plan to dispose of the assets or, at a minimum, annually. Typically, for long-lived assets to be held and used, measurement of an impairment loss is based on the fair value of such assets, with fair value being determined based on appraisals, current market value, comparable sales value, and undiscounted future cash flows, among other variables, as appropriate. Assets to be held and used that are affected by an impairment loss are depreciated or amortized at their new carrying amount over their remaining estimated life; assets to be sold or otherwise disposed of are not subject to further depreciation or amortization. During 2017 and 2016, we determined that an impairment of $0 and $15,500, respectively, existed with certain capitalized software development costs associated with our hopTo Work product and recognized that cost as part of cost of revenue.

Software Development Costs

We capitalize software development costs incurred from the time technological feasibility of the software is established until the time the software is available for general release, in accordance with GAAP. Research and development costs and other computer software maintenance costs related to the software development are expensed as incurred. Upon the establishment of technological feasibility, related software development costs are capitalized. Such capitalized costs are subsequently amortized as costs of revenue over the shorter of three years or the remaining estimated useful life of the product. Software development costs, and amortization of such costs, are discussed further under “Results of Operations – Costs of Revenue.”

We make ongoing evaluations of the recoverability of its capitalized software projects by comparing the net amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, we will write off the amount by which the unamortized software development costs exceed net realizable value.

During 2017 and 2016, we determined that certain capitalized software development costs associated with the hopTo consumer product totaling $0 and $15,500, respectively, should be written off as we do not anticipate monetization of that particular product during the time fame that the costs were scheduled to be amortized.

Allowance for Doubtful Accounts

We maintain an allowance for doubtful accounts that reflects our best estimate of potentially uncollectible trade receivables. The allowance is based on assessments of the collectability of specific customer accounts and the general aging and size of the accounts receivable. We regularly review the adequacy of our allowance for doubtful accounts by considering such factors as historical experience, credit worthiness, and current economic conditions that may affect a customer’s ability to pay. We specifically reserve for those accounts deemed uncollectible. We also establish, and adjust, a general allowance for doubtful accounts based on our review of the aging and size of our accounts receivable. The following table sets forth the details of the Allowance for Doubtful Accounts for the years ended December 31, 2017 and 2016:

	Beginning Balance	Charge Offs	Recoveries	Provision	Ending Balance
2017	$7,700	—	—	$100	$7,800
2016	17,300	(3,700)	—	(5,900)	7,700

Stock-Based Compensation

We apply the fair value recognition provisions of the Financial Accounting Standards Board (FASB) Codification Subtopic (ASC) 718-10, “Compensation – Stock Compensation.” We estimate the fair value of each option grant on the date of grant using the binomial model. Stock-based compensation is estimated using our stock price volatility for grants awarded by analyzed historic volatility over a period of time equal in length to the expected option term for the period being issued. For grants made to newly hired employees the period of time over which we analyzed our historic volatility ended on the last day of the quarter during which the new employee was hired. We derived an annualized forfeiture rate by analyzing our historical forfeiture data, including consideration of the impact of certain non-recurring events, such as reductions in our work force. Our estimates of the expected option term and the estimated exercise factor are derived from an analysis of historical data and future projections. The approximate risk-free interest rate is based on the implied yield available on U.S. Treasury issues with remaining terms equivalent to our expected option term. We believe that each of these estimates is reasonable in light of the data we analyzed. However, as with any estimate, the ultimate accuracy of these estimates is only verifiable over time. During the years ended December 31, 2017 and 2016, we did not issue any stock options.

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During 2016, we awarded 0 and 35,000 shares of restricted common stock to employees and the board of advisors, respectively. The valuation of the restricted common stock awards was based on the closing fair market value of our common stock on the grant date. For the awards made to the board of advisors, such fair market value was $1.65 per share. We later canceled the remaining total of 26,250 of unvested shares from these board of advisors in the three-month period ending September 30, 2016 as a result of our termination agreement entered with the members of the board of advisors. Total stock-based compensation expense for these unvested shares was $38,500.

During 2016, we accelerated the vesting of all 34,100 remaining unvested shares of restricted common stock granted to employees resulting in $77,000 of stock-based compensation expense which is included in the table below. The following table illustrates the non-cash stock-based compensation expense recorded, net of amounts capitalized, during the years ended December 31, 2017 and 2016 by income statement classification:

	2017	2016
Cost of revenue	$100	$5,500
Selling and marketing expense	200	69,200
General and administrative expense	13,000	156,100
Research and development expense	100	93,600
	$13,400	$324,400

Concentration of Credit Risk

Financial instruments, which potentially subject us to concentration of credit risk, consist principally of cash and trade receivables. We place cash and, when applicable, cash equivalents, with high quality financial institutions and, by policy, limit the amount of credit exposure to any one financial institution. As of December 31, 2017, we had approximately $765,400 of cash with financial institutions in excess of FDIC insurance limits. As of December 31, 2016, the Company had approximately $330,400 of cash with financial institutions in excess of FDIC insurance limits.

For the years ended December 31, 2017 and December 31, 2016, the Company considered the following to be its most significant customers:

	2017		2016
Customer	% Sales	% Accounts Receivable	% Sales	% Accounts Receivable
Centric System	6.9%	12.6%	5.0%	11.5%
Elosoft	16.9%	56.2%	11.0%	18.8%
IDS	5.5%	0.0%	3.6%	0.0%
Uniface	6.5%	0.8%	6.1%	10.9%
Total	35.8%	69.6%	25.7%	41.2%

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Results of Operations

Set forth below is statement of operations data for the years ended December 31, 2017 and 2016 along with the dollar and percentage changes from 2016 to 2017 in the respective line items.

	Year Ended December 31,		Increase (Decrease)
	2017	2016	Dollars	Percentage
Revenue
Software licenses	$1,530,800	$1,446,600	$84,200	5.8%
Software service fees	2,297,700	2,413,700	(116,000)	(4.8)%
Other	61,000	141,000	(80,000)	(56.7)%
Total Revenue	3,889,500	4,001,300	(111,800)	(2.8)%

Cost of revenue
Software service costs	57,000	109,100	(52,100)	(47.8)%
Software product costs	11,300	38,000	(26,700)	(70.3)%
Write-down of capitalized software development costs	—	15,500	(15,500)	(100.0)%
Total Cost of revenue	68,300	162,600	(94,300)	(58.0)%
Gross profit	3,821,200	3,838,700	(17,500)	(0.5)%

Operating expenses
Selling and marketing	355,300	774,400	(419,100)	(54.1)%
General and administrative	1,558,400	2,759,200	(1,200,800)	(43.5)%
Research and development	1,500,100	2,187,900	(687,800)	(31.4)%
Total Operating expenses	3,413,800	5,721,500	(2,307,700)	(40.3)%
Income/(loss) from operations	407,400	(1,882,800)	2,290,200	(121.6)%

Other income (expense)
Change in fair value of warrants liability	—	29,300	(29,300)	(100.0)%
Interest and other income	197,000	3,700	193,300	5224.3%
Interest and other expense	(500)	(300)	(200)	66.7%
Total other income (expense)	196,500	32,700	163,800	500.9%
Loss from operations before provision for income tax	603,900	(1,850,100)	2,454,400	(132.60)%
Provision for income taxes	3,300	2,800	43,900	17.9%
Net income / (loss)	$600,600	$(1,852,900)	$2,453,500	(132.4.)%

Revenue

Software Licenses

The table that follows summarizes software licenses revenue for the years ended December 31, 2017 and 2016, and calculates the change in dollars and percentage from 2016 to 2017 in the respective line item.

	Year Ended December 31,		Increase (Decrease)
Software licenses	2017	2016	Dollars	Percentage
Windows	$1,255,200	$1,161,100	$94,100	8.1%
UNIX/Linux	275,600	285,500	(9,900)	(3.5)%
Total	$1,530,800	$1,446,600	$84,200	5.8%

Our software revenue is entirely related to our GO-Global product line, and historically has been primarily derived from product licensing fees and service fees from maintenance contracts. The majority of this revenue has been earned, and continues to be earned, from a limited number of significant customers, most of whom are resellers. Many of our resellers purchase software licenses that they hold in inventory until they are resold to the ultimate end user (a “stocking reseller”). We defer recognition of revenue from these sales (on our Consolidated Balance Sheet under the caption “Deferred Revenue”) until the stocking reseller sells the underlying software licenses to the ultimate end user. Consequently, if any of our significant stocking resellers materially change the rate at which they resell our software licenses to the ultimate end user, our software licenses revenue could be materially impacted.

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When a software license is sold directly to an end user by us, or by one of our resellers who does not stock licenses into inventory, revenue is recognized immediately upon shipment, assuming all other criteria for revenue recognition are met. Consequently, if any significant end user customer substantially changes its order level, or fails to order during the reporting period, whether the order is placed directly with us or through one of our non-stocking resellers, our software licenses revenue could be materially impacted.

Almost all stocking resellers maintain inventories of our Windows products; few stocking resellers maintain inventories of our UNIX products.

The increase in Windows software licenses revenue for the year ended December 31, 2017, as compared with the prior year, was primarily due to higher license purchases from certain OEM partners and international distributors during 2017.

Software licenses revenue from our UNIX/Linux products during 2017 is lower than during 2016 due to lower revenue from certain of our European telecommunications customers, partially offset by higher revenue from certain end users and other resellers.

We expect aggregate GO-Global software license revenue in 2018 to be approximately the same to modestly lower than 2017 levels as we are observing a mix of both lower and higher aggregate revenue from our stocking resellers. At the same time, we continue to work to maintain or improve cash flow from the GO-Global business through cost control and other measures.

Software Service Fees

The table that follows summarizes revenue recognized derived from software service fees for the years ended December 31, 2017 and 2016, and calculates the changes in dollars and percentage from 2016 to 2017 in the respective line item.

	Year Ended December 31,		Increase (Decrease)
Software service fees	2017	2016	Dollars	Percentage
Windows	$1,769,200	$1,802,500	$(33,300)	(1.8)%
UNIX/Linux	528,500	611,200	(82,700)	(13.5)%
Total	$2,297,700	$2,413,700	$(116,000)	(4.8)%

The decrease in software service fees revenue attributable to our Windows products during 2017, as compared with 2016, was primarily due to the expiration of maintenance contracts from one of our OEM partners. The aggregate of all other software service fees attributable to our Windows products were slightly higher during 2017 as compared to 2016.

The decrease in service fees revenue attributable to our UNIX products for 2017, as compared with 2016, was primarily the result of the lower level of UNIX product sales throughout the prior year and an expiration of certain long term maintenance contracts. The majority of this decrease was attributable to our European telecommunications customers, as discussed above.

We expect that software service fees for 2018 will be modestly lower than those for 2017.

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Other

The decrease in other revenue for 2017, as compared with 2016, was primarily due to a decrease in professional services associated with a large project completed for one customer in 2016, partially offset by an increase in private labeling fees associated with certain of our GO-Global ISV Partners.

Costs of Revenue

Cost of revenue is comprised primarily of software service costs, which represent the costs of customer service. Also included in cost of revenue are software product costs, which are primarily comprised of the amortization of capitalized software development costs and costs associated with licenses to third party software included in our product offerings. We incur no significant shipping or packaging costs as virtually all of our deliveries are made via electronic means over the Internet.

Research and development costs for new product development, after technological feasibility is established, are recorded as “capitalized software” on our Consolidated Balance Sheet. Such capitalized costs are subsequently amortized to cost of revenue as a component of software product costs over the shorter of three years or the remaining estimated life of the products so capitalized. We capitalized $0 of software development costs during 2017 and 2016. Amortization related to capitalized software development costs charged to costs of revenue was approximately $0 and $5,400 during 2017 and 2016, respectively. This amortization was separate from the impairment costs detailed below.

Cost of revenue for the year ended December 31, 2017 decreased by $94,300, or 58.0%, to $68,300 from $162,600 for 2016. Cost of revenue represented 1.8% and 4.1% of total revenue for the years ended December 31, 2017 and 2016, respectively.

Software Service Costs - Software service costs decreased during 2017, as compared with 2016, due to lower customer support costs associated with GoGlobal. We expect software service costs for 2018 to approximately the same as 2017 as we have been able to reduce headcount costs in this area due to a lower level of effort required.

Software Product Costs - The decrease in software product costs for 2017, as compared with 2016, was due to all capitalized software development being fully amortized.

Write-Down of Capitalized Software Development Cost - During 2017 and 2016, the Company wrote down the capitalized software development costs of $0 and $15,500, respectively. These costs were associated solely with the hopTo consumer product which we do not anticipate to monetize during the period in which these costs were scheduled to be amortized. These impairment costs are in addition to the amortization costs detailed above.

For the reasons outlined above, we expect 2018 costs of revenue to be approximately the same as 2017 levels.

Selling and Marketing Expenses. Selling and marketing expenses primarily consist of employee costs (inclusive of non-cash stock-based compensation expense), outside services and travel and entertainment expenses.

Selling and marketing expenses for the year ended December 31, 2017 decreased by $419,100, or 54.1%, to $355,300 from $774,400 in 2016. Selling and marketing expenses for the years ended December 31, 2017 and 2016 represented approximately 9.1% and 19.4% of total revenue, respectively. The decrease in selling and marketing expenses during 2017, compared to 2016, was due to a combination of lower headcount and a decrease in advertising and promotional costs associated with hopTo Work as we have suspended sales and marketing activity for that product.

We expect 2018 sales and marketing expenses to be slightly higher than 2017 levels as we make some modest investment into marketing activity for the GO-Global products.

General and Administrative Expenses. General and administrative expenses primarily consist of employee, amortization and depreciation, legal, accounting, other professional services including those related to our patents, rent, travel and entertainment and insurance. Certain costs associated with being a publicly-held corporation are also included in general and administrative expenses, as well as bad debts expense.

26

General and administrative expenses for the year ended December 31, 2017 decreased by $1,200,800, or 43.5%, to $1,558,400 from $2,759,200 for 2016. General and administrative expenses for the years ended December 31, 2017 and 2016 represented approximately 40.1% and 69.0% of total revenue, respectively.

The decrease in general and administrative expense in 2017 was due to a combination of decreased rent expense associated with lower net operating leases for the sublease of our Campbell office, decreased executive compensation associated with the part-time arrangement for CEO and CFO positions, decreased legal expenses associated with activity related to our patents, lower stock compensation expense associated with the decrease of the stock price, other lower costs associated with investor relations, and lower accruals for potential liquidated damages resulting from delays in filing registration statements for shares of common stock and shares of common stock underlying warrants for certain of the private placements that the Company closed in prior periods.

In 2018, we intend to continue cost controls and to benefit from lower rent expense associated with consolidation of our headquarters location to Concord, NH. We also intend maintain our general and administrative headcount and use of legal service to a level consistent with the second half of 2017 and our financial resources. We therefore expect that our 2018 general and administrative costs will be lower than those for 2017.

Research and Development Expenses. Research and development expenses consist primarily of employee costs, payments to contract programmers, travel and entertainment for our engineers, and all rent for our leased engineering facilities.

Research and development expenses, net of amounts capitalized, decreased by $687,800, or 31.4%, to $1,500,100 for the year ended December 31, 2017 from $2,187,900 in the prior year. Research and development expenses for the years ended December 31, 2017 and 2016 represented approximately 38.6% and 54.7% of total revenue, respectively.

During both 2017 and 2016, we capitalized $0 of software development costs.

The decrease in research and development expense is primarily due to our suspension of development activity for hopTo products, resulting in lower employee costs associated with lower headcount, lower payments to contract programmers, and lower operating rent expense.

In 2018, we expect to make some modest targeted investments in research and development resources associated with our GO-Global products based on market feedback. We therefore expect 2018 research and development expenses, net of capitalized software developments costs to be slightly higher than 2017 levels.

Change in Fair Value of Warrants Liability. During 2017 and 2016, we recognized a net change of $0 and $29,300 respectively, in the aggregate fair value of the warrant liability (See Note 8 to Notes to Consolidated Financial Statements). The change in fair value of warrants liability was approximately 0.0% and 0.7% of total revenues for the years ended December 31, 2017 and 2016, respectively. Such amounts resulted from price changes in the market value for our common stock and can vary from period to period due to the exercise and/or issuance of warrants accounted for under the liability method. For further information regarding our Warrants Liability, see Note 8 to the Notes to Consolidated Financial Statements.

Income Taxes. For the years ended December 31, 2017 and 2016, we recorded a current tax provision for a foreign subsidiary of approximately $3,300 and $2,800, respectively. At December 31, 2017, we had approximately $62.3 million of federal net operating loss carryforwards, which will begin to expire in 2018. Also at December 31, 2017, we had approximately $6.9 million of California state net operating loss carryforwards available to reduce future taxable income, which begin to expire in 2017. During the years ended December 31, 2017 and 2016, we utilized $193,376 federal and no California net operating losses and have recorded a full valuation allowance against each of them.

At December 31, 2017, we had approximately $1.0 million of federal research and development tax credits, for which a full valuation allowance has been provided. Such tax credits will begin to expire in 2018.

27

Net Income/ (Loss). As a result of the foregoing items, we reported a net income of $600,600 for the year ended December 31, 2017, as compared with a net loss of $1,852,900 for 2016.

Liquidity and Capital Resources

Our reported net income of $600,600 in 2017 included two significant non-cash items: depreciation and amortization of $51,200 and stock-based compensation expense of $13,400.

We did not invest in capital expenditures or capitalized software development cost during 2017.

We sold seven patents in the fourth quarter of 2017 with $0 net book value for net proceeds after expenses of $320,000 and some expensed equipment for $900.

During fiscal 2017: (1) we reduced our operating expense from approximately $1.3 million per quarter to less than $0.8 million; (2) we have improved the operating results from our GO-Global business and have reasonable confidence in its ability to generate cash for at least the next 12 months; (3) sold several patents for cash; and (4) we increased our cash position from a low of $300 thousand in August of 2016 to $1.0 million at December 31, 2017.

In addition, for the reasons described above, we expect our results from operations and capital resources will be sufficient to fund our operations for at least the next 12 months from the date of the filing of this Annual Report on Form 10-K however, we do not expect these funds and resources to be sufficient for material new investments in our GO-Global business.

In order to achieve the expense controls in the past fiscal year, we implemented significant expense reductions, including (1) a limited number of employee layoffs primarily related to the hopTo product; (2) during the three month period ended September 30, 2016, our CEO and CFO voluntarily agreed with our board of directors to defer 50% of their salary beginning September 1, 2016 until such time as the Company can reasonably pay such compensation upon approval by the board of directors; (and on October 25, 2017, the board of directors of the Company determined that the financial status of the Company had improved and accordingly, determined that it was reasonable for the Company to pay 50% of this deferred salary and such payments were made to the CFO and CEO on October 30, 2017) and (3) undertook other expense reduction initiatives related to related to patent maintenance, real estate and use of professionals.

We no longer are considering potentially suspending or terminating our SEC filing status, although we reserve the right to do so subject to applicable law.

We have had, and as a regular part of our business from time to time continue to have, discussions with various parties about the possibility of strategic transactions.

Cash

As of December 31, 2017, cash was $1,015,400 as compared with $546,200 as of December 31, 2016, an increase of $469,200, or 85.9%. The increase primarily resulted from the cash generated by our operations and the net proceeds from the sale of 7 patents in October 2017.

Accounts Receivable, net

At December 31, 2017 and 2016, we had $426,800 and $355,300, respectively, in accounts receivable, net of allowances totaling $7,800 and $7,700, respectively. The increase in net accounts receivable was primarily due to higher sales during the three-month period ended December 31, 2017, as compared with same period ended December 31, 2016. We collect the significant majority of our quarter-end accounts receivable during the subsequent quarter; accordingly, increases or decreases in accounts receivable from one period to the next tends to be indicative of the trend in our sales from one period to the next. From time to time, we could have individually significant accounts receivable balances due us from one or more of our significant customers. If the financial condition of any of these significant customers should deteriorate, our operating results could be materially affected.

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Working Capital

As of December 31, 2017, we had current assets of $1,555,100 and current liabilities of $3,502,900, which netted to a working capital deficit of $(1,947,800). Included in current liabilities was the current portion of deferred revenue of $1,409,700 and an accrual for potential liquidated damages of $855,100 (see Note 12).

Commitments and Contingencies

The following table discloses our contractual commitments for future periods, which consist entirely of leases for office space and is inclusive of our contractual commitments for our Campbell, California office, including the commitments under the lease amendment for 1919 S. Bascom Avenue. The table assumes that we will occupy all currently leased facilities for the full term of each respective lease:

	Lease Payments	Sublease Receipts	Total
2018	475,400	(420,800)	54,600

Rent expense aggregated approximately $67,600 and $141,700 for the years ended December 31, 2017 and 2016, respectively.

Recent Accounting Pronouncements

In May 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). Subsequently FASB has released several updates to ASU 2014-09 including ASU 2016- 20, ASU 2016-12, ASU-2016-10, ASU-2016-08, and ASU-2015-14. The effective date for ASU 2014-09 is January 1, 2018. The new standard supersedes nearly all existing revenue recognition standards. The Company expects to adopt this standard using the modified retrospective approach. The Company has substantially completed its assessment of the new standard, but is continuing to assess potential impacts primarily related to upgrade rights held by a limited number of customers. We believe the most significant change to the timing and amount of revenue recognition under the new standard is related to our stocking orders. Under the current standard, we defer substantially all of the licensing revenue associated with stocking orders until delivery to the end user. Under the new standard, substantially all licensing revenue from stocking orders will be recognized at the time the licenses are delivered to our customers, who are generally resellers or distributors. Based upon our agreements with our customers, we believe that under the new standard, the ownership rights and rewards of the software licenses have been transferred. Due to this change, we anticipate that we will record substantially all of our deferred licensing revenue to retained earnings under the modified retrospective approach in Q1 2018.

As a result of the adoption of ASU NO. 2014-09 we expect our annual and quarterly revenues to be subject to greater variability.

Item 7A.	Quantitative and Qualitative Disclosures About Market Risk

Not applicable for smaller reporting companies.

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ITEM 8.	FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA

30

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Shareholders of hopTo Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheets of hopTo Inc. and subsidiaries (the “Company”) as of December 31, 2017 and 2016, the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the two year period ended December 31, 2017, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company and subsidiaries as of December 31, 2017 and 2016, and the results of their operations and their cash flows for each of the years in the two year period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Accounting Company Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Macias Gini & O’Connell LLP

We have served as the Company’s auditor since 2008.

Sacramento, California

April 17, 2018

31

hopTo Inc.

Consolidated Balance Sheets

	As of December 31,
	2017	2016
Assets
Current Assets:
Cash	$1,015,400	$546,200
Accounts receivable, net of allowance for doubtful accounts of $7,800 and $7,700, respectively	426,800	355,300
Prepaid expenses and other current assets	112,900	38,700
Total Current Assets	1,555,100	940,200

Property and equipment, net	30,800	143,300
Other assets	17,800	109,000
Total Assets	$1,603,700	$1,192,500

Liabilities and Shareholders’ Equity (Deficit)
Current Liabilities:
Accounts payable	$251,700	$575,500
Accrued expenses	107,700	87,400
Accrued wages	275,700	312,900
Deferred rent	74,100	24,100
Capital lease	—	6,800
Deposit liability	93,500	—
Deferred revenue	1,845,100	1,759,000
Other current liabilities	855,100	571,100
Total Current Liabilities	3,502,900	3,336,800

Long Term Liabilities:
Deferred revenue	1,409,700	1,694,600
Deposit liability	—	81,400
Deferred rent	—	2,600
Total Liabilities	4,912,600	5,115,400

Commitments and contingencies (Note 12)

Shareholders’ Equity (Deficit):
Preferred stock, $0.01 par value, 5,000,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 195,000,000 shares authorized, 9,804,400 shares issued and outstanding, respectively	$14,700	$14,700
Additional paid-in capital	78,525,600	78,512,200
Accumulated deficit	(81,849,200)	(82,449,800)
Total Shareholders’ Deficit	(3,308,900)	(3,922,900)
Total Liabilities and Shareholders’ Deficit	$1,603,700	$1,192,500

See accompanying notes to consolidated financial statements

32

hopTo Inc.

Consolidated Statements of Operations

	For the Years Ended December 31,
	2017	2016
Revenue
Software licenses	$1,530,800	$1,446,600
Software service fees	2,297,700	2,413,700
Other	61,000	141,000
Total Revenue	3,889,500	4,001,300

Cost of Revenue
Software service costs	57,000	109,100
Software product costs	11,300	38,000
Write-down of capitalized software development costs	—	15,500
Total Cost of Revenue	68,300	162,600

Gross Profit	3,821,200	3,838,700

Operating Expenses
Selling and marketing	355,300	774,400
General and administrative	1,558,400	2,759,200
Research and development	1,500,100	2,187,900
Total Operating Expenses	3,413,800	5,721,500

Profit / (loss) from Operations	407,400	(1,882,800)

Other Income (Expense)
Change in fair value of warrants liability	—	29,300
Interest and other income	197,000	3,700
Interest and other expense	(500)	(300)
Total Other Income (Expense)	196,500	32,700
Profit / (loss) from operations before provision for income tax	603,900	(1,850,100)
Provision for income tax	3,300	2,800

Net Income / (Loss)	$600,600	$(1,852,900)
Earnings / (loss) per share – basic and diluted	$0.06	$(0.19)
Weighted Average Common Shares Outstanding – Basic and Diluted	9,804,400	9,770,076

See accompanying notes to consolidated financial statements

33

hopTo Inc.

Consolidated Statements of Shareholders’ Equity (Deficit)

	For the Years Ended December 31,
	2017	2016
Preferred stock - shares outstanding
Beginning balance	—	—
Ending balance	—	—
Common stock - shares outstanding
Beginning balance	9,804,462	9,731,233
Employee stock option issuances	—	1,800
Reconciling variance	(62)	—
Vesting of restricted stock awards	—	71,429
Ending balance	9,804,400	9,804,462
Common stock – amount
Beginning balance	$14,700	$14,600
Vesting of restricted stock awards	—	100

Ending balance	$14,700	$14,700
Additional paid-in capital
Beginning balance	$78,512,200	$78,189,300
Stock-based compensation expense	13,400	324,400
Company payment of employee taxes for stock-based compensation	—	(2,700)
Proceeds from exercise of employee stock options	—	1,500
Other rounding	—	(300)
Ending balance	$78,525,600	$78,512,200
Accumulated deficit
Beginning balance	$(82,449,800)	$(80,596,900)
Net Income (Loss)	600,600	(1,852,900)
Ending balance	$(81,849,200)	$(82,449,800)

Total Shareholders’ Deficit	$(3,308,900)	$(3,922,900)

See accompanying notes to consolidated financial statements

34

hopTo Inc.

Consolidated Statements Of Cash Flows

	For the Years Ended December 31,
	2017	2016
Cash Flows Provided By (Used In) Operating Activities:
Net profit / (loss)	$600,600	$(1,852,900)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	51,200	94,600
Write-down of capitalized software development costs	-	15,500
Stock based compensation expense	13,400	324,400
Company payments of employee taxes for stock-based compensation	-	(2,700)
Revenue deferred to future periods	2,752,600	2,944,800
Recognition of deferred revenue	(2,951,400)	(3,424,000)
Change in allowance for doubtful accounts	100	(9,600)
Change in fair value of derivative instruments - warrants	-	(29,300)
Accretion of warrants liability for consulting services	-	(2,300)
Loss /(gain) on disposal of fixed assets	60,400	(3,300)
Loss on sublease	63,100	-
Net gain on sale of patents	(320,000)	-
Interest accrued for capital lease	200	800
Changes in severance liability	-	(5,900)
Changes in deferred rent	(15,700)	(21,000)
Changes in operating assets and liabilities:
Accounts receivable	(71,600)	89,200
Prepaid expenses and other current assets	(74,200)	100,500
Other assets (LT)	91,200	-
Accounts payable	(323,800)	190,300
Accrued expenses	20,300	17,700
Accrued wages	(37,200)	(244,400)
Deposit liability	12,100	-
Other current liabilities	284,000	571,100
Net Cash Provided By (Used In) Operating Activities	155,300	(1,246,500)
Cash Flows Provided By (Used In) Investing Activities:
Proceeds from sale of fixed assets	900	23,300
Proceeds from sale of patents	320,000	-
Net Cash Provided By Investing Activities	320,900	23,300
Cash Flows Provided By (Used In) Financing Activities:
Proceeds from exercise of employee stock options	-	1,500
Payments for capital lease	(7,000)	(9,400)
Net Cash Used In Financing Activities	(7,000)	(7,900)
Net Increase/ (Decrease) in Cash	469,200	(1,231,100)
Cash, beginning of year	546,200	1,777,300
Cash, end of year	$1,015,400	$546,200

See accompanying notes to consolidated financial statements

35

Notes to Consolidated Financial Statements

1. Basis of Presentation

The Company. Our Board of Directors adopted an amendment to our Certificate of Incorporation changing our name from GraphOn Corporation to hopTo Inc. effective September 9, 2013. A Certificate of Amendment of Incorporation was filed with the Delaware Secretary of State implementing the name change. The amendment had been previously approved by our stockholders. Our headquarters are in Concord, NH.

hopTo Inc., and its subsidiaries are developers of application publishing software which includes application virtualization software and cloud computing software for multiple computer operating systems including Windows, UNIX and several Linux-based variants.

The Company sells a family of products under the brand name GO-Global, which is a software application publishing business and is the Company’s sole revenue source at this time. GO-Global is an application access solution for use and/or resale by independent software vendors (“ISVs”), corporate enterprises, governmental and educational institutions, and others, who wish to take advantage of cross-platform remote access and Web-enabled access to their existing software applications, as well as those who are deploying secure, private cloud environments.

Since 2012 we have also been developing several products in the field of software productivity for mobile devices such as tablets and smartphones, which have been marketed under the hopTo brand. The hopTo products were originally marketed to consumers and were later also marketed to small and medium sized businesses and enterprise level customers under the name hopTo Work. hopTo Work allows customers to instantly transform their legacy applications to become touch friendly on modern mobile devices. During 2016, we also worked to integrate hopTo Work with certain software products offered by Citrix Systems.

As of Q4 2016, we have effectively ceased all of our sales, marketing and R&D efforts for the hopTo products, and at this time we do not expect any meaningful revenues from these products in the foreseeable future.

We continue to own all hopTo-related IP including source-code, related patents, and the relevant trademarks, other than seven patents we sold to Salesforce.com in 2017. We continue to believe that we may be able to extract value from these assets and are currently working to do so at this time.

Over the years, the Company has also made significant investments in intellectual property (“IP”). It has filed many patents designed to protect the new technologies embedded in hopTo. As of March 31, 2018, 53 patents have been granted by the USPTO. Due to financial constraints on our operations, we have suspended patent prosecution activity other than to pay maintenance or issuance fees for patents already approved by USPTO.

On January 27, 2016, we filed an amendment of our Amended and Restated Certificate of Incorporation, as amended, to effect a 1-for-15 reverse stock split of our common stock (the “Reverse Stock Split”). The Reverse Stock Split became effective in the stock market upon commencement of trading on January 28, 2016. As a result of the Reverse Stock Split, every fifteen shares of our pre-Reverse Stock Split common stock were combined and reclassified into one share of our common stock. No fractional shares were issued in connection with the Reverse Stock Split, and cash paid to stockholders for potential fractional shares was insignificant. The number of shares of common stock subject to outstanding options, restricted stock units, warrants and convertible securities were also reduced by a factor of fifteen as of January 27, 2016. All historical share and per share amounts reflected throughout this report have been adjusted to reflect the Reverse Stock Split. The authorized number of shares and the par value per share of our common stock were not affected by the Reverse Stock Split.

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2. Significant Accounting Policies

Basis of Presentation and Use of Estimates. The consolidated financial statements include the accounts of hopTo Inc. and its subsidiaries (collectively, “we”, “us”, “our”, or “Company”); significant intercompany accounts and transactions are eliminated upon consolidation. The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. These estimates include: the amount of stock-based compensation expense; the allowance for doubtful accounts; the estimated lives of property of equipment, valuation and amortization of intangible assets (including capitalized software); depreciation of long-lived assets; valuation of warrants; post-employment benefits; and accruals for liabilities and taxes. While the Company believes that such estimates are fair, actual results could differ materially from those estimates.

Property and Equipment. Property and equipment are stated at cost. Depreciation is calculated using the straight-line method over the estimated useful lives of the respective assets, between three and seven years. Amortization of leasehold improvements is calculated using the straight-line method over the lesser of the lease term or useful lives of the respective assets, between three and seven years.

Shipping and Handling. Shipping and handling costs are included in cost of revenue for all periods presented.

Software Development Costs. Under the criteria set forth in Financial Accounting Standards Board’s (FASB) Accounting Standards Codification (ASC) 985-20, “Costs of Software to be Sold, Leased or Marketed,” development costs incurred in the research and development of new software products are expensed as incurred until technological feasibility, in the form of a working model, has been established, at which time such costs are capitalized until the product is available for general release to customers. The Company did not capitalize any software development costs during 2017 or 2016. The Company makes ongoing evaluations of the recoverability of its capitalized software projects by comparing the net amount capitalized for each product to the estimated net realizable value of the product. If such evaluations indicate that the unamortized software development costs exceed the net realizable value, the Company writes off the amount by which the unamortized software development costs exceed net realizable value (see Note 3).

Revenue Recognition. The Company markets and licenses products indirectly through channel distributors, independent software vendors (“ISVs”), value-added resellers (“VARs”) (collectively “resellers”) and directly to corporate enterprises, governmental and educational institutions and others. Its product licenses are perpetual. The Company also separately sells intellectual property licenses, maintenance contracts (which are comprised of license updates and customer service access), and other products and services.

For the years ended December 31, 2016 and 2017, software license revenues were recognized when:

●	Persuasive evidence of an arrangement exists (i.e., when the Company signs a non-cancelable license agreement wherein the customer acknowledges an unconditional obligation to pay, or upon receipt of the customer’s purchase order), and

●	Delivery has occurred or services have been rendered and there are no uncertainties surrounding product acceptance (i.e., when title and risk of loss have been transferred to the customer, which generally occurs when the media containing the licensed program(s) is provided to a common carrier or, in the case of electronic delivery, when the customer is given access to the licensed programs), and

●	The price to the customer is fixed or determinable, as typically evidenced in a signed non-cancelable contract, or a customer’s purchase order, and

●	Collectability is probable. If collectability is not considered probable, revenue is recognized when the fee is collected.

37

Revenue recognized on software arrangements involving multiple deliverables is allocated to each deliverable based on vendor-specific objective evidence (“VSOE”) or third party evidence of the fair values of each deliverable; such deliverables include licenses for software products, maintenance, private labeling fees, or customer training. The Company limits its assessment of VSOE for each deliverable to either the price charged when the same deliverable is sold separately or the price established by management having the relevant authority to do so, for a deliverable not yet sold separately.

If sufficient VSOE of fair value does not exist, so as to permit the allocation of revenue to the various elements of the arrangement, all revenue from the arrangement is deferred until such evidence exists or until all elements are delivered. If VSOE of the fair value does not exist and the only undelivered element is maintenance, then we recognize revenue on a ratable basis. If VSOE of the fair value of all undelivered elements exists but evidence does not exist for one or more delivered elements, then revenue is recognized using the residual method. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is recognized as revenue.

Certain resellers (“stocking resellers”) purchase product licenses that they hold in inventory until they are resold to the ultimate end-user (an “inventory stocking order”). At the time that a stocking reseller places an inventory stocking order, no product licenses are shipped by the Company to the stocking reseller rather, the stocking reseller’s inventory is credited with the number of licenses purchased and the stocking reseller can resell (issue) any number of licenses from their inventory at any time. Upon receipt of an order to issue one or more licenses from a stocking reseller’s inventory (a “draw down order”), the Company will ship the licenses(s) in accordance with the draw down order’s instructions. The Company defers recognition of revenue from inventory stocking orders until the underlying licenses are sold and shipped to the end user, as evidenced by the receipt and fulfillment of the stocking reseller’s draw down order, assuming all other revenue recognition criteria have been met.

There are no rights of return granted to purchasers of the Company’s software products.

Effective January 1, 2018, ASC 606, Revenue from Contracts with Customers, changed the recognition of revenue standards for reporting periods beginning after December 31, 2017.

In May 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). Subsequently FASB has released several updates to ASU 2014-09 including ASU 2016- 20, ASU 2016-12, ASU-2016-10, ASU-2016-08, and ASU-2015-14. The effective date for ASU 2014-09 is January 1, 2018. The new standard supersedes nearly all existing revenue recognition standards. The Company expects to adopt this standard using the modified retrospective approach. The Company has substantially completed its assessment of the new standard, but is continuing to assess potential impacts primarily related to upgrade rights held by a limited number of customers. We believe the most significant change to the timing and amount of revenue recognition under the new standard is related to our stocking orders. Under the current standard, we defer substantially all of the licensing revenue associated with stocking orders until delivery to the end user. Under the new standard, substantially all licensing revenue from stocking orders will be recognized at the time the licenses are delivered to our customers, who are generally resellers or distributors. Based upon our agreements with our customers, we believe that under the new standard, the ownership rights and rewards of the software licenses have been transferred. Due to this change, we anticipate that we will record substantially all of our deferred licensing revenue to retained earnings under the modified retrospective approach in Q1 2018.

As a result of the adoption of ASU NO. 2014-09 we expect our annual and quarterly revenues to be subject to greater variability.

Revenue is recognized from maintenance contracts ratably over the related contract period, which generally ranges from one to five years.

All of the Company’s software licenses are denominated in U.S. dollars.

Deferred Rent. The leases for both of the Company’s subleased former offices in Campbell, California contain free rent and predetermined fixed escalations in our minimum rent payments (See Notes 7 and 12). Rent expense related to these leases is recognized on a straight-line basis over the terms of the leases. Any difference between the straight-line rent amounts and amounts payable under the leases is recorded as part of deferred rent in current or long-term liabilities, as appropriate. The monthly rent payments due to the Company for the sublease of the office at 1919 S. Bascom Avenue fully offsets the rent payments due under the Company’s lease for that space.

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Incentives received upon entering into the lease agreement are recognized on a straight-line basis as a reduction to rent over the term of the lease. The unamortized portion of these incentives are recorded as a part of deferred rent in current or long-term liabilities, as appropriate.

Allowance for Doubtful Accounts. The Company maintains an allowance for doubtful accounts that reflects our best estimate of potentially uncollectible trade receivables. Such allowance is based on assessments of the collectability of specific customer accounts and the general aging and size of the accounts receivable. We regularly review the adequacy of our allowance for doubtful accounts by considering such factors as historical experience, credit worthiness, and current economic conditions that may affect a customer’s ability to pay. We specifically reserve for those accounts deemed uncollectible. We also establish, and adjust, a general allowance for doubtful accounts based on our review of the aging and size of our accounts receivable. The following table illustrates the details of the Allowance for Doubtful Accounts for the years ended December 31, 2017 and 2016:

	Beginning Balance	Charge Offs	Recoveries	Provision	Ending Balance
2017	$7,700	$—	$—	$100	$7,800
2016	$17,300	$(3,700)	$—	$(5,900)	$7,700

Income Taxes. In accordance with FASB ASC 740-10-05, “Income Taxes,” the Company performed a comprehensive review of uncertain tax positions as of December 31, 2017. In this regard, an uncertain tax position represents the expected treatment of a tax position taken in a filed tax return, or planned to be taken in a future tax return, that has not been reflected in measuring income tax expense for financial reporting purposes.

The Company and one or more of its subsidiaries are subject to United States federal income taxes, as well as income taxes of multiple state and foreign jurisdictions. The Company and its subsidiaries are no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years prior to 2011. There are no tax examinations currently underway for any of the Company’s or its subsidiaries’ tax returns for years subsequent to 2010.

The Company’s policy for deducting interest and penalties is to treat interest as interest expense and penalties as taxes. The Company had not accrued any amount for the payment of interest or penalties related to any uncertain tax positions at either December 31, 2017 or 2016, as its review of such positions indicated that such potential positions were minimal.

Under FASB ASC 740-10-05, “Income Taxes,” deferred income taxes are recognized for the tax consequences of temporary differences between the financial statement and income tax bases of assets, liabilities and net loss carryforwards using enacted tax rates. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount that is more likely than not expected to be realized. Realization is dependent upon future pre-tax earnings, the reversal of temporary differences between book and tax income, and the expected tax rates in effect in future periods.

Fair Value of Financial Instruments. The fair value of the Company’s accounts receivable, accounts payable and other current liabilities approximate their carrying amounts due to the relative short maturities of these items.

The fair value of the Company’s warrants are determined in accordance with FASB ASC 820, “Fair Value Measurement,” which establishes a fair value hierarchy that prioritizes the assumptions (inputs) to valuation techniques used to price assets or liabilities that are measured at fair value. The hierarchy, as defined below, gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The guidance for fair value measurements requires that assets and liabilities measured at fair value be classified and disclosed in one of the following categories:

●	Level 1: Defined as observable inputs, such as quoted (unadjusted) prices in active markets for identical assets or liabilities.

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●	Level 2: Defined as observable inputs other than quoted prices included in Level 1. This includes quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

●	Level 3: Defined as unobservable inputs to the valuation methodology that are supported by little or no market activity and that are significant to the measurement of the fair value of the assets or liabilities. Level 3 assets and liabilities include those whose fair value measurements are determined using pricing models, discounted cash flow methodologies or similar valuation techniques, as well as significant management judgment or estimation.

As of December 31, 2017 and 2016, the Company did not have any Warrants Liability reported.

Derivative Financial Instruments. The Company currently does not have a material exposure to either commodity prices or interest rates; accordingly, it does not currently use derivative instruments to manage such risks. The Company evaluates all of its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives. All derivative financial instruments are recognized in the balance sheet at fair value. Changes in fair value are recognized in earnings if they are not eligible for hedge accounting or in other comprehensive income if they qualify for cash flow hedge accounting.

Long-Lived Assets. Long-lived assets are assessed for possible impairment whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, whenever the Company has committed to a plan to dispose of the assets or, at a minimum, annually. Typically, for long-lived assets to be held and used, measurement of an impairment loss is based on the fair value of such assets, with fair value being determined based on appraisals, current market value, comparable sales value, and undiscounted future cash flows, among other variables, as appropriate. Assets to be held and used affected by an impairment loss are depreciated or amortized at their new carrying amount over their remaining estimated life; assets to be sold or otherwise disposed of are not subject to further depreciation or amortization. During 2017 and 2016, we determined that there was an impairment of $0 and $15,500, respectively, associated with certain capitalized software development expense (see Note 3).

Loss Contingencies. The Company is subject to the possibility of various loss contingencies arising in the ordinary course of business. The Company considers the likelihood of the loss or impairment of an asset or the incurrence of a liability as well as its ability to reasonably estimate the amount of loss in determining loss contingencies. An estimated loss contingency is accrued when it is probable that a liability has been incurred or an asset has been impaired and the amount of the loss can be reasonably estimated. The Company regularly evaluates current information available to it to determine whether such accruals should be adjusted. No such loss contingency was recorded during the years ended December 31, 2017 and 2016.

Stock-Based Compensation. The Company applies the fair value recognition provisions of FASB ASC 718-10, “Compensation – Stock Compensation.”

Valuation and Expense Information Under FASB ASC 718-10

The Company recorded stock-based compensation expense of $13,400 and $324,400 in the years ended December 31, 2017 and 2016, respectively. No expense was capitalized related to software development. As required by FASB ASC 718-10, the Company estimates forfeitures of employee stock-based awards and recognizes compensation cost only for those awards expected to vest. Forfeiture rates are estimated based on an analysis of historical experience and are adjusted to actual forfeiture experience as needed.

During 2016, we awarded 35,000 shares of restricted common stock to seven members of our board of advisors. The valuation of the restricted common stock awards was based on the closing fair market value of our common stock on the grant date. For these awards, such fair market value was $1.65 per share. These shares were canceled in the three month period ended September 2016.

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For stock options granted, the Company set the exercise price equal to the closing fair market value of the Company’s common stock as of the grant date. No options were issued during the years ended December 31 2017 and 2016.

The following table illustrates the non-cash stock-based compensation expense recorded during the years ended December 31, 2017 and 2016 by income statement classification:

	2017	2016
Cost of revenue	$100	$5,600
Selling and marketing expense	200	69,200
General and administrative expense	13,000	156,000
Research and development expense	100	93,600
	$13,400	$324,400

Estimated compensation expense is based on the estimated fair value of each option granted on the date of grant using a binomial model, using the estimated annualized forfeiture rate based on an analysis of historical data and considered the impact of events such as work force reductions we carried out in previous years. The expected term of our stock-based awards was based on historical award holder exercise patterns and considered the market performance of our common stock and other items. The estimated exercise factor was based on an analysis of historical data; historical exercise patterns; and a comparison of historical and current share prices. The approximate risk free interest rate was based on the implied yield available on U.S. Treasury issues with remaining terms equivalent to our expected term on our stock-based awards.

The Company used the average historical volatility of its daily closing price for a period of time equal in length to the expected option term for the option being issued. The period of time over which historical volatility was measured ended on the last day of the quarterly reporting period during which the stock-based award was made.

The Company does not anticipate paying dividends on its common stock for the foreseeable future.

Earnings Per Share of Common Stock. FASB ASC 260-10, “Earnings Per Share,” provides for the calculation of basic and diluted earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss attributable to common shareholders by the weighted-average number of common shares outstanding for the period. Diluted earnings per share reflects the potential dilution of securities by adding other common stock equivalents, including common stock options, warrants, and unreleased (unvested) restricted stock awards in the weighted average number of common shares outstanding for a period, if dilutive. Potentially dilutive securities are excluded from the computation if their effect is antidilutive. For the year ended December 31, 2017 and 2016, 1,153,287 and 1,382,841, respectively, common shares equivalents were excluded in the computation of diluted earnings per share since its effect would be antidilutive.

Comprehensive Loss. FASB ASC 220-10, “Reporting Comprehensive Income,” establishes standards for reporting comprehensive income and its components in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income, as defined, includes all changes in equity (net assets) during the period from non-owner sources. Examples of items to be included in comprehensive income, which are excluded from net income, include foreign currency translation adjustments and unrealized gain/loss of available-for-sale securities. The individual components of comprehensive income (loss) are reflected in the consolidated statement of operations. For the years ended December 31, 2017 and 2016, there were no changes in equity (net assets) from non-owner sources.

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Recent Accounting Pronouncements.

In May 2014, FASB issued Accounting Standards Update (“ASU”) No. 2014-09 “Revenue from Contracts with Customers (Topic 606)” (“ASU 2014-09”). Subsequently FASB has released several updates to ASU 2014-09 including ASU 2017-17, ASU 2017-13, ASU 2016- 20, ASU 2016-12, ASU-2016-10, ASU-2016-08, and ASU-2015-14. The effective date for ASU 2014-09 is January 1, 2018. See discussion of the impact of this new standard in the Revenue Recognition section of this note above.

3. Capitalized Software Development Costs

As of December 31, 2017 and 2016, the Company’s total capitalized software development costs of $490,440 were fully amortized. There was no amortization expense in either 2017 or 2016.

During 2017 and 2016, we did not capitalize any software development costs associated with hopTo. Such costs were the cost of licenses to third party software used by hopTo.

Amortization of capitalized software development costs is a component of costs of revenue. Capitalized software development costs amortization aggregated $0 and $5,400 during the years ended December 31, 2017 and 2016, respectively.

During 2017 and 2016, we determined that an impairment of $0 and $15,500, respectively, existed with certain capitalized software development costs associated with our hopTo consumer product and recognized that cost as part of cost of revenue.

4. Property and Equipment

Property and equipment as of December 31, 2017 and 2016 consisted of the following:

	2017	2016
Equipment	$184,600	$258,700
Furniture & fixture	3,600	190,600
Leasehold improvements	167,600	167,600
	355,800	616,900
Less: accumulated depreciation and amortization	325,000	473,600
	$30,800	$143,300

Aggregate property and equipment depreciation expense for the years ended December 31, 2017 and 2016 was $51,200 and $89,200 respectively. During 2017 and 2016, we did not capitalize any property and equipment. During 2017, we retired equipment with costs of $74,100 and furniture and fixtures with costs of $187,000. During 2016, we retired equipment with costs of $55,000 and furniture and fixtures with costs of $43,300. The $261,100 and $98,300 total in assets retired in 2017 and 2016, respectively, had total remaining book value of $61,300 and $20,000.

5. Accrued Expenses

Accrued expenses as of December 31, 2017 and 2016 consisted of the following:

	2017	2016
Consulting services	$20,500	$35,000
Franchise tax	900	1,500
Software and subscription fees	100	2,300
Board of director fees	64,000	23,000
Royalty fees	5,400	10,800
Other	16,800	14,800
	$107,700	$87,400

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6. Severance Liability

In August of 2015 we agreed to provide a terminated employee a lump sum payment $15,000 and six months of medical coverage payments which ended on March 2, 2016. As of December 31, 2017 and 2016, the Company had no outstanding severance liability.

7. Deferred Rent

The leases for both of the Company’s subleased former offices in Campbell, California contain free rent and predetermined fixed escalations in our minimum rent payments. Rent expense related to these leases is recognized on a straight-line basis over the terms of the leases. Any difference between the straight-line rent amounts and amounts payable under the leases is recorded as part of deferred rent in current or long-term liabilities, as appropriate. The monthly rent payments due to the Company for the sublease of the office at 1919 S. Bascom Avenue fully offset the rent payments due under the Company’s lease for that space. The monthly rent payments due to the Company for the sublease of the office at 51 East Campbell Avenue will offset approximately 62% of the monthly rent payments due to the landlord under the Company’s lease for that space. During the three-month period ended September 30, 2017, the Company recorded a loss of $62,900 representing the total of the shortfall of monthly rent payments over the life of this sublease. As of December 31, 2017, $13,800 remains on the balance sheet as a lease liability to be amortized over the remaining 10 months of the sublease.

Incentives that we received upon entering into the S. Bascom Avenue lease agreement are recognized on a straight-line basis as a reduction to rent over the term of the lease. We record the unamortized portion of these incentives as a part of deferred rent in current or long-term liabilities, as appropriate.

As of December 31, 2017 deferred rent was:

Component	Current Liabilities	Long-Term Liabilities	Total
Lease liability - ST	$13,800	$—	$13,800
Deferred rent expense	27,200	—	27,200
Deferred rent benefit	33,100	—	33,100
	$74,100	$—	$74,100

As of December 31, 2016 deferred rent was:

Component	Current Liabilities	Long-Term Liabilities	Total
Deferred rent expense	$(15,600)	$(30,500)	$(46,100)
Deferred rent benefit	39,700	33,100	72,800
	$24,100	$2,600	$26,700

Deferred rent expense represents the remaining balance of the aggregate free rent we received from our landlord and escalations that are being recognized over the life of the lease as a component of rent expense. Deferred rent benefit relates to the unamortized portion of the leasehold improvements provided to us by our landlord (i.e., incentives) that we are recognizing on a straight-line basis as a reduction to rent expense over the term of the lease.

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8. Liability Attributable to Warrants

On January 7, 2014, we entered into a securities purchase agreement (the “SPA”) with a limited number of institutional investors, pursuant to which we issued and sold for cash an aggregate 753,333 shares of our common stock at a purchase price of $4.50 per share (the “2014 Transaction”). We also issued warrants to the investors for no additional consideration to purchase an aggregate 376,667 shares of our common stock at an exercise price of $6.00 per share from January 7, 2014 through January 7, 2019.

Under certain conditions of the SPA that were to expire no later than January 7, 2015, we could have been required to issue a variable number of additional warrants to the investors at a below-market value exercise price. Accordingly, we have concluded that the warrants issued to the investors are not indexed to our common stock; therefore, the fair value of these warrants had been recorded as a liability of $1,356,000 on January 7, 2014 on our Balance Sheet. Since these conditions did not occur as of January 7, 2015, we have reclassified the warrant from liability to equity.

Using a binomial pricing model, we calculated the fair value of the warrants issued to the investors on January 7, 2015 to be $407,300. We used the following assumptions in the binomial pricing model to derive the fair value: estimated volatility 113%; annualized forfeiture rate 0%; expected term 4.1 years; estimated exercise factor 3.5; risk free interest rate 1.20; and dividends 0.

We used the exercise price of the warrants, as well as the fair market value of our common stock, to determine the fair value of our warrants. The exercise price for warrants issued in conjunction with a 2011 transaction, including those issued to the placement agent, was either $3.00 or $3.90 per share, and was $3.90 per share for the warrants issued to ipCapital. The warrants issued to the placement agent included anti-dilution provisions for repricing of the warrants in the event that future issuances of stock by hopTo met certain conditions. The 2015 Transaction (Note 10) met those conditions and resulted in the placement agent warrants being repriced from $3.00 and $3.90 to $2.55 and $3.30, respectively. On September 1, 2016, the liability warrants for the 2011 transaction expired.

The following tables reconcile the number of warrants outstanding for the periods indicated:

	For the Year Ended December 31, 2017
	Beginning Outstanding	Issued	Exercised	Cancelled / Forfeited	Ending Outstanding
2014 Transaction	376,667	—	—	—	376,667
Exercise Agreement	300,000	—	—	—	300,000
Consultant Warrant	11,285	—	—	—	11,285
Offer to Exercise	10,167	—	—	—	10,167
	698,119	—	—	—	698,119

	For the Year Ended December 31, 2016
	Beginning Outstanding	Issued	Exercised	Cancelled / Forfeited	Ending Outstanding
2011 Transaction	686,833	—	—	(686,833)	—
2014 Transaction	376,667	—	—	—	376,667
ipCapital	26,667	—	—	(26,667)	—
Exercise Agreement	300,000	—	—	—	300,000
Consultant Warrant	11,285	—	—	—	11,285
Offer to Exercise	10,167	—	—	—	10,167
	1,411,619	—	—	(713,500)	698,119

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9. Stockholders’ Equity

Common Stock

The Company did not issue any stock or pay any dividends during the years ended December 31, 2017 and 2016. During 2016, we awarded 35,000 shares of restricted common stock to seven members of our board of advisors. The valuation of the restricted common stock awards was based on the closing fair market value of our common stock on the grant date. For the awards made to board of advisors, such fair market value was $1.65 per share. These shares were canceled in the three-month period ended September 2016 and we did not recognize additional stock compensation expense on the unvested awards upon cancellation.

Stock-Based Compensation Plans

Active Plans

2012 Equity Incentive Plan. In November 2012, the Company’s 2012 Equity Incentive Plan (the “12 Plan”) was approved by the stockholders. Pursuant to the terms of the 12 Plan, stock options, stock appreciation rights, restricted stock and restricted stock units (sometimes referred to individually or collectively as “awards”) may be granted to officers and other employees, non-employee directors and independent consultants and advisors who render services to the Company. The Company is authorized to issue options to purchase up to 643,797 shares of common stock, stock appreciation rights, or restricted stock in accordance with the terms of the 12 Plan.

In the case of a restricted stock award, the entire number of shares subject to such award would be issued at the time of the grant and subject to vesting provisions based on time or other conditions specified by the Board or an authorized committee of the Board. For awards based on time, should the grantee’s service to the Company end before full vesting occurred, all unvested shares would be forfeited and returned to the Company. In the case of awards granted with vesting provisions based on specific performance conditions, if those conditions were not met, then all shares would be forfeited and returned to the Company. Until forfeited, all shares issued under a restricted stock award would be considered outstanding for dividend, voting and other purposes.

Under the 12 Plan, the exercise price of non-qualified stock options granted is to be no less than 100% of the fair market value of the Company’s common stock on the date the option is granted. The exercise price of incentive stock options granted is to be no less than 100% of the fair market value of the Company’s common stock on the date the option is granted provided, however, that if the recipient of the incentive stock option owns greater than 10% of the voting power of all shares of the Company’s capital stock then the exercise price will be no less than 110% of the fair market value of the Company’s common stock on the date the option is granted. The purchase price of the restricted stock issued under the 12 Plan shall also not be less than 100% of the fair market value of the Company’s common stock on the date the restricted stock is granted.

All options granted under the 12 Plan are immediately exercisable by the optionee; however, there is a vesting period for the options. The options (and the shares of common stock issuable upon exercise of such options) vest, ratably, over a 33-month period; however, no options (and the underlying shares of common stock) vest until after three months from the date of the option grant. The exercise price is immediately due upon exercise of the option. The maximum term of options issued under the 12 Plan is ten years. Shares issued upon exercise of options are subject to the Company’s repurchase, which right lapses as the shares vest. The 12 Plan will terminate no later than November 7, 2022.

During the years ended December 31, 2017 and 2016, no options were granted under the 12 Plan. There were 35,000 shares of restricted common stock, with a weighted average grant date fair value of $1.65, granted, no options had been exercised and 404,926 shares of common stock remained available for issuance under the 12 Plan.

No options previously issued under the 12 Plan were exercised during the years ended December 31, 2017 and December 31, 2016.

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Inactive Plans

The following table summarizes options outstanding as of December 31, 2017 and 2016 that were granted from stock based compensation plans that are inactive. As of December 31, 2017 no options can be granted under these plans.

		Options Outstanding
	Year	Beginning of Year	Granted	Exercised	Cancelled	End of Year
2008 Stock Option Plan	2017	380,611	—	—	(186,666)	193,945
2005 Equity Incentive Plan	2017	7,666	—	—	(6,999)	667
Supplemental Stock Option Agreement	2017	333	—	—	(333)	—
		388,610	—	—	(193,998)	194,612

2008 Stock Option Plan	2016	395,545	—	(1,800)	(13,134)	380,611
2005 Equity Incentive Plan	2016	14,000	—	—	(6,334)	7,666
Supplemental Stock Option Agreement	2016	333	—	—	—	333
		409,878	—	(1,800)	(19,468)	388,610

Summary – All Plans

A summary of the status of all of the options outstanding under all of the Company’s stock option plans, and non-plan grants to consultants, as of December 31, 2017 and 2016, and changes during the years then ended, is presented in the following table:

	2017			2016
	Shares	Weighted Average Exercise Price		Shares	Weighted Average Exercise Price
Beginning	684,722		$2.64	705,990	$2.63
Granted	—		$—	—	$—
Exercised	—		$—	(1,800)	$0.81
Forfeited or expired	(369,555)	$		(19,468)	$2.74
Ending	315,167		$2.46	684,722	$2.64
Exercisable at year-end	315,167		$2.46	684,722	$2.64
Vested or expected to vest at year-end	315,167		$2.46	684,571	$2.64
Weighted average fair value of options granted during the period					$2.64

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As of December 31, 2017 and 2016, of the options exercisable, 315,167 and 684,571 were vested, respectively.

The following table summarizes information about stock options outstanding as of December 31, 2017:

	Options Outstanding
Range of Exercise Price	Number Outstanding/Exercisable	Weighted Average Remaining Contractual Life (Years)	Weighted Average Outstanding/Exercise Price
$0.75-$1.80	99,843	3.19	$1.38
$1.83-$2.40	23,334	6.85	$2.28
$2.49-$2.54	31,112	7.93	$2.54
$2.55-$3.00	74,001	5.07	$2.71
$3.01-$3.30	37,602	4.81	$3.08
$3.31-$3.45	33,749	4.81	$3.45
$3.46-$4.20	13,333	4.69	$4.20
$4.21-$6.88	2,193	3.85	$6.38
$0.75-$6.88	315,167	4.02	$2.46

As of December 31, 2017, there were outstanding options to purchase 315,167 shares of common stock with a weighted average exercise price of $2.46 per share, a weighted average remaining contractual term of 4 years and an aggregate intrinsic value of $0. All of the options outstanding as of December 31, are fully vested and 0 were estimated to be forfeited or to expire in future periods.

As of December 31, 2017, there was no unrecognized compensation cost, net of estimated forfeitures, related to unvested options.

During 2016, the Company awarded 35,000 shares of restricted common stock, which vest ratably, over a 12-month period; however, these shares were canceled in the three-month period ended September 30, 2016. The Company includes the common stock underlying the restricted stock award in shares outstanding once the common stock underlying the restricted stock award has vested and the restriction has been removed (“releases” or “released”).

During the year ended 2016, we accelerated and released all of the remaining employee unvested restricted award shares and there was no unreleased restricted stock awards as of December 31, 2017 and 2016.

As of December 31, 2017, there was $0 of total unrecognized compensation cost, net of estimated forfeitures, related to unreleased restricted stock awards.

10. Income Taxes

The components of the provision (benefit) for income taxes for the years ended December 31, 2017 and 2016 consisted of the following:

	2017	2016
Current
Federal	$—	$—
State	—	—
Foreign	3,300	2,800
	$3,300	$2,800
Deferred
Federal	$—	$—
State	—	—
Foreign	—	—
	—	—
Total	$3,300	$2,800

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The following table summarizes the differences between income tax expense and the amount computed applying the federal income tax rate of 34% for the years ended December 31, 2017 and 2016:

	2017	2016
Federal income tax (benefit) at statutory rate	$205,300	$(629,000)
State income tax (benefit) at statutory rate	800	(3,700)
Foreign tax rate differential	(600)	(300)
IRC 965 Subpart F Income	21,000	—
Compensation from exercise of non-qualified stock options and restricted stock awards	—	2,100
SBC – NQ cancellations	235,900	163,100
Change in valuation allowance	(439,700)	434,000
Warrant liability	—	(10,000)
Meals and entertainment (50%)	700	2,500
Tax rate changes	—	(800)
Other items	(20,100)	44,900
Provision (benefit) for income tax	$3,300	$2,800

Deferred income taxes and benefits result from temporary timing differences in the recognition of certain expense and income items for tax and financial reporting purposes. The following table sets forth those differences as of December 31, 2017 and 2016:

	2017	2016
Net operating loss carryforwards	$13,566,000	$21,808,000
Tax credit carryforwards	1,047,000	1,047,000
Compensation expense – non-qualified stock options	238,000	620,000
Deferred revenue and maintenance service contracts	691,000	1,181,000
Reserves and other	108,000	73,000
Total deferred tax assets	15,650,000	24,729,000
Deferred tax liability – depreciation, amortization and capitalized software	(7,000)	(7,000)
Net deferred tax asset	15,643,000	24,722,000
Valuation allowance	(15,643,000)	(24,722,000)
Net deferred tax asset	$—	$—

For financial reporting purposes, with the exception of the year ended December 31, 2017, the Company has incurred a loss in each year since inception. Based on the available objective evidence, management believes it is more likely than not that the net deferred tax assets will not be fully realizable. Accordingly, the Company has provided a full valuation allowance against its net deferred tax assets at December 31, 2017 and 2016. The net change in the valuation allowance was $9,079,000 and $(434,000) for the years ended December 31, 2017 and 2016, respectively.

At December 31, 2017, the Company had approximately $62.3 million of federal net operating loss carryforwards and approximately $6.9 million of California state net operating loss carryforwards available to reduce future taxable income. The federal loss carryforwards will begin to expire in 2018 and the California state loss carry forwards began to expire in 2015. During the year ended December 31, 2017, the Company utilized $193,376 federal and no California net operating losses. Under the Tax Reform Act of 1986, the amounts of benefits from net operating loss carryforwards may be impaired or limited if the Company incurs a cumulative ownership change of more than 50%, as defined, over a three-year period.

At December 31, 2017, the Company had approximately $1 million of federal research and development tax credits that will begin to expire in 2018.

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11. Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentration of credit risk, consist principally of cash and trade receivables. The Company places cash and, when applicable, cash equivalents, with high quality financial institutions and, by policy, limits the amount of credit exposure to any one financial institution. As of December 31, 2017, the Company had approximately $765,400 of cash with financial institutions in excess of FDIC insurance limits. As of December 31, 2016, the Company had approximately $330,400 of cash with financial institutions in excess of FDIC insurance limits.

For the years ended December 31, 2017 and December 31, 2016, the Company considered the following to be its most significant customers:

	2017		2016
Customer	% Sales	% Accounts Receivable	% Sales	% Accounts Receivable
Centric Systems	6.9%	12.6%	5.0%	11.5%
Elosoft	16.9%	56.2%	11.0%	18.8%
IDS	5.5%	0.0%	3.6%	0.0%
Uniface	6.5%	0.8%	6.1%	10.9%

Total	35.80%	69.60%	25.7%	41.2%

The Company performs credit evaluations of customers’ financial condition whenever necessary, and does not require cash collateral or other security to support customer receivables.

12. Commitments and Contingencies

Operating Leases.

The leases for both of the Company’s subleased former offices in Campbell, California contain free rent and predetermined fixed escalations in our minimum rent payments. Rent expense related to these leases is recognized on a straight-line basis over the terms of the leases. Any difference between the straight-line rent amounts and amounts payable under the leases is recorded as part of deferred rent in current or long-term liabilities, as appropriate. The monthly rent payments due to the Company for the sublease of the office at 1919 S. Bascom Avenue fully offset the rent payments due under the Company’s lease for that space. The monthly rent payments due to the Company for the sublease of the office at 51 East Campbell Avenue will offset approximately 62% of the monthly rent payments due to the landlord under the Company’s lease for that space. During the three-month period ended September 30, 2017, the Company recorded a loss of $62,900 representing the total of the shortfall of monthly rent payments over the life of this sublease. As of December 31, 2017, $13,800 remains on the balance sheet as a lease liability to be amortized over the remaining 12 months of the sublease.

Incentives that we received upon entering into the S. Bascom Avenue lease agreement are recognized on a straight-line basis as a reduction to rent over the term of the lease. We record the unamortized portion of these incentives as a part of deferred rent in current or long-term liabilities, as appropriate.

The following table sets forth the net minimum lease payments we will be required to make throughout the remainder of these leases:

Year ended December 31, 2017

	Lease Payments	Sublease Receipts	Total
2018	475,400	(461,600)	13,800

Rent expense aggregated approximately $67,600 and $141,700 for the years ended December 31, 2017 and 2016, respectively.

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Contingencies. Under its Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaws and certain agreements with officers and directors, the Company has agreed to indemnify its officers and directors for certain events or occurrences arising as a result of the officer’s or director’s serving in such capacity. Generally, the term of the indemnification period is for the officer’s or director’s lifetime. The maximum potential amount of future payments the Company could be required to make under these indemnification agreements is limited as the Company currently has a directors and officers liability insurance policy that limits its exposure and enables it to recover a portion of any future amounts paid. The Company believes the estimated fair value of these indemnification agreements is minimal and has no liabilities recorded for these agreements as of December 31, 2017.

The Company enters into indemnification provisions under (i) its agreements with other companies in its ordinary course of business, including contractors and customers and (ii) its agreements with investors. Under these provisions, the Company generally indemnifies and holds harmless the indemnified party for losses suffered or incurred by the indemnified party as a result of the Company’s activities or, in some cases, as a result of the indemnified party’s activities under the agreement. These indemnification provisions often include indemnifications relating to representations made by the Company with regard to intellectual property rights, and often survive termination of the underlying agreement. The maximum potential amount of future payments the Company could be required to make under these indemnification provisions is unlimited. The Company has not incurred material costs to defend lawsuits or settle claims related to these indemnification agreements. As a result, the Company believes the estimated fair value of these agreements is minimal. Accordingly, the Company has no liabilities recorded for these agreements as of December 31, 2017.

The Company’s software license agreements also generally include a performance guarantee that the Company’s software products will operate substantially as described in the applicable program documentation for a period of 90 days after delivery. The Company also generally warrants that services that the Company performs will be provided in a manner consistent with reasonably applicable industry standards. To date, the Company has not incurred any material costs associated with these warranties and has no liabilities recorded for these agreements as of December 31, 2017.

During the year ended December 31, 2017 and 2016, we reported non-cash expense of $284,000 and $571,100, respectively, related to potential liquidated damages resulting from delays in filing registration statements for shares and shares underlying warrants for certain private placements that the Company closed in prior periods. While we believe that the applicable agreements, in most cases, provide exceptions or defenses to liquidated damages that may result in the reduction or non-payment of such damages, we have chosen to accrue to the full extent potentially required by the registration rights agreements that contained liquidated damages provisions due to uncertainty of such matters. The potential liquidated damages is reported as other current liabilities on the consolidated balance sheet and as a component of general and administrative expense on the consolidated statements of operations.

During the three-month period ended September 30, 2016, our CEO and CFO voluntarily agreed with our board of directors to defer 50% of their salaries beginning September 1, 2016 until such time as the Company can reasonably pay such compensation, upon approval by the board of directors. In the fourth quarter of 2017, the Company paid out $63,000 to CEO and $32,800 to CFO. During the year ended December 31, 2017, total deferred salaries remaining for the CEO and CFO was $63,000 and $32,800, respectively. There is currently no definitive schedule for the remaining portion of the accrued payments although the Company remains obligated to pay these amounts and intends to do so in the near future, subject to liquidity requirements. The deferred salaries are recorded as a component of accounts payable and accrued expenses on the consolidated balance sheet.

Employment Agreement – Eldad Eilam

On August 21, 2013, our Board of Directors and Compensation Committee approved a new employment agreement for Eldad Eilam, our President and Chief Executive Officer. Under the employment agreement, Mr. Eilam received an annual base salary of $275,000 and was eligible for a performance-based bonus in the discretion of our Compensation Committee. The employment agreement included other elements related to restricted shares, stock options and insurance. Mr. Eilam resigned as our President and CEO on July 28, 2017 and this agreement is no longer in effect.

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During the three month period ended September 30, 2016, Mr. Eilam voluntarily agreed with our board of directors to defer 50% of his salary beginning September 1, 2016. On October 25, 2017, the board of directors of the Company determined that the financial status of the Company had improved and accordingly, determined that it was reasonable for the Company to pay 50% of this deferred salary and such payments were made to the CFO and CEO on October 30, 2017.

13. Employee 401(k) Plan

In December 1998, the Company adopted a 401(k) Plan (the “Plan”), to provide retirement benefits for employees. As allowed under Section 401(k) of the Internal Revenue Code, the Plan provides tax-deferred salary deductions for eligible employees. Employees may contribute up to 15% of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. In addition, the Company may make discretionary/matching contributions. During 2017 and 2016, the Company contributed a total of approximately $0 and $39,100, to the Plan, respectively.

14. Supplemental Disclosure of Cash Flow Information

The following table presents supplemental disclosure information for the statements of cash flows for the years ended December 31, 2017 and 2016:

	2017	2016
Cash Paid:
Income Taxes (1)	$3,500	$2,900
Interest	—	—

(1)	All such disbursements were for the payment of foreign income taxes.

During 2017 and 2016, we incurred $0 and $15,500, respectively, of impairment loss from writing down certain capitalized software development cost that were associated with our consumer products.

15. Related Party Transactions

ipCapital Group, Inc.

On October 11, 2011, we engaged ipCapital, an affiliate of John Cronin, who is one of our directors, to assist us in the execution of our strategic decision to significantly strengthen, grow and commercially exploit our intellectual property assets. Our engagement agreement with ipCapital, which has been amended three times, affords us the right to request ipCapital to perform a number of diverse services, employing its proprietary processes and methodologies, to facilitate our ability to identify and extract from our current intellectual property base new inventions, potential patent applications, and marketing and licensing opportunities.

For the years ended December 31, 2017 and 2016, there were no services performed, additional charges incurred or payments made to ipCapital under the agreement.

In addition to the fees we agreed to pay ipCapital for its services, we issued ipCapital a five-year warrant to purchase up to 26,667 shares of our common stock at an initial price of $3.90 per share. Half of the warrant (13,333 shares) has a time-based vesting condition, with such vesting to occur in three equal annual installments. The first, second, and third vesting installments occurred on October 11, 2012, 2013, and 2014. The remaining 13,333 shares became fully vested upon the completion to our satisfaction of all services that we requested from ipCapital under the engagement agreement, prior to the signing of the amendments. Such performance was deemed satisfactory during 2012. We believe that these fees, together with the issuance of the warrant, constitute no greater compensation than we would be required to pay an unaffiliated person for substantially similar services.

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The exercise price of the warrant issued to ipCapital could be reset to below-market value. Consequently, we have concluded that such warrant is not indexed to our common stock; thus, we will accrete the fair value of the warrant as a liability over the anticipated service period. Additionally, in accordance with the liability method of accounting, we will re-measure the fair value of the then-outstanding warrant at each future balance sheet date and recognize the change in fair value as general and administrative compensation expense. (See Note 8) We recognized $0 and $(2,300) as a component of general and administrative expense during the years ended December 31, 2017 and 2016, respectively, resulting from the change in fair value.

The warrants expired on October 11, 2016.

ipCapital Licensing Company I, LLC

In February 2013, we entered into an IP Brokerage agreement with ipCapital Licensing Company I, LLC (“ipCLC”) (the “IP Brokerage Agreement”). At the time that we entered into this agreement, John Cronin was a partner at ipCLC. He is no longer affiliated with ipCLC. Pursuant to the IP Brokerage Agreement, we engaged ipCLC, on a no-retainer basis, to identify and present us with candidates who may be seeking to acquire a certain limited group of our patents unrelated to our current business strategy. In June 2016, we determined that the IP Brokerage Agreement is no longer in effect since ipCLC no longer exists as an entity.

16. Segment Information

The Company’s operations have historically been conducted and reported in two segments, GO-Global and hopTo, each representing a specific product line and dedicated operating resources. During the fourth quarter of 2014, the Company developed its hopTo Work product and go to market strategy, and beginning in January of 2015, it reorganized to a functional organization structure with consolidated decision-making authority over engineering, product management, sales and marketing resources. Resources in these functional departments are now shared for the development, sales and support of both the GO-Global and hopTo products. The GO-Global and hopTo Work products also have similar target customers, distribution channels, and common reseller partners.

Beginning with the three-month period ended March 31, 2015, the Company will no longer report financial results in two segments. Software revenue and services revenue for the hopTo Work product will be included in the Windows software and Windows services revenue, respectively.

Revenue by country for the years ended December 31, 2017 and 2016 was as follows:

	Years Ended December 31,
Revenue by Country	2017	2016
United States	$1,239,300	$1,554,800
Brazil	758,000	606,600
Other Countries	1,892,200	1,839,900
Total	$3,889,500	$4,001,300

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Item 9.	CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

Item 9A.	CONTROLS AND PROCEDURES

We maintain disclosure controls and procedures that are designed to ensure that information required to be disclosed in the reports that we file under the Securities Exchange Act of 1934 (the “Exchange Act”) is recorded, processed, summarized and reported within the time periods specified in the Security and Exchange Commission’s rules and forms, and that such information is accumulated and communicated to our management, including our Chief Executive Officer and Chief Financial Officer (Principal Financial Officer), as appropriate, to allow for timely decisions regarding required disclosures. In designing and evaluating the disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can only provide reasonable assurance of achieving the desired control objectives, and management is required to apply its judgment in evaluating the cost-benefit relationship of possible controls and procedures.

Under the supervision and with the participation of our management, including our Chief Executive Officer and Chief Financial Officer, we evaluated the effectiveness of the design and operation of our disclosure controls and procedures (as defined in Rule 13a-15(e) under the Exchange Act) as of the end of the period covered by this report. Based upon that evaluation, our Chief Executive Officer and Chief Financial Officer concluded that our disclosure controls and procedures were effective as of December 31, 2017.

There has not been any change in our internal control over financial reporting (as defined in Rule 13a-15(f) under the Exchange Act) during the quarter ended December 31, 2017 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

Management’s Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting. Internal control over financial reporting is defined in Rules 13a-15(f) under the Exchange Act as a process designed by, or under the supervision of, our Chief Executive Officer and Chief Financial Officer and effected by our Board of Directors, management and other personnel to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with accounting principles generally accepted in the United States and includes those policies and procedures that:

●	pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of our assets; and

●	provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with accounting principles generally accepted in the United States, and our receipts and expenditures are being made only in accordance with authorizations of our management and directors; and

●	provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use or disposition of our assets that could have a material impact on the financial statements.

Because of inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risks that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. Our evaluation of internal control over financial reporting includes using the criteria in Internal Control-Integrated Framework (1992), an integrated framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, for the evaluation of internal control to identify the risks and control objectives related to the evaluation of our control environment.

Based on our evaluation under the framework described above, our management has concluded that our internal control over financial reporting was effective as of December 31, 2017.

This Annual Report does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting. Our management’s report was not subject to attestation by our independent registered public accounting firm pursuant to rules of the Securities and Exchange Commission that permit us to provide only management’s report in this Annual Report.

Item 9B.	Other Information

Not applicable.

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PART III

ITEM 10.	DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following table sets forth certain information regarding those individuals currently serving as our directors and executive officers as of March 31, 2018:

Name	Age	Position
Jean-Louis Casabonne	60	Interim Chief Executive Officer, Chief Financial Officer, Secretary
Michael A. Brochu (2,3)	63	Director
John Cronin (1,2,3)	63	Director
Eldad Eilam (3)	40	Director

(1)	Chairman of Board and Chairman of our Audit Committee
(2)	Member of our Compensation Committee
(3)	Member of our Audit Committee

Directors

Michael A. Brochu has served as a director since April 2012. From November 1997 until its acquisition in November 2004 by Art Technology Group, Inc., Mr. Brochu served as president, chief executive officer and chairman of the board of directors of Primus Knowledge Solutions, Inc. Mr. Brochu was a member of the board of directors of Art Technology Group, Inc. from November 2004 until its acquisition by Oracle Corporation in January 2011. Beginning in December 2003, Mr. Brochu served as a director of Loudeye Corp., and from February 2005 until October 2006, as its president and chief executive officer. In October 2006, Loudeye Corp. was acquired by Nokia Corp. Mr. Brochu left Nokia Corp. in December 2006. From June 2007 until its acquisition in September 2011 by WPP PLC, Mr. Brochu served as president, chief executive officer and a director of Global Market Insite, Inc. Our Board has determined that Mr. Brochu is qualified to serve on our Board because of his more than 20 years’ of senior-level experience as a veteran operational executive in a variety of technology companies. Mr. Brochu is currently a member of the board of directors for Centro Digital Media, Vines of Mendoza and Zotec Partners (each privately held). He is also a member of the Operating Committee of BelHealth Investment Partners, a private equity firm specializing in healthcare, and is on the advisory board of Seattle-based venture capital firm Voyager Capital. Mr. Brochu holds a BBA in Finance/Accounting from the University of Texas at El Paso.

John Cronin has served as a director since August 2011. Mr. Cronin is the founder, managing director and chairman of ipCapital Group, Inc., an intellectual property consulting firm, with which we have formed an alliance to deploy a range of strategic invention and intellectual tactics aimed at accelerating the growth and commercialization of our IP portfolio. We also have relationships with certain related parties to ipCapital Group, Inc. and Mr. Cronin as described below under “Related-Party Transactions”. Prior to founding ipCapital Group, Inc. in 1998, Mr. Cronin was an inventor at IBM for 17 years where he patented 100 inventions, published over 150 technical papers and received IBM’s “Most Distinguished Inventor Award.” Our Board has determined that Mr. Cronin is qualified to serve on our Board because of his over 30 years’ experience developing and consulting with the development of high-tech intellectual property and his extensive knowledge and understanding of the high-tech industry. Mr. Cronin serves on the board of directors of Imageware, which is a publicly-held company. He holds a BS in Electrical Engineering, an MS in Electrical Engineering and a BA in Psychology from the University of Vermont.

Eldad Eilam has been a member of our Board since March 2012 and previously served as our Chief Executive Officer from August 2012 through July 2017 and as our President from January 2012 through July 2017. Mr. Eilam currently is Senior Software Engineering Manager for Apple Inc. Previously, Mr. Eilam served as our Acting Chief Executive Officer between March 2012 and April 2012, as our Interim Chief Executive Officer between April 2012 and August 2012, as our Chief Operating Officer from January 2012 to August 2012, and as our Chief Technology Officer from July 2011 to January 2012. In 2004, Mr. Eilam founded Elgix, Limited, a consulting firm to the high-tech industry, and served as its initial president until his appointment as our Chief Technology Officer. From July 2006 to March 2009, Mr. Eilam was president of GraphOn Research Labs, Limited, our Israeli subsidiary. From April 2009 to July 2011, in his role as President of Elgix, Limited, Mr. Eilam served as a consultant to the high-tech industry, including as a consultant to us since June 2010. Mr. Eilam is a technology expert in the Windows operating system, mobile user interfaces and advanced software technology development, and is the author of the book Reversing: Secrets of Reverse Engineering. Our Board has determined that Mr. Eilam is qualified to serve on our Board because of his experience advising high-tech companies at similar stages of development as our Company, and his technological expertise in the Windows operating system and mobile user interfaces.

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Executive Officers

Jean-Louis Casabonne has served as our Chief Financial Officer since May 2014, as our Secretary since May 2014 and as our Interim Chief Executive Officer since August 2017. Since July of 2017 he has served on a part-time basis. Mr. Casabonne is currently the Chief Financial Officer of Kobie Marketing, Inc., a privately held technology company since July 2017. Previously from 2002 to 2011, Mr. Casabonne has served as the Chief Financial Officer of Quova, Inc., a venture backed company which he guided to profitability prior to its successful sale to Neustar, Inc. (NYSE:NSR). Following the sale of Quova to Neustar, Mr. Casabonne continued with Neustar from 2011 to 2014 as a strategic evangelist and director of business development managing strategic relationships with key partners. From 1996 to 2002, Mr. Casabonne was a founder and controller for Inxight Software, a spin-out from Xerox Corporation. He became CFO and VP of Operations for Inxight in 1999, managing finance, administration, legal affairs, information technology and customer support. From 1992 to 1996, Mr. Casabonne served in a number of senior financial positions for Xerox Corporation’s XSoft Division. Mr. Casabonne received his MBA and BS from Santa Clara University.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our officers and directors, as well as those persons who own more than 10% of our common stock, to file reports of ownership and changes in ownership with the SEC. These persons are required by SEC rule to furnish us with copies of all Section 16(a) forms they file.

Based solely on a review of copies of reports filed with the SEC and submitted to us and on written representations by certain of our directors and executive officers, we believe that all of our directors and executive officers complied on a timely basis during the fiscal year ended December 31, 2017 with the reporting requirements of Section 16(a) of the Exchange Act.

Code of Ethics

We have a code of ethics that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. Our code of ethics is made available at our website at: http://hopto.com/investors/corp-governance (click “Corporate Governance” and then click “Code of Conduct”).

Stockholder Nominations and Bylaw Procedures

Our bylaws establish procedures pursuant to which a stockholder may nominate a person for election to our Board. Our bylaws are available at our website at: http://hopto.com/investors/corp-governance (click “Code of Conduct”).

To nominate a person for election to our Board, a stockholder must set forth all information relating to the nominee that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act. Such notice must also contain information specified in the bylaws as to the director nominee, information about the stockholder making the nomination and the beneficial owner, if any, on behalf of whom the nomination is made, including name and address, class and number of shares owned, and representations regarding the intention to make such a nomination and to solicit proxies in support of it. We may require any proposed nominee to furnish information concerning his or her eligibility to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence of the nominee.

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Audit Committee

The current members of our Audit Committee are John Cronin (Chairman), Michael Brochu and Eldad Eilam. Our Audit Committee held four meetings during 2017. Our Board determined that each of our Audit Committee members is “independent” for audit committee purposes under the Nasdaq and SEC definitions, except that Mr. Eilam would not be considered independent under the Nasdaq independence rules due to the fact that he served as our CEO within the last 3 years. Nasdaq’s rules require 3 independent directors on the Audit Committee; therefore, due to Mr. Eilam’s status as a prior officer, the Audit Committee of the Company would not meet the Nasdaq rules. The Board has determined that none of the Audit Committee members can be classified as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K. The Board believes that attracting and retaining board members that could be classified as an “audit committee financial expert” is unlikely due to the high cost of such director candidates.

ITEM 11.	EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation we paid to our executive officers for the fiscal years ended December 31, 2017 and 2016:

Name and Principal Position	Year	Salary $		Bonus $	Stock Awards $	Option Awards $	All Other Compensation $		Total $
Eldad Eilam, (1)	2017	179,366	(5)	—	—	—	916	(3)	180,282
CEO, President	2016	275,000	(5)	—	—	—	3,470	(3)	278,470
Jean-Louis Casabonne (2)	2017	163,662	(5)	—	—	—	903	(4)	164,565
Interim CEO, CFO, Secretary	2016	225,000	(5)	—	—	—	2,903	(4)	227,903

(1)	Mr. Eilam served as our President since January 2012 and as our Acting Chief Executive Officer between March 2012 and April 2012 when he was appointed Interim Chief Executive Officer. Mr. Eilam became Chief Executive Officer on August 15, 2012. Mr. Eilam served as our Chief Operating Officer from January 2012 to April 2012 and as our Chief Technology Officer from July 2011 to January 2012. Mr. Eilam resigned as our President and CEO in July 2017. He continues to serve as a member of our board of directors.

(2)	Mr. Casabonne was hired and appointed Chief Financial Officer on May 3, 2014. Since August 2017 he has served as our interim Chief Executive Officer.

(3)	Represents group life insurance premiums ($1,470 in 2016 and $916 in 2017), and our contribution to the 401(k) plan ($2,000 in 2016 and $0 in 2017).

(4)	Represents group life insurance premiums ($903 in each of 2016 and 2017), and our contribution to the 401(k) plan ($2,000 in 2016 and $0 in 2017).

(5)	During the three month period ended September 30, 2016, Messrs. Eilam and Casabonne voluntarily agreed with our board of directors to defer 50% of their salary beginning September 1, 2016 until such time as the Company can reasonably pay such compensation upon approval by the board of directors. The 2016 salary for Mr. Eilam and Mr. Casabonne includes deferred salary of $46,011 and $37,644, respectively. The 2017 salary for Mr. Eilam and Mr. Casabonne includes deferred salary of $80,208 and $28,125, respectively. (See Note 12 to the consolidated financial statements).

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Mr. Casabonne has been employed since May, 2014 and continues to be employed on an at-will, part time, basis. Mr. Casabonne will receive an annual base salary of $225,000 and is eligible for an annual performance-based bonus up to 30% of his annual base salary that is based on goals and achievements mutually set by Mr. Casabonne and management. In 2014, Mr. Casabonne was awarded equity compensation equivalent to 66,667 shares of hopTo Inc. common stock.

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at December 31, 2017
	Option Awards
Name	Number of Underlying Securities (1)		Number of Underlying Securities unvested	Number of Underlying Securities unearned	Option Exercise Price $	Option Expiration Date
Jean-Louis Casabonne	57,911	(2)	15,108	15,108	1.800	8/04/2025
Interim CEO, CFO, Secretary	—		—	—	—	—

(1)	All options are immediately exercisable upon grant and vest in 33 equal monthly installments beginning in the fourth month after their respective date of grant. We have the right to repurchase exercised unvested options at the exercise price of the respective option upon the optionee’s cessation of service to our Company.

(2)	On August 5, 2015, Mr. Casabonne was granted stock options to purchase 57,911 shares of common stock which vests monthly. This option grant was offered as an exchange for forfeiting 44,445 of unreleased restricted stock award that was originally awarded in May 2014.

Compensation of Directors

During the fiscal year ended December 31, 2017 our non-employee directors were eligible to be compensated at the rate of $1,000 for attendance at each meeting of our Board, $500 if their attendance was via telephone, $500 for attendance at each meeting of a Board committee, and a $1,500 quarterly retainer. As of December 31, 2017, $64,000 of the board fees earned were accrued and not yet paid (see Note 5 to our Notes to Consolidated Financial Statements).

Name	Year	Fees Earned or Paid in Cash	Option Awards	All Other Compensation	Total
Michael A. Brochu	2017	$10,000	$—	$—	$10,000
John Cronin	2017	$10,000	$—	$—	$10,000
Eldad Eilam	2017	$6,000	$—	$—	$6,000

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2017, the Compensation Committee was comprised of Michael A. Brochu and John Cronin, each of whom is a non-employee director. See Item 13 for a summary of transactions with entities controlled by Mr. Cronin.

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ITEM 12.	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth the beneficial ownership of our common stock as of March 31, 2018, by (i) each of our directors and nominees; (ii) each person known by us to beneficially own 5% or more of our common stock (based upon review of the most recent Schedule 13D and 13G filings as of March 31, 2018); (iii) each executive officer named in the summary compensation table; and (iv) all directors and executive officers as a group. Unless otherwise indicated, the address for each of the following stockholders is c/o hopTo Inc., 6 Loudon Road, Suite 200, Concord, NH 03301.

Name and Address	Number of Shares of Common Stock Beneficially Owned (1)(2)	Percent of Class (%)
Eldad Eilam	231,194	2.4
Michael A. Brochu (3)	144,791	1.5
John Cronin (3)	82,864	*
Jean-Louis Casabonne (3)	82,525	*

All current executive officers and directors as a group (4 persons)(3)	541,374	5.5
JMI Holdings, LLC (2011 Family Series) (4)	952,604	9.6
David R. Wilmerding, III (5) 2 Hamill Road, Suite 272 Baltimore, MD 21117	938,071	9.4
Jon C. Baker (6) 101 St. Johns Road Baltimore, MD 21210	860,866	8.7
Austin Marxe, David Greenhouse and Adam C. Stettner (7) 527 Madison Avenue, Suite 2600 New York, NY 10022	850,847	8.6
Novelty Capital Partners LP (8) 520 Newport Center Drive, 12th Floor Newport Beach, CA 92660	975,711	9.9

*	Less than 1%.

(1)	As used in this table, beneficial ownership means the sole or shared power to vote, or direct the voting of, a security, or the sole or shared power to invest or dispose, or direct the investment or disposition, of a security. Except as otherwise indicated, based on information provided by the named individuals, all persons named herein have sole voting power and investment power with respect to their respective shares of our common stock, except to the extent that authority is shared by spouses under applicable law, and record and beneficial ownership with respect to their respective shares of our common stock. With respect to each stockholder, any shares issuable upon exercise of options and warrants held by such stockholder that are currently exercisable or will become exercisable within 60 days of March 31, 2018 are deemed outstanding for computing the percentage of the person holding such options, but are not deemed outstanding for computing the percentage of any other person.
(2)	Percentage ownership of our common stock is based on 9,804,400 shares of common stock outstanding as of March 31, 2018.
(3)	Includes the following shares of common stock issuable upon exercise of outstanding stock options: 57,911 stock options held by Mr. Casabonne; and 62,200 stock options held by each of Messrs. Brochu and Cronin.
(4)	Based solely on information known to us, Charles E. Noell, III, John J. Moores and Bryant W. Burke share voting and dispositive power over these shares by virtue of being members of El Camino Advisors, LLC, the manager of JMI Holdings, LLC (2011 Family Series). JMI Holdings, LLC (2011 Family Series) owns 841,493 shares of our common stock and warrants to purchase 111,111 shares of our common stock.
(5)	Based on information contained in a Schedule 13G/A filed by David Wilmerding on February 1, 2017, and information known to us, Mr. Wilmerding has sole voting and dispositive power with respect to 844,736 shares of our common stock and warrants to purchase 99,999 shares of our common stock.
(6)	Based on information contained in a Schedule 13G/A filed by Jon C. Baker on January 30, 2017, and information known to us, Mr. Baker has sole voting and dispositive power with respect to 777,533 shares of our common stock and warrants to purchase 83,333 shares of our common stock.

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(7)	Based solely on information contained in a joint Schedule 13G/A filed by Austin Marxe, David Greenhouse and Adam Stettner on February 13, 2018. Such stockholders share voting and dispositive power over these shares by virtue of being the controlling principals of AWM Investment Company, Inc. (“AWM”), and the members of SST Advisers, L.L.C. (“SST”). AWM acts as investment advisor to each of Special Situations Technology Fund, L.P. (“Tech Fund”) and Special Situations Technology Fund II, L.P. (“Tech Fund II”); SST is the general partner of each of Tech Fund and Tech Fund II. Tech Fund owns 130,426 shares of our common stock and holds warrants to purchase 12,667 shares of our common stock. Tech Fund II owns 628,754 shares of our common stock and holds warrants to purchase 79,000 shares of our common stock.
(8)	Based on information contained in Schedule 13D filed on March 23,2018, by Novelty Capital, LLC, Jonathon R.Skeels as the sole general partner of Novelty Capital has sole voting and dispositive power with respect to 975,711 shares of our common stock.

ITEM 13.	CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Related-Party Transactions

John Cronin

ipCapital Group, Inc.

On October 11, 2011, we engaged ipCapital Group, Inc. (“ipCapital”), an affiliate of John Cronin, who is one of our directors, to assist us in the execution of our strategic decision to significantly strengthen, grow and commercially exploit our intellectual property assets. Our engagement agreement with ipCapital, which has been amended three times, affords us the right to request ipCapital to perform a number of diverse services, employing its proprietary processes and methodologies, to facilitate our ability to identify and extract from our current intellectual property base new inventions, potential patent applications, and marketing and licensing opportunities.

For the years ended December 31, 2017 and 2016, there were no services performed, additional charges incurred or payments made to ipCapital under the agreement.

In addition to the fees we agreed to pay ipCapital for its services, we issued ipCapital a five-year warrant to purchase up to 26,667 shares of our common stock at an initial price of $3.90 per share. Half of the warrant (13,333 shares) has a time-based vesting condition, with such vesting to occur in three equal annual installments. The first, second, and third vesting installments occurred on October 11, 2012, 2013, and 2014. The remaining 13,333 shares became fully vested upon the completion to our satisfaction of all services that we requested from ipCapital under the engagement agreement, prior to the signing of the amendments. Such performance was deemed satisfactory during 2012. We believe that these fees, together with the issuance of the warrant, constitute no greater compensation than we would be required to pay an unaffiliated person for substantially similar services.

The exercise price of the warrant issued to ipCapital could be reset to below-market value. Consequently, we have concluded that such warrant is not indexed to our common stock; thus, we will accrete the fair value of the warrant as a liability over the anticipated service period. Additionally, in accordance with the liability method of accounting, we will re-measure the fair value of the then-outstanding warrant at each future balance sheet date and recognize the change in fair value as general and administrative compensation expense. (See Note 8) We recognized $(2,300) and $(18,100) as a component of general and administrative expense during the years ended December 31, 2016 and 2015, respectively, resulting from the change in fair value.

The warrants expired on October 11, 2016.

ipCapital Licensing Company I, LLC

In February 2013, we entered into an IP Brokerage agreement with ipCapital Licensing Company I, LLC (“ipCLC”) (the “IP Brokerage Agreement”). At the time that we entered into this agreement, John Cronin was a partner at ipCLC. He is no longer affiliated with ipCLC. Pursuant to the IP Brokerage Agreement, we engaged ipCLC, on a no-retainer basis, to identify and present us with candidates who may be seeking to acquire a certain limited group of our patents unrelated to our current business strategy. In June 2016, we determined that the IP Brokerage Agreement is no longer in effect since ipCLC no longer exists as an entity.

59

Director Independence

Our Board of Directors has determined that each of our non-employee directors (John Cronin and Michael A. Brochu), who collectively constitute a majority of our Board, meets the general independence criteria set forth in the NASDAQ Marketplace rules. As noted above, Mr. Eilam would not be independent under NASDAQ rules due to his status as a prior officer. Our Board has made a subjective determination as to each of the foregoing individuals that no relationships exist (including the relationship with ipCapital, that is described above under “Related-Party Transactions”) that, in the opinion of our Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

ITEM 14.	PRINCIPAL ACCOUNTING FEES AND SERVICES

Fees for professional services provided by Macias Gini & O’Connell LLP for the fiscal years ended December 31, 2017 and 2016 were as follows:

Category	2017	2016
Audit fees	$131,600	$147,500
Audit – related fees	8,000	—
Tax fees	10,000	11,800
All Other fees	—	—
Totals	$149,600	$159,300

Audit fees include fees associated with our annual audit, the reviews of our quarterly reports on Form 10-Q, and assistance with and review of documents filed with the Securities and Exchange Commission. Audit-related fees include consultations regarding revenue recognition and new accounting pronouncements as they related to the financial reporting of certain transactions. Tax fees included tax compliance and tax consultations.

The audit committee has adopted a policy that requires advance approval of all audit, audit-related, tax services and other services performed by our independent registered public accounting firm. The policy provides for pre-approval by the audit committee of specifically defined audit and non-audit services. Unless the specific service has been previously pre-approved with respect to that fiscal year, the audit committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it.

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PART IV

Item 15.	Exhibits, Financial Statement Schedules

(a) Financial Statements

Our financial statements as set forth in the Index to Consolidated Financial Statements under Part II, Item 8 of this Annual Report on Form 10-K are hereby incorporated by reference.

(b) Exhibits

The following exhibits, which are numbered in accordance with Item 601 of Regulation S-K, are filed as part of this Annual Report on Form 10-K or, as noted, incorporated by reference herein:

Exhibit Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Registrant, as amended (1)
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of GraphOn Corporation (19)
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of hopTo Inc. (28)
3.4	Certificate of Designation of Series A Junior Participating Preferred Stock of hopTo Inc. (31)
3.5	Second Amended and Restated Bylaws of Registrant (2)
4.1	Form of certificate evidencing shares of common stock of Registrant (3)
4.2	Form of Warrant issued on September 1, 2011 (4)
4.3	Warrant to Purchase Common Stock, dated October 11, 2011 (5)
4.4	Exercise Agreement, dated June 17, 2013 (including Allonge to 2011 warrants) (20)
4.5	Form of New Warrant issued on June 17, 2013 (20)
4.6	Registration Rights Agreement, dated June 17, 2013 (20)
4.7	Form of Warrant issued on January 7, 2014 (21)
4.8	Registration Rights Agreement, dated January 7, 2014 (21)
4.9	Rights Agreement, dated as of February 16, 2018, by and between hopTo Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (31)
10.1*	Restricted Stock Agreement (1 of 2) with Eldad Eilam dated August 15, 2012 (15)
10.2*	Restricted Stock Agreement (2 of 2) with Eldad Eilam dated August 15, 2012 (15)
10.3*	Restricted Stock Agreement with Christoph Berlin dated August 15, 2012 (15)
10.4*	Restricted Stock Agreement with Robert Dixon dated August 15, 2012 (15)
10.5	Separation Agreement, dated April 12, 2012, between Registrant and Robert Dilworth (14)
10.6	Release, dated April 12, 2012, between Registrant and Robert Dilworth (14)
10.7	1998 Stock Option/Stock Issuance Plan of Registrant (7)
10.8	Supplemental Stock Option Agreement, dated as of June 23, 2000 (7)
10.9	2005 Equity Incentive Plan (8)
10.10	2008 Equity Incentive Plan, as Amended (9)
10.11*	Employment Agreement, dated August 21, 2013, by and between Registrant and Eldad Eilam (16)
10.12*	Director Severance Plan (11)
10.13*	Key Employee Severance Plan (11)
10.14	Securities Purchase Agreement, dated September 1, 2011 (4)
10.15	Form of Registration Rights Agreement, dated September 1, 2011 (4)
10.16(a)*	Engagement Agreement, dated October 11, 2011, by and between Registrant and ipCapital Group, Inc. (5)
10.16(b)*	First Addendum to the Engagement Agreement by and between Registrant and ipCapital Group, Inc., dated as of November 7, 2011 (12)
10.16(c)*	Second Addendum to the Engagement Agreement by and between Registrant and ipCapital Group, Inc., dated as of November 14, 2011 (12)
10.16(d)*	Third Addendum to the Engagement Agreement by and between Registrant and ipCapital Group, Inc., dated as of January 20, 2012 (13)
10.17	First Amendment to Office Lease between Registrant and CA-Pruneyard Limited Partnership, dated as of October 7, 2013 (27)

61

10.18	Consulting Agreement, dated February 1, 2012, by and between Registrant and Steven Ledger/Tamalpais Partners LLC (22)
10.19	Amendment to Consulting Agreement, by and between Registrant and Steven Ledger/Tamalpais Partners, LLC, dated August 1, 2013 (16)
10.20	Intellectual Property Brokerage Agreement by and between Registrant and ipCapital Licensing Company I, LLC, dated as of February 4, 2013 (17)
10.21*	Consulting Agreement, dated March 29, 2013, by and between Registrant and Gordon Watson (23)
10.22*	Consulting Agreement, dated November 18, 2013, by and between Registrant and ipCreate, Inc. (24)
10.23	Securities Purchase Agreement, dated January 7, 2014 (21)
10.24*	Consulting Agreement, dated March 17, 2014, by and between Registrant and Steven Ledger (25)
10.25	Separation Agreement, dated March 12, 2014, by and between Registrant and Christoph Berlin (25)
10.26	Employment Letter dated April 30, 2014 and executed May 5, 2014 between Registrant and Jean-Louis Casabonne (26)
10.27	Sublease dated August 11, 2015, by and between Registrant and CDNetworks (32)
10.28	Securities Purchase Agreement, dated as of July 24, 2015 (29)
10.29	Registration Rights Agreement, dated as of July 28, 2015 (29)
10.30	Lease Agreement effective October 1, 2015 between the Registrant and Heritage Village Offices (30)
10.31	Patent Purchase Agreement dated October 10, 2017
14.1	Code of Ethics (6)
21.1	Subsidiaries of Registrant
23.1	Consent of Macias Gini & O’Connell LLP
31	Certification pursuant to Rule 13a-14(a) and Rule 15d-14(a) of the Securities Exchange Act, as amended.
32	Certification pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002. (furnished, not filed)
101	The following financial information from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, formatted in eXtensible Business Reporting Language (XBRL): (i) Consolidated Balance Sheets as of December 31, 2017 and 2016, (ii) Consolidated Statements of Operations for the years ended December 31, 2017 and 2016, (iii) Consolidated Statements of Shareholders’ Equity (Deficit) for the years ended December 31, 2017 and 2016, (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2017 and 2016, (v) Notes to Consolidated Financial Statements (18)

*Management or compensatory plan or arrangement

	(1)	Filed on April 2, 2007 as an exhibit to Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and incorporated herein by reference. (File number 000-21683)
	(2)	Filed on March 31, 2010 as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, and incorporated herein by reference. (File number 000-21683)
	(3)	Filed on September 19, 1996 as an exhibit to the Registrant’s Registration Statement on Form S-1 and incorporated herein by reference. (File No. 333-11165)
,	(4)	Filed on September 8, 2011 as an exhibit to Registrant’s Current Report on Form 8-K and incorporated herein by reference. (File number 000-21683)
	(5)	Filed on October 13, 2011 as an exhibit to Registrant’s Current Report on Form 8-K and incorporated herein by reference. (File number 000-21683)
	(6)	Filed on March 30, 2004 as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference. (File number 000-21683)
	(7)	Filed on June 23, 2000 as an exhibit to the Registrant’s Registration Statement on Form S-8, and incorporated herein by reference. (File number 333-40174)
	(8)	Filed on November 25, 2005 as an exhibit to the Registrant’s definitive Proxy Statement for the Registrant’s 2005 Annual Meeting, and incorporated herein by reference. (File number 000-21683)

62

(9)	Filed on September 29, 2011 as an exhibit to the Registrant’s Registration Statement on Form S-8 and incorporated herein by reference. (File No. 333-177069)
(10)	Reserved.
(11)	Filed on November 14, 2011 as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, and incorporated herein by reference. (File number 000-21683)
(12)	Filed on November 23, 2011 as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, and incorporated herein by reference. (File number 333-177073)
(13)	Filed on February 14, 2012 as an exhibit to the Registrant’s Current Report on Form 8-K and incorporated herein by reference. (File number 000-21683)
(14)	Filed on May 21, 2012 as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, and incorporated herein by reference. (File number 000-21683)
(15)	Filed on November 14, 2012 as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly reporting period ended September 30, 2012, and incorporated herein by reference. (File number 000-21683)
(16)	Filed on August 27, 2013 as an exhibit to the Registrant’s Current Report on Form 8-K, dated August 21, 2013, and incorporated herein by reference. (File number 000-21683)
(17)	Filed on February 19, 2013 as an exhibit to the Registrant’s Current Report on Form 8-K, and incorporated herein by reference. (File number 000-21683)
(18)	Submitted electronically with the original Form 10-K.
(19)	Filed on September 10, 2013 as an exhibit to the Registrant’s Current Report on Form 8-K, dated September 9, 2013, and incorporated herein by reference. (File number 000-21683)
(20)	Filed on June 24, 2013 as an exhibit to the Registrant’s Current Report on Form 8-K, dated June 17, 2013, and incorporated herein by reference. (File number 000-21683)
(21)	Filed on January 13, 2014 as an exhibit to the Registrant’s Current Report on Form 8-K, dated January 7, 2014, and incorporated herein by reference. (File number 000-21683)
(22)	Filed on April 16, 2012 as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, and incorporated herein by reference. (File number 000-21683)
(23)	Filed on April 3, 2013 as an exhibit to the Registrant’s Current Report on Form 8-K, dated March 29, 2013, and incorporated herein by reference. (File number 000-21683)
(24)	Filed on December 12, 2013 as an exhibit to the Registrant’s Current Report on Form 8-K, dated December 11, 2013, and incorporated herein by reference. (File number 000-21683)
(25)	Filed on March 18, 2014 as an exhibit to the Registrant’s Current Report on Form 8-K, dated March 12, 2014, and incorporated herein by reference. (File number 000-21683)
(26)	Filed on May 12, 2014 as an exhibit to the Registrant’s Current Report on Form 8-K, dated March 9, 2014, and incorporated herein by reference. (File number 000-21683)
(27)	Filed on March 31, 2014 as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, and incorporated herein by reference. (File number 000-21683)
(28)	Filed on February 1, 2016 as an exhibit to the Registrant’s Current Report on Form 8-K, dated January 27, 2016, and incorporated herein by reference. (File number 000-21683)
(29)	Filed on July 30, 2015 as an exhibit to the Registrant’s Current Report on Form 8-K, dated July 24, 2015, and incorporated herein by reference. (File number 000-21683)
(30) (31)

Filed on September 10, 2015 as an exhibit to the Registrant’s Registration Statement on Form S-1 and incorporated herein by reference. (File No. 333-206861)

Filed on February 16, 2018 as an exhibit to the Registrant’s Current Report on Form 8-K, dated February 16, 2018 and incorporated herein by reference. (File number 000-21683)

(32)	Filed on March 30, 2016 as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated herein by reference. (File number 000-21683)

(c) Financial Statement Schedule

Not applicable for smaller reporting companies.

ITEM 16.	FORM 10-K SUMMARY.

None.

63

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

hopTo Inc.

April 17, 2018	By:	/s/ Jean-Louis Casabonne
Jean-Louis Casabonne
Interim Chief Executive Officer, Chief Financial Officer

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Jean-Louis Casabonne	Interim Chief Executive Officer, Chief Financial Officer	April 17, 2018
Jean-Louis Casabonne	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Michael A. Brochu	Director	April 17, 2018
Michael A. Brochu

/s/ John Cronin	Director	April 17, 2018
John Cronin

/s/ Eldad Eilam	Director	April 17, 2018
Eldad Eilam

64

HOPTO INC.

PROSPECTUS

4,182,312 shares of
Common Stock

                       , 2018

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth various expenses that will be incurred in connection with this offering as it relates to this Registration Statement:

SEC Filing Fee	$2,530	+
State Securities Filing Fees	n/a	*
Legal Fees and Expenses	5,000	*
Accounting Fees and Expenses	3,000	*
Printing Expenses	n/a	*
Miscellaneous Expenses	n/a	*
Total	$10,530	*

*	Estimated
+	Previously paid with original filing of each registration statement.

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee of or agent of such corporation. The statute provides that it is not exclusive of other rights to which those seeking indemnification may be entitled under any by-law, agreement, or vote of stockholders or disinterested directors or otherwise. Our certificate of incorporation and bylaws provide for the indemnification of our directors and officers to the fullest extent authorized by, and subject to the conditions set forth in the Delaware law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation for certain limitations on a director being personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. The Company’s certificate of incorporation provides for such elimination of liability to provide that the Company’s directors shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

●	for any breach of the director’s duty of loyalty to the Company or its stockholders;

●	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

●	under section 174 of the Delaware law, relating to unlawful payment of dividends or unlawful stock purchases or redemption of stock; and

●	for any transaction from which the director derives an improper personal benefit.

As a result of this provision, the Company and its stockholders may be unable to obtain monetary damages from a director for breach of his or her duty of care. The Company maintains directors and officers liability insurance.

II - 1

Item 15. Recent Sales of Unregistered Securities

On July 28, 2015, we sold an aggregate of 1,924,266 shares of common stock to certain accredited investors at a purchase price of $1.21 per share. In addition, on that date, we sold an additional 181,653 shares of common stock at the same price to our former CEO and current director, Eldad Eilam, and CFO, Jean-Louis Casabonne, current directors Michael Brochu, and John Cronin, and former directors Sam Auriemma and Jeremy Verba. The shares of common stock sold in the 2015 Private Placement were offered and sold without registration under the Securities Act pursuant to Section 4(a)(2) thereof and in reliance on Rule 506 of Regulation D promulgated thereunder.

During the year ended December 31, 2015, we made restricted stock awards for an aggregate 15,000 shares of common stock. The valuation of the restricted stock awards was based on the closing fair market value of our common stock on the grant date. For the awards made to employees, such fair market value ranged from $1.95 to $2.40 per share. During the year ended December 31, 2014, restricted stock awards for an aggregate 291,467 shares of common stock, at a weighted average award date fair market value of $2.40 per share, were awarded. The grant of such restricted stock awards was not registered under the Securities Act because the restricted stock awards were offered and sold in a transaction not involving a public offering, exempt from registration under the Securities Act pursuant to section 4(2).

Item 16. Exhibits and Financial Statement Schedules

(a)	Exhibits. The exhibits are incorporated by reference from the Exhibit Index attached hereto.

(b)	Financial Statements. The financial statements set forth in the Index to Consolidated Financial Statements under Part II, Item 8 of our Form 10-K which is attached as Appendix A to and forms a part of the prospectus, are hereby incorporated by reference.

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

II - 2

(4) That each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede of modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II - 3

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Concord, State of New Hampshire, on the 8 th day of May , 2018.

HOPTO INC.

By:	/s/ Jean Louis-Casabonne
Jean Louis-Casabonne
Chief Financial Officer and Interim Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Jean Louis-Casabonne	Interim Chief Executive Officer, Chief Financial Officer, and Director	May 8 , 2018
Jean-Louis Casabonne	(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

/s/ Eldad Eilam	Director	May 8 , 2018
Eldad Eilam

/s/ Michael A. Brochu	Director	May 8 , 2018
Mike Brochu

/s/ John Cronin	Director	May 8 , 2018
John Cronin

EXHIBIT INDEX

Exhibit Number	Exhibit Description

3.1	Amended and Restated Certificate of Incorporation of Registrant, as amended (1)
3.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation of GraphOn Corporation (19)
3.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation of hopTo Inc. (28)
3.4	Certificate of Designation of Series A Junior Participating Preferred Stock of hopTo Inc. (31)
3.5	Second Amended and Restated Bylaws of Registrant (2)
4.1	Form of certificate evidencing shares of common stock of Registrant (3)
4.2	Form of Warrant issued on September 1, 2011 (4)
4.3	Warrant to Purchase Common Stock, dated October 11, 2011 (5)
4.4	Exercise Agreement, dated June 17, 2013 (including Allonge to 2011 warrants) (20)
4.5	Form of New Warrant issued on June 17, 2013 (20)
4.6	Registration Rights Agreement, dated June 17, 2013 (20)
4.7	Form of Warrant issued on January 7, 2014 (21)
4.8	Registration Rights Agreement, dated January 7, 2014 (21)
4.9	Rights Agreement, dated as of February 16, 2018, by and between hopTo Inc. and American Stock Transfer & Trust Company, LLC, as rights agent (31)
10.1*	Restricted Stock Agreement (1 of 2) with Eldad Eilam dated August 15, 2012 (15)
10.2*	Restricted Stock Agreement (2 of 2) with Eldad Eilam dated August 15, 2012 (15)
10.3*	Restricted Stock Agreement with Christoph Berlin dated August 15, 2012 (15)
10.4*	Restricted Stock Agreement with Robert Dixon dated August 15, 2012 (15)
10.5	Separation Agreement, dated April 12, 2012, between Registrant and Robert Dilworth (14)
10.6	Release, dated April 12, 2012, between Registrant and Robert Dilworth (14)
10.7	1998 Stock Option/Stock Issuance Plan of Registrant (7)
10.8	Supplemental Stock Option Agreement, dated as of June 23, 2000 (7)
10.9	2005 Equity Incentive Plan (8)
10.10	2008 Equity Incentive Plan, as Amended (9)
10.11*	Employment Agreement, dated August 21, 2013, by and between Registrant and Eldad Eilam (16)
10.12*	Director Severance Plan (11)
10.13*	Key Employee Severance Plan (11)
10.14	Securities Purchase Agreement, dated September 1, 2011 (4)
10.15	Form of Registration Rights Agreement, dated September 1, 2011 (4)
10.16(a)*	Engagement Agreement, dated October 11, 2011, by and between Registrant and ipCapital Group, Inc. (5)
10.16(b)*	First Addendum to the Engagement Agreement by and between Registrant and ipCapital Group, Inc., dated as of November 7, 2011 (12)
10.16(c)*	Second Addendum to the Engagement Agreement by and between Registrant and ipCapital Group, Inc., dated as of November 14, 2011 (12)
10.16(d)*	Third Addendum to the Engagement Agreement by and between Registrant and ipCapital Group, Inc., dated as of January 20, 2012 (13)
10.17	First Amendment to Office Lease between Registrant and CA-Pruneyard Limited Partnership, dated as of October 7, 2013 (27)

10.18	Consulting Agreement, dated February 1, 2012, by and between Registrant and Steven Ledger/Tamalpais Partners LLC (22)
10.19	Amendment to Consulting Agreement, by and between Registrant and Steven Ledger/Tamalpais Partners, LLC, dated August 1, 2013 (16)
10.20	Intellectual Property Brokerage Agreement by and between Registrant and ipCapital Licensing Company I, LLC, dated as of February 4, 2013 (17)
10.21*	Consulting Agreement, dated March 29, 2013, by and between Registrant and Gordon Watson (23)
10.22*	Consulting Agreement, dated November 18, 2013, by and between Registrant and ipCreate, Inc. (24)
10.23	Securities Purchase Agreement, dated January 7, 2014 (21)
10.24*	Consulting Agreement, dated March 17, 2014, by and between Registrant and Steven Ledger (25)

10.25	Separation Agreement, dated March 12, 2014, by and between Registrant and Christoph Berlin (25)
10.26	Employment Letter dated April 30, 2014 and executed May 5, 2014 between Registrant and Jean-Louis Casabonne (26)
10.27	Sublease dated August 11, 2015, by and between Registrant and CDNetworks (32)
10.28	Securities Purchase Agreement, dated as of July 24, 2015 (29)
10.29	Registration Rights Agreement, dated as of July 28, 2015 (29)
10.30	Lease Agreement effective October 1, 2015 between the Registrant and Heritage Village Offices (30)
10.31	Patent Purchase Agreement dated October 10, 2017 (33)
14.1	Code of Ethics (6)
21.1	Subsidiaries of Registrant (33)
23.1	Consent of Macias Gini & O’Connell LLP
101	The following financial information from Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017, formatted in eXtensible Business Reporting Language (XBRL): (i) Consolidated Balance Sheets as of December 31, 2017 and 2016, (ii) Consolidated Statements of Operations for the years ended December 31, 2017 and 2016, (iii) Consolidated Statements of Shareholders’ Equity (Deficit) for the years ended December 31, 2017 and 2016, (iv) Consolidated Statements of Cash Flows for the years ended December 31, 2017 and 2016, (v) Notes to Consolidated Financial Statements (18)

*Management or compensatory plan or arrangement

	(1)	Filed on April 2, 2007 as an exhibit to Registrant’s Annual Report on Form 10-KSB for the year ended December 31, 2006, and incorporated herein by reference. (File number 000-21683)
	(2)	Filed on March 31, 2010 as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2009, and incorporated herein by reference. (File number 000-21683)
	(3)	Filed on September 19, 1996 as an exhibit to the Registrant’s Registration Statement on Form S-1 and incorporated herein by reference. (File No. 333-11165)
,	(4)	Filed on September 8, 2011 as an exhibit to Registrant’s Current Report on Form 8-K and incorporated herein by reference. (File number 000-21683)
	(5)	Filed on October 13, 2011 as an exhibit to Registrant’s Current Report on Form 8-K and incorporated herein by reference. (File number 000-21683)
	(6)	Filed on March 30, 2004 as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2003, and incorporated herein by reference. (File number 000-21683)
	(7)	Filed on June 23, 2000 as an exhibit to the Registrant’s Registration Statement on Form S-8, and incorporated herein by reference. (File number 333-40174)
	(8)	Filed on November 25, 2005 as an exhibit to the Registrant’s definitive Proxy Statement for the Registrant’s 2005 Annual Meeting, and incorporated herein by reference. (File number 000-21683)
	(9)	Filed on September 29, 2011 as an exhibit to the Registrant’s Registration Statement on Form S-8 and incorporated herein by reference. (File No. 333-177069)
	(10)	Reserved.
	(11)	Filed on November 14, 2011 as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2011, and incorporated herein by reference. (File number 000-21683)
	(12)	Filed on November 23, 2011 as an exhibit to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1, and incorporated herein by reference. (File number 333-177073)
	(13)	Filed on February 14, 2012 as an exhibit to the Registrant’s Current Report on Form 8-K and incorporated herein by reference. (File number 000-21683)
	(14)	Filed on May 21, 2012 as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2012, and incorporated herein by reference. (File number 000-21683)
	(15)	Filed on November 14, 2012 as an exhibit to the Registrant’s Quarterly Report on Form 10-Q for the quarterly reporting period ended September 30, 2012, and incorporated herein by reference. (File number 000-21683)

(16)	Filed on August 27, 2013 as an exhibit to the Registrant’s Current Report on Form 8-K, dated August 21, 2013, and incorporated herein by reference. (File number 000-21683)
(17)	Filed on February 19, 2013 as an exhibit to the Registrant’s Current Report on Form 8-K, and incorporated herein by reference. (File number 000-21683)
(18)	Submitted electronically with the original Form 10-K.
(19)	Filed on September 10, 2013 as an exhibit to the Registrant’s Current Report on Form 8-K, dated September 9, 2013, and incorporated herein by reference. (File number 000-21683)
(20)	Filed on June 24, 2013 as an exhibit to the Registrant’s Current Report on Form 8-K, dated June 17, 2013, and incorporated herein by reference. (File number 000-21683)
(21)	Filed on January 13, 2014 as an exhibit to the Registrant’s Current Report on Form 8-K, dated January 7, 2014, and incorporated herein by reference. (File number 000-21683)
(22)	Filed on April 16, 2012 as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2011, and incorporated herein by reference. (File number 000-21683)
(23)	Filed on April 3, 2013 as an exhibit to the Registrant’s Current Report on Form 8-K, dated March 29, 2013, and incorporated herein by reference. (File number 000-21683)
(24)	Filed on December 12, 2013 as an exhibit to the Registrant’s Current Report on Form 8-K, dated December 11, 2013, and incorporated herein by reference. (File number 000-21683)
(25)	Filed on March 18, 2014 as an exhibit to the Registrant’s Current Report on Form 8-K, dated March 12, 2014, and incorporated herein by reference. (File number 000-21683)
(26)	Filed on May 12, 2014 as an exhibit to the Registrant’s Current Report on Form 8-K, dated March 9, 2014, and incorporated herein by reference. (File number 000-21683)
(27)	Filed on March 31, 2014 as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2013, and incorporated herein by reference. (File number 000-21683)
(28)	Filed on February 1, 2016 as an exhibit to the Registrant’s Current Report on Form 8-K, dated January 27, 2016, and incorporated herein by reference. (File number 000-21683)
(29)	Filed on July 30, 2015 as an exhibit to the Registrant’s Current Report on Form 8-K, dated July 24, 2015, and incorporated herein by reference. (File number 000-21683)
(30) (31)

Filed on September 10, 2015 as an exhibit to the Registrant’s Registration Statement on Form S-1 and incorporated herein by reference. (File No. 333-206861)

Filed on February 16, 2018 as an exhibit to the Registrant’s Current Report on Form 8-K, dated February 16, 2018 and incorporated herein by reference. (File number 000-21683)

(32)	Filed on March 30, 2016 as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2015 and incorporated herein by reference. (File number 000-21683)
(33)	Filed on April 17, 2018 as an exhibit to the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2017 and incorporated herein by reference. (File number 000-21683)